As filed with the U.S. Securities and Exchange Commission on May 19, 2025.

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Founder Group Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	4911	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No.17, Jalan Astana 1D, Bandar Bukit Raja, 41050 Klang,
Selangor Darul Ehsan, Malaysia

+603-3358 5638
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, Florida 33401

561-514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by the selling securityholder until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	MAY 19, 2025

Resale of up to 11,750,000 Ordinary Shares by the Selling Securityholder

Founder Group Limited

This prospectus relates to resale from time to time by AVONDALE CAPITAL, LLC, a Utah limited liability company (the “Selling Securityholder”) of up to 11,750,000 ordinary shares, no par value per share (“Ordinary Shares”) of Founder Group Limited, a BVI business company limited by shares incorporated and registered under the laws of the British Virgin Islands (“we,” “us,” “our,” or the “Company”) consisting of 1,750,000 Ordinary Shares issued as a commitment fee (the “Commitment Shares”), 1,650,000 of which constitute the pre-delivery shares (the “Pre-Delivery Shares”), and 10,000,000 Ordinary Shares potentially issuable to the Selling Securityholder in satisfaction of pre-paid purchase balances outstanding from time to time (the “Purchase Shares”) under the Securities Purchase Agreement dated as of April 22, 2025, by and between us and the Selling Securityholder (the “Purchase Agreement”) subject to such limitation as may be required pursuant to a beneficial ownership limitation equal to 9.99% of the Ordinary Shares outstanding from time to time.

Under the Purchase Agreement, the Company may issue and sell one or more pre-paid purchases (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $10 million. Upon the terms and subject to the conditions of each Pre-Paid Purchase, the Selling Securityholder, at its sole discretion, has the right, but not the obligation, to purchase Ordinary Shares from the Company, and the Company will issue to the Selling Securityholder, Ordinary Shares in satisfaction of all or a portion of the outstanding balance of such Pre-Paid Purchase, but not exceeding the outstanding balance of such Pre-Paid Purchase (the “Purchase Shares”). Any delivery of the 10,000,000 Purchase Shares registered for resale pursuant to the registration statement of which this prospectus is a part will reduce the outstanding balance of any Pre-Paid Purchase at a rate that will depend upon the timing of a delivery request by the Selling Securityholder and will fluctuate based on the trading price of our Ordinary Shares. The number of Ordinary Shares that may actually be acquired by the Selling Securityholder pursuant to the Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitations specified above. With respect to the Purchase Shares, the Selling Securityholder is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We are not selling any of our Ordinary Shares under this prospectus, and we will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Securityholder. We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares. The Selling Securityholder will bear all commissions and discounts, if any, attributable to their respective sales of the Ordinary Shares. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Securityholder. However, we may receive up to $10,000,000.00 in aggregate gross proceeds from the Selling Securityholder under the Purchase. See “Plan of Description” and “Selling Securityholder” for additional information regarding the Selling Securityholder.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FGL”. On May 14, 2025, the closing sale price of our Ordinary Shares as reported by Nasdaq was $1.28 per share.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings, please read the disclosure titled “Implications of Our Being an “Emerging Growth Company” beginning on page 13 of this prospectus for more information. We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such, we are exempt from certain provisions applicable to United States domestic public companies, and we intend to rely on such exemptions, please read the disclosure titled “Foreign Private Issuer Status” beginning on page 14 of this prospectus for more information.

Prior to the completion of this offering, Reservoir Link Energy Bhd., our largest shareholder, holds 39.40% of our issued and outstanding Ordinary Shares; our Chief Executive Officer, Director, and Chairman of the Board of Directors, Lee Seng Chi, holds 24.89% of our issued and outstanding Ordinary Shares. As of the date of this prospectus, Reservoir Link Energy Bhd. is controlled by its board of directors, which comprises six directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil, Siti Zurina Binti Sabarudin, Datuk Tai Hee, Ahmad Rizal Bin Abdul Rahman and Elain Binti Lockman. In addition, as of May 19, 2025, 12.43% equity interests of Reservoir Link Energy Bhd. are held by Reservoir Link Holdings Sdn Bhd. Reservoir Link Holdings Sdn Bhd. is controlled by its board of directors, which comprises three directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil and Mad Haimi Bin Abu Hassan. Except for Thien Chiet Chai, who is a non-executive director at our Company and a director of four of our subsidiaries (Founder Assets Sdn Bhd, Founder Solar Solution Sdn Bhd, Founder Energy (Singapore) Pte Ltd and Founder Energy Sdn Bhd), and Dato’ Wan Hassan Bin Mohd Jamil, who is a director of three of our subsidiaries (Founder Assets Sdn Bhd, Founder Solar Solution Sdn Bhd and Founder Energy Sdn Bhd), none of the individuals mentioned above are related parties to the Company. Following the consummation of this offering, Reservoir Link Energy Bhd. will beneficially own approximately 26.01% of the aggregate voting power of our issued and outstanding Ordinary Shares. As such, we will not be deemed a “controlled company” under Nasdaq Listing Rule 5615(c). However, even though we will not be deemed a controlled company, share ownership will remain concentrated in the hands of Reservoir Link Energy Bhd. and Lee Seng Chi, who will continue to be able to exercise a direct or indirect controlling influence on us. See “Risk Factors — Risks Related to this Offering by the Selling Securityholder and Transactions under the Purchase Agreement and Risks Relating to the Ownership of Our Securities — After the completion of this offering, share ownership will remain concentrated in the hands of our largest shareholder and management, who will continue to be able to exercise a direct or indirect controlling influence on us.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated _______, 2025

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This prospectus describes the general manner in which the Selling Securityholder may offer, from time to time, up to 11,750,000 Ordinary Shares held by the Selling Securityholder as described in the cover page of this prospectus.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the Selling Securityholder have authorized anyone to provide you with information that is different, and neither we nor the Selling Securityholder take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us.

This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Ordinary Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the British Virgin Islands.

The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of our Ordinary Shares. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in our Ordinary Shares, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

If necessary, the specific manner in which the Ordinary Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus or any prospectus supplement, the statement in that document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the COVID-19 pandemic;

●	trends and competition in the solar energy industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“BVI” are to the British Virgin Islands;

●	“BVI Act” are to the BVI Business Companies Act, 2020 (Revised Edition);

●	“C&I” are to Commercial and Industrial;

●	“EPCC” are to engineering, procurement, construction and commissioning;

●	“Founder Assets” are to Founder Assets Sdn. Bhd., a private company limited by shares incorporated and registered under the laws of Malaysia, which is a wholly owned subsidiary of Founder Energy (Malaysia) (defined below) with registration number 202201035065 (1480762-M);

●	“Founder Assets (Thailand)” are to Founder Assets (Thailand) Company Limited, a private company limited by shares incorporated and registered under the laws of Thailand, which is a 99.99%-owned subsidiary of Founder Group (defined below) with registration number 0105568010250;

●	“Founder Energy (Malaysia)” are to Founder Energy Sdn. Bhd., a private company limited by shares incorporated and registered under the laws of Malaysia, which is a wholly owned subsidiary of Founder Group (defined below) with registration number 202101013707 (1414006-X);

●	“Founder Energy (Singapore)” are to Founder Energy (Singapore) Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore, which is a wholly owned subsidiary of Founder Energy (Malaysia);

●	“Founder Group” are to Founder Group Limited, a BVI business company limited by shares incorporated and registered under the laws of the British Virgin Islands with company number 2124362;

●	“Founder Solar Solution” are to Founder Solar Solution Sdn. Bhd., a private company limited by shares incorporated and registered under the laws of Malaysia, which is a wholly owned subsidiary of Founder Energy (Malaysia) with registration number 202501005545 (1606959-T);

●	“Insolvency Act” are to the BVI Insolvency Act, 2020 (Revised Edition);

●	“M&A” are to the Memorandum and Articles of Association of Founder Group (as amended and/or amended and restated (as applicable) from time to time);

●	“MYR” or “RM” are to the Malaysian ringgit, the legal currency of Malaysia;

●	“MWac” are to megawatt of alternating current, a unit of electrical power measurement that represents the capacity of a power generation facility to produce electricity at a given moment;

●	“Nasdaq” are to the Nasdaq Stock Market LLC;

●	“Ordinary Shares” are to ordinary shares of Founder Group, no par value;

●	“Purchase Agreement” refers to the Securities Purchase Agreement, dated as of April 22, 2025, between the Company and the Selling Securityholder;

●	“PV” are to photovoltaic;

●	“Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of April 22, 2025, between the Company and the Selling Securityholder;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Selling Securityholder” refers to AVONDALE CAPITAL, LLC, a Utah limited liability company;

●	“U.S. dollars”, “$”, “USD” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to Founder Group and its subsidiaries on a consolidated basis.

Founder Group is a BVI business company limited by shares incorporated and registered under the BVI Act. Our business is mainly conducted by our subsidiary, Founder Energy (Malaysia), located in Malaysia and using the Malaysian Ringgit (MYR). Our reporting currency is MYR. This prospectus contains translations of MYR into U.S. dollars solely for the convenience of the reader. Our business is conducted by our subsidiary, Founder Energy (Malaysia) in Malaysia using MYR as functional currency and we maintain our books and records in MYR. Capital accounts of our financial statements are translated into U.S. dollars from MYR at their historical exchange rates when the capital transactions occurred using the noon middle rate published in Exchange Rate of Bank Negara Malaysia.

Translations of amounts in the audited consolidated statements of profit or loss and other comprehensive income (loss), and audited consolidated statement of cash flows as of and for the fiscal year ended December 31, 2024 from MYR into USD were calculated at the evening middle rate of USD 1 = RM 4.47550, as of December 31, 2024, as published by the Central Bank of Malaysia on its Exchange Rates’ website https://www.bnm.gov.my/exchange-rates. No representation is made that the RM amounts could have been, or could be, converted, realized or settled into USD at such rate or at any other rate.

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NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP measures, we also use Adjusted EBITDA and Adjusted EBITDA Margin as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in various places in this prospectus. These financial measures are presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with U.S. GAAP, and should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Adjusted EBITDA and Adjusted EBITDA Margin may differ from similarly titled measures presented by other companies.

MARKET AND INDUSTRY DATA

This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

TRADEMARKS AND COPYRIGHTS

As of the date of this prospectus, we do not have any registered trademarks, patents or copyrights. We have one domain name in Malaysia: founderenergy.com.my, which was registered on May 21, 2021. The information on, or that can be accessed through, the above website is not part of this prospectus. This prospectus may also contain trademarks, service marks, and trade names of other companies that are the property of their respective owners. The use or display of trademarks, service marks, trade names or services of third parties in this prospectus does not imply, and should not be construed to imply, any affiliation, endorsement or sponsorship by the Company. For the convenience of readers only, some copyrights, trade names, and trademarks mentioned in this prospectus may appear without their ©, ® and ™ symbols.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Our Mission

Our mission is to provide customers innovative solar installation services, promote eco-friendly resources and achieve carbon-neutrality.

Overview

We are a dedicated solar solutions provider in Malaysia, offering end-to-end services for commercial and industrial sectors, as well as large-scale solar power projects, encompassing project design, engineering, and comprehensive project management. Our primary focus is on two key segments: large-scale solar projects and commercial and industrial (C&I) solar projects.

Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project. As an EPCC provider, we assume most of the responsibility for the entire project lifecycle, from design and engineering to material procurement, construction, installation, integration, and commissioning. After the acceptance of our projects by our clients, we provide performance warranty during the defect liability period, which is typically 24 months. See “Business—Our Services—Project Flow—Post-completion—Warranties and defect liabilities.” Our goal is to ensure seamless project execution, adhering to the highest industry standards and delivering optimal performance and reliability. For the fiscal years ended December 31, 2024, 2023, and 2022, our revenue generated from large-scale solar projects was RM68,864,991 (approximately US$15,387,105), RM131,988,574 and RM51,761,466, respectively, accounting for approximately 76%, 89%, and 82% of our total revenue for the respective years.

C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor. As the main contractor, we engage in comprehensive services encompassing project design, engineering, equipment procurement, construction, and commissioning. The C&I projects also come with a 24 month defect liability period and we provide performance warranty during this period. We ensure that our C&I projects are customized to meet the unique energy needs of each customer, providing them with efficient and sustainable solar solutions. For the fiscal years ended December 31, 2024, 2023, and 2022, our revenue generated from C&I projects was RM21,479,597 (approximately US$4,799,374), RM16,065,399, and RM11,748,000, respectively, accounting for approximately 24%, 11%, and 18% of our total revenue for the respective years.

Additionally, we offer operation and maintenance (“O&M”) services to our clients to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity and historically have derived little revenue from these services.

In the fiscal years ended December 31, 2024, 2023, and 2022, our revenue reached RM90,344,588 (approximately US$20,186,479), RM148,053,973, and RM63,509,466, respectively, resulting in a negative growth rate of 39% from fiscal year 2023 to fiscal year 2024, and a growth rate of 133% from fiscal year 2022 to fiscal year 2023. In the same fiscal years, our net loss was RM5,150,005 (approximately US$1,150,711), net income of RM7,147,068, and RM3,943,506, respectively, resulting in a negative growth rate of 172% from fiscal year 2023 to fiscal year 2024, and a growth rate of 81% from fiscal year 2022 to fiscal year 2023.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

●	excellent track records and reputation;

●	a dedicated design and engineering team; and

●	an experienced management team.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

●	expand our workforce;

●	expand our investment in renewable energy assets, such as solar PV systems;

●	expand our business from Malaysia to other countries in the Southeast Asia region; and

●	offer EPCC services to other types of renewable energy, such as hydropower and biogas.

Recent Developments

Closing of IPO

On October 24, 2024, the Company closed its initial public offering (“IPO”) of 1,218,750 Ordinary Shares. The Company completed the IPO pursuant to its registration statement on Form F-1 (File No. 333-281167), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 1, 2024, as amended, and declared effective by the SEC on September 30, 2024. The Ordinary Shares were priced at $4.00 per share, and the offering was conducted on a firm commitment basis. The Ordinary Shares were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “FGL” on October 23, 2024. US Tiger Securities, Inc. (“US Tiger”) acted as sole underwriter for the IPO.

Establishment of New Subsidiaries

On January 14, 2025, we established a new subsidiary, Founder Assets (Thailand) Company Limited, in Thailand, which is 99% owned by the Company and 1% owned by Lee Seng Chi and See Sian Seong equally. Founder Assets (Thailand) Company Limited primarily engages in investment in renewable energy assets at Thailand. On February 10, 2025, our wholly owned subsidiary, Founder Energy (Malaysia), established a new wholly owned subsidiary Founder Solar Solution Sdn Bhd. in Malaysia. Founder Solar Solution Sdn Bhd. primarily engages in providing EPCC services for residential solar projects.

Entry and Termination of Securities Purchase Agreement with Streeterville Capital, LLC

On March 13, 2025, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC, a Utah limited liability company (the “Purchaser,” and collectively with the Company, the “Parties”). Pursuant to the SPA, the Purchaser agreed to purchase from the Company, and the Company agreed to issue and sell to the Purchaser, securities in the form of one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) with an aggregate purchase amount of up to $10,000,000, for the purchase of ordinary shares, no par value of the Company (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase. On March 14, 2025, the Company issued 1,850,000 Ordinary Shares to the Purchaser as a commitment fee for the Pre-Paid Purchase facility.

On April 8, 2025, the Company and the Purchaser entered into a letter agreement (the “Letter Agreement”), pursuant to which the SPA was terminated. According to the Letter Agreement, on April 11, 2025, the Purchaser received $1,250,000 (the “Rescission Purchase Price”) from the Company, and on April 21, 2025, the Company’s transfer agent returned the 1,850,000 Ordinary Shares previously issued to the Purchaser back to the Company. As such, the Transaction Documents (as defined in the SPA) and all of the transactions contemplated thereby have been rescinded ab initio, and shall be of no further force or effect, as a result of which the Transaction Documents shall be deemed not to have occurred (the “Rescission”). The Rescission has placed each of the Parties in the same respective position that each was in prior to the execution of the Transaction Documents.

Entry into Securities Purchase Agreement with the Selling Securityholder

Securities Purchase Agreement

On April 22, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AVONDALE CAPITAL, LLC, a Utah limited liability company (the “Selling Securityholder”), pursuant to which the Selling Securityholder agreed to purchase from the Company one or more pre-paid purchases (each a “Pre-Paid Purchase” and together the “Pre-Paid Purchases”) in the aggregate purchase amount of up to $10,000,000.00 (the “Commitment Amount”) for the purchase of the Company’s Ordinary Shares (the “Purchase Shares”). At the closing of the Purchase Agreement (the “Closing”), the Company agreed to issue 1,750,000 Ordinary Shares to the Selling Securityholder as a commitment fee (the “Commitment Shares”) 1,650,000 of which constitute the pre-delivery shares (the “Pre-Delivery Shares”).

At the Closing, the Selling Securityholder agreed to pay the Company $1,250,000.00 as the initial purchase price (the “Initial Purchase Price”), which is calculated from an original amount of $1,357,500.00 for the first Pre-Paid Purchase (the “Initial Pre-Paid Purchase”), minus an $87,500.00 original issue discount and minus $20,000.00 that covers the Selling Securityholder’s legal, accounting, and other related costs under the Purchase Agreement. Each Pre-Paid Purchase after the Initial Pre-Paid Purchase will have a seven percent (7%) original issue discount and the Initial Pre-Paid Purchase and each Pre-Paid Purchase after the Initial Pre-Paid Purchase will accrue interest at the rate of eight percent (8%) per annum.

Pursuant to the Purchase Agreement, during the 24 month period from the Closing of the Purchase Agreement until either the Company has sold $10,000,000.00 in Pre-Paid Purchases or the Purchase Agreement has been terminated (the “Commitment Period”), the Company will have the right, but not the obligation, to direct the Selling Securityholder, by its delivery to the Selling Securityholder of a written request in the form attached to the Purchase Agreement (the “Purchase Request”), from time to time, to make a Pre-Paid Purchase (i) in a minimum amount not less than $250,000.00 and (ii) in a maximum amount of $2,000,000 less the aggregate outstanding balance of all outstanding Pre-Paid Purchases at such time, rounded down to the nearest $1,000.00. The closing of each Pre-Paid Purchase will take place on or before the third (3rd) trading day following such Purchase Request, at which time the Selling Securityholder will pay the Company the amount set forth in the Purchase Request for the Pre-Paid Purchase. There is no maturity date for the outstanding balance under each Pre-Paid Purchase including the Initial Pre-Paid Purchase.

Pursuant to the Purchase Agreement, the Company is not under any obligation to request any Pre-Paid Purchase from the Selling Securityholder other than the Initial Pre-Paid Purchase. Pursuant to the Purchase Agreement, the Company and the Selling Securityholder will execute a Pre-Paid Purchase Agreement in the form attached to the Purchase Agreement (the “Pre-Paid Purchase Agreement”) for each Pre-Paid Purchase.

Pursuant to the Purchase Agreement, the Selling Securityholder may not directly or indirectly, sell, transfer, offer, exchange, assign, pledge, encumber, hypothecate or otherwise dispose of, or enter into any contract, option or other agreement to dispose of (a “Transfer”), any Pre-Delivery Shares. Notwithstanding the foregoing, during the period beginning on any day in which the Selling Securityholder delivers a Purchase Notice under a Pre-Paid Purchase to the Company and ending on the date of delivery of the Purchase Shares by Company covered by such Purchase Notice (the “Interim Period”), the Selling Securityholder may Transfer a number of Pre-Delivery Shares up to the number of Purchase Shares covered by the applicable Purchase Notice. To the extent any such Transfer is made by the Selling Securityholder during the Interim Period, an equal number of Purchase Shares will be deemed to be Pre-Delivery Shares upon delivery by the Company to the Selling Securityholder and will be subject to the restrictions on Transfer applicable to the Pre-Delivery Shares, such that the total number of Pre-Delivery Shares will always be equal to the initial number of Pre-Delivery Shares under the Purchase Agreement. Notwithstanding the foregoing, the Selling Securityholder may sell up to $10,000.00 of Pre-Delivery Shares per trading day without needing to submit a Purchase Notice on such trading day, so long as the total number of Purchase Shares issuable under the outstanding Pre-Paid Purchases at such time is more than the initial number of Pre-Delivery Shares under the Purchase Agreement (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions).

At such time as the outstanding balance under each Pre-Paid Purchase is zero and either (i) the Commitment Period has ended or (ii) the Purchase Agreement has been terminated, the Company may repurchase the Pre-Delivery Shares upon a written request, and within thirty (30) trading days, the Selling Securityholder will deliver to Company a number of Ordinary Shares equal to the number of Pre-Delivery Shares, and the Company will pay the Selling Securityholder $0.0001 for each such Pre-Delivery Share.

The Company is a foreign private issuer, and has elected to be governed by home country rules, such that Nasdaq Listing Rule 5635(d) will not apply to the Company. However, if at any time, the Company ceases to qualify as a foreign private issuer, the Company will be subject to Nasdaq Listing Rule 5635(d) which requires a company to obtain shareholder approval for any issuance of more than 20% of its common stock or voting power at a price below the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d). If this occurs, the Company will have to obtain shareholder approval (the “Required Shareholder Approval”) for the issuance of Purchase Shares under the Purchase Agreement that exceed the limits set under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”). Until the Required Shareholder Approval is obtained, the Company would not be able to request additional Pre-Paid Purchases that may cause the total amount of Ordinary Shares issuable to exceed the Exchange Cap.

So long as no “Event of Default” (as defined below under the Pre-Paid Purchase Agreement) has occurred under the Initial Pre-Paid Purchase, and the Company files the Initial Registration Statement, as defined below, upon request from Company, the Selling Securityholder will fund $500,000.00 to Company within three (3) trading days of the filing of the Initial Registration Statement. So long as no Event of Default has occurred under the Initial Pre-Paid Purchase, and the Initial Registration Statement has been declared effective by the SEC within ninety (90) calendar days of the date of entry into the Purchase Agreement, upon request from Company, the Selling Securityholder will fund $500,000.00 to Company within three (3) trading days of the effectiveness of the Initial Registration Statement.

Pursuant to the Purchase Agreement, the Company also agreed that until all of the Company’s obligations under the Purchase Agreement are performed in full, the Company will at all times: (i) so long as the Selling Securityholder beneficially owns any Pre-Paid Purchase and for at least twenty (20) trading days thereafter, the Company will remain in good standing with Nasdaq (or with the NYSE, or NYSE American, as applicable) and timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Commitment Shares, including but not limited to the Pre-Delivery Shares and the Purchase Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Ordinary Shares shall be listed or quoted for trading on Nasdaq; (iv) trading in Company’s Ordinary Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for a period exceeding three (3) trading days; (v) the Company will not make any Restricted Issuance (as defined below) without the Selling Securityholder’s prior written consent, which consent may be granted or withheld in the Selling Securityholder’s sole and absolute discretion; and (vi) the Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with the Selling Securityholder or any affiliate of the Selling Securityholder; or (b) from issuing Ordinary Shares, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to the Selling Securityholder or any affiliate of the Selling Securityholder.

The term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations, other than loans in connection with receivable or revenue sales, performance and payment bonds, trade payables, and bank loans, in each case entered into or incurred in the ordinary course of business, or the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares; (2) are or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible following an Event of Default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Ordinary Shares since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such debt security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default by more than 33%; or (4) are issued or will be issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange (excluding the Company’s issuance of securities upon the exercise or conversion of any securities issued by the Company prior to the date of entry into the Purchase Agreement, so long as the terms of such securities have not been amended on or after the date of entry into the Purchase Agreement). Ordinary Shares issued pursuant to any of the following will not be considered Restricted Issuances: (i) ATM facilities; (ii) primary offerings without variable price mechanics, other than variable priced warrants that have no provision that will increase the number of warrant shares issued at closing or increase the number of shares issuable under each warrant to a ratio of more than 1:1; (iii) stock issuances to non-US persons; (iv) the issuance of Ordinary Shares in conjunction with acquisitions provided that such issuances do not cause a change of control or have variable price mechanisms and (v) any transaction if all Pre-Paid Purchases are fully repaid and extinguished contemporaneously with the execution of the transaction documents for the respective transaction and the Commitment Period has terminated or otherwise expired.

Pursuant to the Purchase Agreement, the Company also agreed to reserve (the “Share Reserve”) 10,000,000 of its Ordinary Shares to provide for all issuances of Ordinary Shares under the Purchase Agreement and agreed to add additional Ordinary Shares to the Share Reserve in increments of 100,000 shares as and when requested by the Selling Securityholder if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Ordinary Shares equal to the balance of the Pre-Paid Purchase at such time divided by the Share Purchase Price. The Selling Securityholder must consent in writing to any reduction in the Share Reserve, however upon full repayment of the Pre-Paid Purchases, the Share Reserve will terminate ten (10) days thereafter.

Pursuant to the Purchase Agreement, the Company also agreed that as long as any Pre-Paid Purchase is still active, if the Company later issues any debt security (including additional Pre-Paid Purchases) that offers better or additional favorable terms than those given to the Selling Securityholder in the Purchase Agreement, the Company must notify the Selling Securityholder about those improved terms. The Selling Securityholder can then choose to have those better terms added to the Purchase Agreement, so they benefit equally from them. If the Company fails to provide this notice but the Selling Securityholder learns that a third party received such favorable terms, the Selling Securityholder can inform the Company, and those terms will then be applied to the Selling Securityholder retroactively, dating back to when the third party received them.

Pursuant to the Purchase Agreement, the Company also agreed that starting at the Closing and continuing until every Pre-Paid Purchase is fully paid, the Company gives the Selling Securityholder a special “participation right.” This right lets the Selling Securityholder, if they choose, buy up to 15% of any debt or equity securities the Company sells in future offerings.

Pursuant to the Purchase Agreement, if Company enters into a definitive agreement that contemplates a “Fundamental Transaction” (as defined in the Pre-Paid Purchase Agreement), unless such agreement contains a closing condition that all outstanding Pre-Paid Purchases are repaid in full upon consummation of the transaction, the Company must receive the Selling Securityholder’s prior written consent in writing to such Fundamental Transaction, otherwise the Selling Securityholder will have the right to seek and receive injunctive relief from a court or arbitrator preventing the consummation of such transaction Fundamental Transaction.

If there are no Pre-Paid Purchases outstanding and if the Selling Securityholder owns no Purchase Shares, the Company may terminate the Purchase Agreement upon ten (10) calendar days prior written notice to the Selling Securityholder.

Pursuant to the Purchase Agreement, the Company agreed to indemnify the Selling Securityholder for any losses, legal claims, lawsuits, costs, fines, fees, or damages (including reasonable attorney fees) that arise because the following: (i) any false or misleading statements or omissions of important facts in the registration documents (or related prospectus) for the shares being registered (however, if those false statements or omissions were provided by the Selling Securityholder for inclusion, the Company won’t be responsible for them); (ii) any material misrepresentations or breaches of warranties made by the Company in the Purchase Agreement or any related documents and (iii) any significant breach of the promises or obligations the Company has made in the Purchase Agreement or related document. Pursuant to the Purchase Agreement, the Selling Securityholder also agreed to indemnify the Company for any losses, legal claims, lawsuits, costs, fines, fees, or damages (including reasonable attorney fees) that arise because of the following: (i) any false or misleading statements or omissions of important facts in the registration documents (or related prospectus) for the shares being registered. (the Selling Securityholder is only responsible for information it provided for inclusion in those documents, and not for anything provided by the Company); (ii) any misrepresentations or breaches of warranties made by the Selling Securityholder in the Purchase Agreement or any related documents; and (iii) any significant breach of the promises or obligations the Selling Securityholder has made in the Purchase Agreement or related documents.

Pre-Paid Purchase Agreement

Under the Purchase Agreement and the Pre-Paid Purchase Agreement, following the funding of each Pre-Paid Purchase, the Selling Securityholder has the right, but not the obligation, to purchase from the Company its Ordinary Shares not exceeding (i) the outstanding balance of the funded amount of Pre-Paid Purchases, and (ii) 9.99% beneficial ownership of the Company’s outstanding Ordinary Shares

Pursuant to the Pre-Paid Purchase Agreement, any anytime following the earlier of (i) six (6) months from the date the Selling Securityholder delivers the funds to the Company pursuant to a Pre-Paid Purchase (the “Purchase Price Date”) and (ii) the effectiveness of the Initial Registration Statement, the Selling Securityholder may, by providing written notice to Company require Company to issue and sell Purchase Shares to Selling Securityholder (the “Purchase Notice”). In the Purchase Notice, the Selling Securityholder will indicate the portion of the outstanding balance of the Pre-Paid Purchases that the Selling Securityholder elects to apply to the purchase of Purchase Shares pursuant to the terms of the Pre-Paid Purchase Agreements, Share Purchase Price (as defined below) and the number of Purchase Shares. The Company will then issue the Purchase Shares in the amount set forth on the Purchase Notice at a purchase price equal to 82.5% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date of the Purchase Notice, with a “Floor Price” set at 20% of the Nasdaq Minimum Price (the “Share Purchase Price”). The “Nasdaq Minimum Price” means the lower of: (i) the Nasdaq official closing price on the trading day immediately preceding the applicable measurement date; or (ii) the average Nasdaq official closing price for the five (5) trading days immediately preceding the applicable measurement date.

The closing of each sale under a Purchase Notice will take place not later than two (2) trading days after receipt of such Purchase Notice. Pursuant to the Pre-Paid Purchase Agreement, the Selling Securityholder will not be required to purchase any Purchase Shares if such sale would result in the Selling Securityholder’s beneficial ownership exceeding 9.99% of the then issued and outstanding shares of the Company’s Ordinary Shares (the “Beneficial Ownership Cap”). This Beneficial Ownership Cap is non-waivable and will apply to all affiliates and assigns of Selling Securityholder.

Pursuant to the Pre-Paid Purchase Agreement, if the Initial Registration Statement has not been declared effective within ninety (90) calendar days of the date of execution of the Pre-Paid Purchase Agreement, then the outstanding balance under the Pre-Paid Purchase Agreement will automatically increase by one percent (1%) on such ninetieth (90th) day and continue to increase by one percent (1%) for each thirty (30) days that the Initial Registration Statement is not declared effective.

The Pre-Paid Purchase Agreement allows the Company, so long as an Event of Default has not occurred to have the right, to prepay some or all of the remaining balance of the Pre-Paid Purchase before it is due, by giving the Selling Securityholder at least five (5) trading days’ written notice before doing so. On the prepayment date, the Company will pay the Selling Securityholder an amount equal to 110% of the outstanding balance being prepaid.

If, at any time prior to the Pre-Paid Purchase being paid in full the VWAP is less than the Floor Price for at least five (5) trading days during a period of seven (7) consecutive trading days (the “Trigger” and the last such day of each such occurrence, a “Trigger Date”), then Company will make monthly cash repayments of amounts outstanding under the Pre-Paid Purchase beginning on the fifth (5th) trading day after the Trigger Date and continuing on the same day of each successive calendar month until the entire outstanding balance of the Pre-Paid Purchase will have been paid or until the payment obligation ceases. Each monthly payment will be in an amount equal to the sum of (i) $350,000.00, and (ii) all outstanding accrued and unpaid interest in respect of the Pre-Paid Purchase as of each payment date. The obligation of the Company to make monthly cash payments will cease (with respect to any payment that has not yet come due) if at any time after the Trigger Date the VWAP is greater than 130% of the Floor Price for a period of five (5) consecutive trading days. An Event of Default as defined in the Pre-Paid Purchase Agreement, includes, but is no limited to the following: (i) the Company does not pay any required amount (such as principal, interest, fees, or charges) when due; (ii) a receiver, trustee, or similar official is appointed over the Company or a large part of its assets and that appointment isn’t successfully contested or dismissed within twenty (20) to sixty (60) days; (iii) the Company becomes insolvent, fails to pay its debts as they come due, or even admits in writing it can’t pay its debts; (iv) the Company makes a general assignment for the benefit of its creditors; (v) the Company files for bankruptcy (or a similar law) or an involuntary bankruptcy proceeding is initiated against it; (vi) the Company fails to observe or perform any covenant set forth in the Purchase Agreement; (vii) the occurrence of a Fundamental Transaction (as defined below) without the Selling Securityholder’s prior written consent; (viii) the Company fails to timely establish and maintain the Share Reserve; (ix) the Company fails to deliver any Purchase Shares in accordance with the terms of the Pre-Paid Purchase Agreement, (x) any money judgment, writ or similar process is entered or filed against Company or any subsidiary of Company or any of its property or other assets for more than $500,000.00, and remains unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Selling Securityholder; (xi) the Company fails to be DWAC Eligible; (xii) the Company or any subsidiary of Company, breaches any covenant or other term or condition contained in the Purchase Agreement or any related agreements in any material respect; (xiii) the Company carries out a reverse split of its ordinary shares without giving the Selling Securityholder at least twenty (20) trading days’ notice; (xiv) any key statement, representation, or warranty made by the Company in connection with the offering turns out to be false, misleading, or incomplete or (xv) any breach of any terms in Other Agreements, as defined below, by the Company, its subsidiaries, or any party guaranteeing its obligations. Pursuant to the Pre-Paid Purchase Agreement, “Other Agreements” means collectively, (i) all existing and future agreements and instruments between the Company and the Selling Securityholder, or an affiliate, and (ii) any financing agreement with a value of $500,000.00 or more or a material agreement, other than a financing agreement, with a value of $1,000,000.00 or more that affects the Company’s ongoing business operations, between the Company and a party other than the Selling Securityholder.

Pursuant to the Pre-Paid Purchase Agreement, a “Fundamental Transaction” means if the Company: (i) consolidate or merge with or into any other person or entity, where after giving effect to such transactions the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (ii) the Company or its subsidiaries sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective assets to any other person or entity; (iii) the Company or its subsidiaries allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Company; (iv) the Company or its subsidiaries consummate a stock or share purchase agreement or other business combination with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Company; (v) reorganize, recapitalize or reclassify the Ordinary Shares, other than an increase in the number of authorized shares of Company’s Ordinary Shares or stock split; (vi) the Company transfers any material asset or distributes any non-monetary dividend or distribution to any subsidiary, affiliate, person or entity under common ownership or control with the Company or (vii) the Company pays or makes any monetary dividend or distribution to its shareholders.

At any time following the occurrence of any Event of Default, the Selling Securityholder may accelerate this Pre-Paid Purchase by written notice to the Company, with the outstanding balance becoming immediately due and payable in cash in an amount equal to the outstanding balance plus 10% of the outstanding balance and the interest rate will increase to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law.

Pursuant to the Pre-Paid Purchase Agreement, so long as no Event of Default has occurred, the Selling Securityholder will limit its aggregate sales of Purchase Shares on the open market in any given calendar week to 15% of the weekly trading volume of the Ordinary Shares as reported on www.Nasdaq.com (the “Sales Limitation”). “In the event the Selling Securityholder exceeds the Sales Limitation, the outstanding balance of the Pre-Paid Purchase will be reduced in an amount equal to one hundred percent (100%) of the net proceeds the Selling Securityholder received from excess sales in any given week.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Securityholder in the form attached to the Purchase Agreement, pursuant to which the Company agreed to file in accordance with the provisions of the Securities Act and the rules and regulations thereunder, with the SEC within thirty (30) days from the Closing a registration statement on Form F-1 (the “Initial Registration Statement”) registering the lesser of 10,000,000 Ordinary Shares or the maximum number of Ordinary Shares permitted by the SEC for the Commitment Shares, including but not limited to the Pre-Delivery Shares and Purchase Shares.

Pursuant to the Registration Rights Agreement, the Company also agreed to file one or more Registration Statements as necessary to have sufficient Ordinary Shares registered to accommodate the Ordinary Shares underlying each Pre-Paid Purchase. Following effectiveness of the Initial Registration Statement, the Company will use reasonable best efforts to maintain the effectiveness of the Registration Statement at all times the Selling Securityholder owns any Commitment Shares, Pre-Delivery Shares and Purchase Shares.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder against certain liabilities that it may incur in connection with the sale of the securities pursuant to this prospectus, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholder may be required to make with respect thereto. In addition, we and the Selling Securityholder may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Letter Agreement

On March 17, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with the Selling Securityholder. As described above, pursuant to the Purchase Agreement, so long as no Event of Default has occurred under the Initial Pre-Paid Purchase, and the Initial Registration Statement has been declared effective by the SEC within ninety (90) calendar days of the date of entry into the Purchase Agreement, upon request from Company, the Selling Securityholder will fund $500,000.00 to Company within three (3) trading days of the effectiveness of the Initial Registration Statement (“Pre-Paid Purchase #3”). Pursuant to the Letter Agreement, if the SEC determines that the Initial Registration Statement constitutes an “indirect primary offering,” the Selling Securityholder will have no obligation to purchase Pre-Paid Purchase #3 or any other Pre-Paid Purchases under the terms of the Purchase Agreement. Notwithstanding the foregoing, provided that the Company registers the maximum number of Ordinary Shares allowed by the SEC while maintaining the effectiveness of the Initial Registration Statement as a “secondary offering,” the Selling Securityholder will be obligated to purchase Pre-Paid Purchase #3.

The Purchase Agreement, the Pre-Paid Purchase Agreement and the Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement, the Pre-Paid Purchase Agreement and the Registration Rights Agreement were made only for purposes of the Purchase Agreement, the Pre-Paid Purchase Agreement and the Registration Rights Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Copies of the Purchase Agreement, the Pre-Paid Purchase Agreement, the Registration Rights Agreement, and the Letter Agreement are filed herewith as Exhibit 10.10, 10.11, 10.12 and 10.13, respectively, and are incorporated by reference herein.

Corporate History and Structure

Founder Energy (Malaysia) was established on April 13, 2021, as a private company limited by shares organized under the laws of Malaysia. Founder Energy (Malaysia) holds 100% of the equity interests in the following entities: (i) Founder Assets, which was established in Malaysia on September 21, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia); (ii) Founder Energy (Singapore), which was established in Singapore on May 27, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia); and (iii) Founder Solar Solution, which was established in Malaysia on February 10, 2025, as a wholly owned subsidiary of Founder Energy (Malaysia). On February 24, 2023, Founder Assets issued 999,900 ordinary shares at RM1 per share to Founder Energy (Malaysia), for a total consideration of RM999,900, after which Founder Energy (Malaysia) holds 1,000,000 shares of Founder Assets in total, as its sole shareholder. Subsequently on January 21, 2025, Founder Assets issued 1,000,000 ordinary shares at RM1 per share to Founder Energy (Malaysia), for a total consideration of RM1,000,000, after which Founder Energy (Malaysia) holds 2,000,000 shares of Founder Assets in total, as its sole shareholder.

In connection with our initial public offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

●	on May 18, 2023, we incorporated Founder Group as a BVI business company limited by shares incorporated and registered under the laws of the BVI; and

●	on June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its original shareholders*. Consequently, Founder Group, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

On January 14, 2025, we established a new subsidiary, Founder Assets (Thailand) Company Limited, in Thailand, which is 99% owned by the Company and 1% owned by Lee Seng Chi and See Sian Seong equally. Founder Assets (Thailand) Company Limited primarily engages in investment in renewable energy assets at Thailand. On February 10, 2025, our wholly owned subsidiary, Founder Energy (Malaysia), established a new wholly owned subsidiary Founder Solar Solution Sdn Bhd. in Malaysia. Founder Solar Solution Sdn Bhd. primarily engages in providing EPCC services for residential solar projects.

*	Founder Energy (Malaysia) was established on April 13, 2021, with Lee Seng Chi being the sole shareholder. On September 8, 2021, Lee Seng Chi transferred 663,000 shares, representing 51% of the equity interests in Founder Energy (Malaysia), to Reservoir Link Energy Bhd. On June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its then shareholders, Lee Seng Chi (49% shareholder) and Reservoir Link Energy Bhd. (51% shareholder).

The following chart illustrates our corporate structure as on May 19, 2025 and is based on 19,415,289 Ordinary Shares issued and outstanding as of the date of this prospectus. For more details on our corporate history, please refer to “Corporate History and Structure.”

*	Reservoir Link Energy Bhd. is ultimately controlled by its board of directors. See Note 2 under “Principal Shareholders.”

*	As required by local regulation in Thailand, balance of 0.00025% shareholding is owned by management, Lee Seng Chi and See Sian Seong equally.

The following chart illustrates our corporate structure following the offering and is based on 19,415,289 Ordinary Shares issued and outstanding as of the date of this prospectus and 10,000,000 Ordinary Shares to be sold in this offering.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

●	our limited operating history in a rapidly evolving industry makes it difficult to accurately forecast our future operating results and evaluate our business prospects (see page 16 of this prospectus);

●	our business is project based and we may not be able to continuously secure large-scale solar projects to support our high growth in revenue and profit (see page 16 of this prospectus);

●	we depend on our subcontractors to perform part of our services (see page 18 of this prospectus);

●	we face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations (see page 18 of this prospectus);

●	we are exposed to risks related to concentration of suppliers as we rely on a few major suppliers, and such concentration may have a material adverse effect on our business and results of operations (see page 18 of this prospectus);

●	our business and financial performance are affected by project execution (see page 19 of this prospectus);

●	we depend on the retention and procurement of certain approvals, registrations, permits and licenses (see page 19 of this prospectus);

●	our business is subject to inherent risks in the solar energy industry (see page 19 of this prospectus);

●	technological improvements in power generation may result in more cost efficient and environmentally friendly methods of power generation compared to using solar PV systems (see page 20 of this prospectus);

●	the industry in which we operate is highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position, financial performance, and results of operations (see page 20 of this prospectus); and

●	we may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations (see page 23 of this prospectus).

Risks Related to this Offering by the Selling Securityholder and Transactions under the Purchase Agreement

●	Sales of a substantial number of our securities in the public market by the Selling Securityholder and/or by our existing securityholders could cause the price of our Ordinary Shares to fall (see page 26 of this prospectus);

●	The Selling Securityholder has acquired and may purchase Ordinary Shares at a price below the current trading price of the Ordinary Shares, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return (see page 26 of this prospectus);

●	We may be required to make cash payments or issue a substantial number of Ordinary Shares under the Purchase Agreement, which could reduce the amount of cash available to fund our operations or dilute the ownership percentage held by our investors (see page 27 of this prospectus);

●	It is not possible to predict the actual number of Purchase Shares, if any, we will sell under the Purchase Agreement to the Selling Securityholder, or the actual gross proceeds resulting from the Purchase Agreement (see page 27 of this prospectus);

●	Investors who buy Ordinary Shares from the Selling Securityholder at different times will likely pay different prices (see page 28 of this prospectus); and

●	If the Company ceases to qualify as a foreign private issuer it would become subject to Nasdaq Listing Rule 5635(d) and would have to obtain shareholder approval for the issuance of Purchase Shares under the Purchase Agreement that exceed the limits set under this rule (see page 28 of this prospectus).

Risks Relating to the Ownership of Our Securities

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	there has been no public market for our Ordinary Shares prior to our initial public offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all (see page 28 of this prospectus);

●	we have incurred substantial increased costs as a result of being a public company (see page 30 of this prospectus);

●	substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline (see page 31 of this prospectus);

●	we do not intend to pay dividends for the foreseeable future (see page 31 of this prospectus);

●	the market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price you paid (see page 31 of this prospectus);

●	certain recent initial public offerings of companies with public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares (see page 29 of this prospectus);

●	if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (see page 30 of this prospectus);

●	our management has broad discretion to determine how to use the funds received in the Purchase Agreement and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares (see page 28 of this prospectus);

●	if we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer (see page 32 of this prospectus);

●	because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer (see page 32 of this prospectus);

●	if we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them (see page 33 of this prospectus);

●	we are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies (see page 35 of this prospectus); and

●	you may have difficulty enforcing judgments against us (see page 35 of this prospectus).

Corporate Information

Our principal executive office is located at No. 17, Jalan Astana 1D, Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan, Malaysia, and our phone number is +603-3358 5638. Our registered office in the BVI is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, BVI. We maintain a corporate website at https://www.founderenergy.com.my. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

As of the date of this prospectus, the impact of Coronavirus Disease 2019 (“COVID-19”) on our business has been limited, but our prospects and results of operations may depend on future developments of the COVID-19 pandemic, which are highly uncertain and cannot be predicted as of the date of this prospectus. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographic regions impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the solar energy industry.

See “Risk Factors — Risks Related to Our Business and Industry — The ongoing effects of the COVID-19 pandemic in Malaysia may have a material adverse effect on our business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID-19 Pandemic Affecting Our Results of Operations.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the British Virgin Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. We intend to take advantage of these exceptions to the Nasdaq corporate governance rules. See “Risk Factors — Risks Related to this Offering by the Selling Securityholder and Transactions under the Purchase Agreement and Risks Relating to the Ownership of Our Securities— Because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.” Although as a foreign private issuer that follows home country practice we are not required to have an audit committee, compensation committee or nomination committee, we currently have in place an audit committee with three independent directors, a compensation committee with three independent directors and a nomination committee with three independent directors, however, we are not required to do so and may cease to do so in the future so long as we remain a foreign private issuer.

THE OFFERING

Securities offered by the Selling Securityholder	11,750,000 Ordinary Shares consisting of 10,000,000 Purchase Shares, 1,750,000 Commitment Shares, 1,650,000 of which constitute the Pre-Delivery Shares.

Ordinary Shares outstanding prior to the completion of this offering	19,415,289 Ordinary Shares See “Description of Shares” for more information.

Ordinary Shares outstanding immediately after the completion of this offering(1)	29,415,289 Ordinary Shares including the issuance of 10,000,000 Purchase Shares, 1,750,000 Commitment Shares, 1,650,000 of which constitute the Pre-Delivery Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market.

Symbol	“FGL”

Transfer Agent	VStock Transfer, LLC

Use of proceeds

All of the Ordinary Shares offered by the Selling Securityholder will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholder in disposing of their Ordinary Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

We may receive up to $10,000,000 in aggregate gross proceeds from the Selling Securityholder under the Purchase Agreement. We intend to use the proceeds from the offering for: (i) expansion into other countries in Southeast Asia; (ii) business expansion including offering EPCC services for other types of renewable energy such as hydropower; (iii) general working capital and (iv) mergers and acquisitions. See “Use of Proceeds” on page 38 for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 16 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

(1)	The number of Ordinary Shares outstanding immediately following this offering is based on 19,415,289 Ordinary Shares outstanding as of May 19, 2025 and excludes:

●	48,750 Ordinary Shares issuable upon exercise of representative’s warrant issued to the underwriters on October 22, 2024, in our initial public offering.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our limited operating history in a rapidly evolving industry makes it difficult to accurately forecast our future operating results and evaluate our business prospects.

We commenced operations through our subsidiary Founder Energy (Malaysia) in April 2021 and have a limited operating history. Members of our management team have been working together only for a short period of time and may still be in the process of exploring approaches to running our Company and reaching consensus among themselves, which may affect the efficiency and results of our operation. Due to our limited operating history, our historical growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in the same or a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

●	our ability to maintain, expand, and further develop our relationships with our clients to meet their increasing demand;

●	the continued growth and development of the solar energy industry;

●	our ability to keep up with the technological developments or new business models of the rapidly evolving solar energy industry;

●	our ability to attract and retain qualified and skilled employees;

●	our ability to effectively manage our growth; and

●	our ability to compete effectively with our competitors in the solar energy industry.

We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business, results of operations, financial condition, and future prospects.

Our business is project based and we may not be able to continuously secure large-scale solar projects to support our high growth in revenue and profit.

For the fiscal years ended December 31, 2022, 2023, and 2024, our revenue generated from large-scale solar projects services was RM51,761,466, RM131,988,574, and RM68,864,991 (approximately US$15,387,105), respectively, accounting for 82%, 89%, and 76% of our total revenue, respectively. For the fiscal years ended December 31, 2022, 2023, and 2024, our total revenue was RM63,509,466, RM148,053,973, and RM90,344,588 (approximately US$20,186,479), respectively, representing a growth rate of 133% from fiscal year 2022 to fiscal year 2023, and a negative growth rate of 39% from fiscal year 2023 to fiscal year 2024. For the same fiscal years, our net income was RM3,943,506, RM7,147,068, and net loss of RM5,150,005 (approximately US$1,150,711), respectively, representing a growth rate of 81% from fiscal year 2022 to fiscal year 2023, and a negative growth rate of 172% from fiscal year 2023 to fiscal year 2024. The nature of our EPCC services is project based. The project-based nature of our business brings with it a risk of not being able to consistently secure large-scale solar projects, which could impact our ability to support revenue and profit growth. Large-scale solar projects typically have lengthy development cycles, averaging between 13 to 19 months, which introduces uncertainty into our project pipeline and financial projections.

The extended duration of large-scale solar projects poses several challenges. The lengthy development phase increases the time between securing a project and generating revenue from it. This time gap can strain cash flow and working capital, potentially affecting our ability to meet financial obligations and invest in future projects. The prolonged timeline also increases exposure to market fluctuations, regulatory changes, and other external factors that may impact project viability and profitability. In addition, the process of securing large-scale solar projects is typically competitive and subject to various factors beyond our control, such as government policies, incentives, and market dynamics. If we experience delays or face challenges in securing large-scale projects, it may materially and adversely affect our business, results of operations, financial condition, and future prospects.

If our subsidiary Founder Energy (Malaysia) fails to comply with the Construction Industry Development Board Malaysia Act 1994 (“CIDBA 1994”), its business operations could be materially and adversely affected.

The CIDBA 1994 regulates the establishment of Malaysian Construction Industry Development Board (“CIDB”) and provides for its function in relation to the construction industry and all matters connected therewith throughout Malaysia. Under CIDBA 1994, contractors are mandated to register with CIDB and possess a valid certificate of registration to undertake construction works. Additionally, Section 34(1) of the CIDBA 1994 requires contractors to declare and submit awarded construction contracts to CIDB.

As of the date of this prospectus, our subsidiary, Founder Energy (Malaysia) holds a valid Grade G7 certificate of registration issued under CIDBA 1994. However, Founder Energy (Malaysia) breached Section 34(1) of the CIDBA 1994 by failing to declare and submit 31 contracts to CIDB. Among these contracts, 12 were awarded to Founder Energy (Malaysia) as the main contractor, with six contracts exceeding RM500,000 in value, while the remaining 19 were awarded to Founder Energy (Malaysia) as a sub-contractor. Founder Energy (Malaysia) potentially faces a fine of up to RM1,550,000.

As a result of the breach, Founder Energy (Malaysia) may be subject to fines or penalties or its certificate of registration may be subject to suspension or revocation, which could result in a material adverse impact on our operations. Although Founder Energy (Malaysia) has rectified this non-compliance by promptly declaring and submitting these contracts with CIDB, Founder Energy (Malaysia) is still subject to risk of fines and/or regulatory actions from the CIDB. As of the date of this prospectus, Founder Energy (Malaysia) has not been fined or issued with any notice of non-compliance from CIDB or any other relevant authorities. See “Regulations — Regulations Relating to Our EPCC Services in Malaysia — Construction Industry Development Board Malaysia Act 1994.”

If our subsidiary Founder Assets fails to secure approval from the Energy Commission of Malaysia, its business operations could be materially and adversely affected.

In February 2023, our subsidiary, Founder Assets, entered into a deed of novation with two Malaysian entities, party A and party B, and maintain a solar PV system, while party B agrees to purchase power generated from the system for a 20-year term. See “Business — Our Growth Strategies — Expand Our Investment in Renewable Energy Assets, Such as Solar PV Systems.” To carry out this project, Founder Assets successfully applied for and were granted a License for Public Installation by the Energy Commission of Malaysia. This license authorizes the use, operation, and maintenance of a solar PV system for the supply of electricity to party B under the PPA. However, this license imposes restrictions on changes in shareholders and the shareholding structure of Founder Assets. As of the date of this prospectus, the project has been fully completed and is operating in compliance with all applicable laws; and Founder Assets is actively in the process of seeking written approval from the Energy Commission of Malaysia concerning changes in shareholding structure resulting from Founder Group’s initial public offering (the “IPO”). Even though failure to secure such approval will not materially affect our financial conditions, we may face the risk of having our License for Public Installation suspended or revoked by the Energy Commission of Malaysia., leading to adverse effects on Founder Assets’ business operations. However, as of the date of this prospectus, we have confirmed that we have not received any notice of suspension or revocation that would render the license invalid.

We face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations.

In fiscal year 2024, we derived a significant portion of our revenue from two customers, JS Solar Sdn. Bhd. and Samaiden Sdn. Bhd., which contributed 23.25% and 11.55% of our total revenue, respectively. In fiscal year 2023, we derived a significant portion of our revenue from three customers, Atlantic Blue Sdn Bhd., Samaiden Sdn Bhd. and Customer S, which contributed 29.87%, 15.60%, and 10.60% of our total revenue, respectively. Similarly, in fiscal year 2022, we derived a significant portion of our revenue from two customers, Atlantic Blue Sdn. Bhd. and Savelite Engineering Sdn. Bhd., which contributed 39.67% and 10.79% of our total revenue, respectively.

We are not dependent on the above-mentioned customers for our business continuity as our contracts with them are on project basis and we have been able to secure projects from different customers over the last three fiscal years and to date. As of December 31, 2024, we had two on-going large-scale solar projects and eight on-going C&I project. As of the date hereof, we have three on-going large-scale solar projects and five on-going C&I projects. See “Business — Our Solar Projects.” However, the substantial contribution of revenue from specific customers indicates that our financial performance is heavily reliant on their project requirements and timelines. If there are delays, cancellations, or reduced project activity from these customers, our revenue stream could be significantly impacted.

We are exposed to risks related to concentration of suppliers as we rely on a few major suppliers, and such concentration may have a material adverse effect on our business and results of operations.

In fiscal years 2022, 2023, and 2024, a significant portion of our purchase was from Xiamen Solar First Energy Technology Co. Ltd., representing 47.11%, 29.72%, and 14.88% of our total purchase in fiscal years 2022, 2023, and 2024, respectively. In June 2021, by way of a deed of novation, we entered into a distributorship agreement with Xiamen Solar First Energy Technology Co. Ltd. and became its exclusive distributor of solar mounting systems in Malaysia. The distributorship agreement was effective until January 1, 2025. We did not renew the distributorship agreement; however we are still able to make purchases from Xiamen Solar First Energy Technology Co. Ltd., on an as needed basis. If Xiamen Solar First Energy Technology Co. Ltd. would cease allowing us to make purchases, it would materially and adversely affect our results of operations and we may not be able to find a different supplier on commercially reasonable terms or on a timely basis. As of the date of this prospectus, all of the solar mounting systems that we sourced have been purchased from Xiamen Solar First Energy Technology Co. Ltd. and its affiliate Solar First Energy Technology Co. Ltd. For other types of equipment and materials, we source and purchase from third-party suppliers on the market.

Due to the concentration of our purchases in a few suppliers, any interruption of the operations of our suppliers, any failure of our suppliers to accommodate our growing business scale, any termination or suspension of our supply arrangements, any change in cooperation terms, or the deterioration of cooperative relationships with these suppliers may materially and adversely affect our results of operations. We cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms or on a timely basis.

We depend on our subcontractors to perform part of our services.

We depend on our subcontractors to perform the physical construction and installation works, including civil works, building works, mechanical works and electrical works. Subcontractors’ costs accounted for approximately 37.00%, 85.75%, and 53.88% of our total cost of sales in fiscal years 2022, 2023, and 2024, respectively. As such, we are subject to risks associated with non-performance, late performance or poor performance by our subcontractors. If our subcontractors fail to meet customer expectations or deliver subpar works, our reputation in the solar energy industry may be damaged. In addition, in the event that our subcontractors cause damage to property, fail to meet safety standards, or violate regulations, we could potentially be exposed to legal and financial liabilities. While we may attempt to seek damages from the relevant subcontractors, we may, from time to time, be required to compensate our clients prior to receiving the said damages from the relevant contractors. In the event that we are unable to seek damages from the relevant subcontractors or the amount of the claims cannot be recovered in full or at all from the subcontractors, we may be required to bear some or all the costs of the claims, which may in turn adversely affect our profitability and financial performance.

We may face unanticipated increases in project costs.

We estimate our project costs at the time of bidding or negotiating for projects. The contract value is priced based on our cost estimates and project scheduling that are derived from assumptions such as prices of solar PV equipment, which are quoted to us or transacted in USD as well as costs and availability of labor and prices of the relevant machineries and equipment. Our cash flows and profit margin from the projects are therefore dependent upon our ability to accurately estimate these costs and timeline. Such costs and timeline may be affected by a variety of factors, such as depreciation of MYR against USD, slower than anticipated progress, conditions at project sites differing materially from what was anticipated at the time we bid for the contract, higher costs of equipment, material and labor, and delay in material deliveries and project financing closure.

In such events, we may incur cost overruns which will affect our cash flows and financial performance. These variations in costs may cause actual gross profit for a project to differ from those originally estimated. As a result, certain projects could have lower margins than anticipated, or incur losses if actual costs for the projects exceed their estimates.

Our business and financial performance are affected by project execution.

We have to adhere to certain agreed milestone for the completion of our projects. We are subject to the risk of claims and/or penalties pertaining to liquidated damages and pre-set penalties for late completion as stipulated in contracts for large-scale solar projects and C&I solar projects. These penalties, if imposed, may have an adverse effect on our financial performance. Incidents which may affect our project execution include delay in delivery of materials, workplace hazards, damage to equipment and materials, weather conditions and major pandemic outbreaks. As of the date of this prospectus, we have not experienced any penalty. Nevertheless, there is no assurance that we would not experience penalties pertaining to delays in completion of projects in the future.

We depend on the retention and procurement of certain approvals, registrations, permits and licenses.

In order to operate our business, we are required to obtain and hold valid approvals, permits and licenses such as registrations with the Sustainable Energy Development Authority (“SEDA”) of Malaysia, Energy Commission of Malaysia (“ST”) and the Malaysia Construction Industry Development Board (“CIDB”). Please see “Business — Approvals, Registrations, Permits and Licenses.” We must comply with the restrictions and conditions imposed by the relevant authorities in order to maintain the validity of such approvals, registrations, permits and licenses. Our approvals, registrations, permits and licenses may be suspended or cancelled if we fail to comply with the applicable requirements or any conditions of the approvals, registrations, permits and licenses. Delay or refusal may also occur when renewing such approvals, registrations, permits or licenses upon their expiration. Failure to keep or renew the required approvals, registrations, permits or licenses could result in suspension or restriction of our business operations. We will not be able to participate in tenders for contracts or carry out our role as the EPCC contractor, which will adversely affect our business and financial performance.

Furthermore, we also plan to venture into hydropower and biogas plant development projects in Southeast Asia countries. We plan to kickstart these initiatives in the third quarter of 2025. Please see “Business — Our Growth Strategies — Offer EPCC Services to Other Types of Renewable Energy, Such as Hydropower and Biogas”. The implementation of this business plan is subject to us securing the licenses and/or permits in the relevant countries. In the event that we are unable to meet these regulatory requirements, we may not be able to implement this part of our business strategies and plan, which may affect our future business and financial performance.

Our business is subject to inherent risks in the solar energy industry.

Our business is subject to inherent risks within the solar energy industry. The solar energy industry is influenced by various factors, such as government policies, regulations, subsidies, and incentives. Changes in these factors can lead to market uncertainty and affect the demand for solar PV systems. For example, reductions in government incentives or changes in energy policies can impact the profitability of solar projects. In addition, the cost of solar PV components, such as PV modules, inverters, and installation materials, can be subject to volatility. Fluctuations in raw material prices, supply chain disruptions, and changes in manufacturing capacities can impact the overall cost of solar PV systems. These cost fluctuations can affect project economics and profitability. Furthermore, solar PV systems depend on sunlight to generate electricity. Variations in weather patterns, including cloud cover, shading, and seasonal changes, can affect the energy output of solar installations. Locations with less predictable or insufficient sunlight may have lower energy production, potentially impacting the financial viability of solar projects.

The factors discussed above, which include changes to market conditions or situations, may affect the financial attractiveness of solar PV projects, which in turn may adversely affect our business and financial performance.

Technological improvements in power generation may result in more cost efficient and environmentally friendly methods of power generation compared to using solar PV systems.

There are other environmentally friendly methods of power generation besides solar energy, including using various sources of primary energy, such as wind, waves and current, solar thermal energy and geothermal energy. Malaysia’s renewable energy capacity stands at 25%, approaching the national target of achieving 31% share of renewables in the overall installed capacity mix by 2025. This capacity is primarily attributed to solar and hydro energy.1 According to Energy Tracker Asia, by 2035, this is expected to increase to 40%. However, improvement in technologies for other methods of power generation may make them more competitive compared to using solar PV panels. As such, in the event that other methods of power generation are preferred compared to using solar PV panels, it may negatively affect our business and financial performance.

The industry in which we operate is highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position, financial performance and results of operations.

The solar energy industry in Malaysia is highly-competitive and rapidly evolving, with many new companies joining the competition in recent years and a few leading companies. Competition is expected to increase significantly in the future.

Our competitors may operate with different business models, have different cost structures, and may ultimately prove to be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition would be negatively affected. Our existing and potential competitors may enjoy competitive advantages over us, such as longer operating history, greater brand recognition, more competitive pricing, and significantly greater financial, technical, and marketing resources.

If we fail to compete successfully, we are at risk of losing clients, which could result in an adverse impact on our financial performance and business prospects. We cannot assure you that our strategies will remain competitive or that they will continue to be successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

Our business is subject to risks related to political, social and economic events in Malaysia.

Our business is subject to prevailing political, social and economic conditions in Malaysia. Any adverse developments in the above conditions may harm our financial position and business prospects. The risks include, among others, political instability due to changes in political leadership, economic downturn, risk of war or civil disturbances, declaration of a state emergency, changes in Malaysia government policies, introduction of new regulations, import and export restrictions, duties and tariffs. The occurrence of these events in Malaysia could adversely affect our business sentiment and consumer confidence, leading to reduced business and consumer spending and investment. This, in turn, may cause our existing and prospective customers to delay, reduce, or abandon their plans to engage our services. As such, there can be no assurance that political, social and economic events in Malaysia and other countries, which are beyond our control, would not materially affect our business operations and financial performance.

1	Malaysian Investment Development Authority (MIDA) (20 March 2023) “Malaysia Current Renewable Energy Capacity Level is at 25%”, Malaysia https://www.mida.gov.my/mida-news/malaysias-current-renewable-energy-capacity-level-is-at-25-says- nik-nazmi/#:~:text=Malaysia’s%20current%20renewable%20energy%20(RE,Minister%20Nik%20Nazmi%20Nik%20Ahmad

We are subject to the risk of claims against system performance warranty and defect liability.

We are exposed to the risk of system performance warranty claims after acceptance of our subcontract works as we provide performance warranty for the large-scale solar projects and C&I projects, in the form of achieving a minimum performance ratio during the defect liability period, which is typically 24 months. See “Our Business — Our Services — Process Flow — Post-completion — Warranties and Defect Liabilities.” We are also exposed to the risk of defect liability claims for our large-scale solar projects and C&I projects. Claims against our failure to meet minimum performance ratio or defect liability claims, may have an impact on our financial performance.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

Our business has grown substantially since our inception, and we expect it to continue to grow in terms of the scale and diversity of operations. For example, we plan to expand our EPCC services to encompass other types of renewable energy, namely hydropower and biogas. See “Business — Our Growth Strategies — Offer EPCC Services to Other Types of Renewable Energy, Such as Hydropower and Biogas”. This expansion increases the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must hire experienced professionals with expertise in hydropower and biogas, or provide training and development opportunities to existing staff members. If our new hires perform poorly or if we are unsuccessful in hiring, training, managing, and integrating qualified employees, our business, financial condition, and results of operations may be materially harmed.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

●	we face challenges in recruiting, training, and retaining highly skilled personnel, including areas of sales and marketing, design and technical, optimization skills, and information technology for our growing operations;

●	the execution of our future plan will be subject to the availability of funds to support the relevant capital investment and expenditures; and

●	the successful execution of our strategies is subject to factors beyond our control, such as general market conditions, economic, and political development in Malaysia and globally.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. Besides, there is no assurance that the investment to be made by our Company as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

The COVID-19 pandemic has affected, and could continue to affect, the global economy as a whole and the markets in which we operate.

The COVID-19 pandemic resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Specifically, in response to the COVID-19 pandemic and its spread, the Malaysian government implemented intermittent lockdowns in various stages such as (i) imposing full movement control orders (“MCOs”), under which, quarantines, travel restrictions, and the temporary closure of stores and facilities in Malaysia were made mandatory; (ii) easing MCOs to a Conditional Movement Control Order (“CMCO”) under which most business sectors were allowed to operate under strict rules and Standard Operating Procedures mandated by the government of Malaysia; and (iii) further easing the CMCO to Recovery Movement Control Order. On January 12, 2021, due to a resurgence of COVID-19 cases, the Malaysian government declared a state of emergency nationwide to combat COVID-19. On March 5, 2021, lockdowns in most parts of the country were eased to a CMCO, however, COVID-19 cases in the country continued to rise. On May 12, 2021, the Malaysian government re-imposed a full lockdown order nationwide until October 11, 2021.

The impact of COVID-19 on our business and operations for the past three fiscal years has been minimal. As an essential service provider in Malaysia, our industry was permitted to continue operating during the pandemic lockdown period. Therefore, our business operations have not been significantly affected since our incorporation in 2021. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the solar energy industry.

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

All of our current operations are located in Malaysia. Due to this geographic concentration, our financial condition and operating results are subject to greater risks from changes in general economic and other conditions in Malaysia, than the operations of more geographically diversified competitors. These risks include:

●	changes in economic conditions and unemployment rates;

●	changes in laws and regulations;

●	changes in the competitive environment; and

●	adverse weather conditions and natural disasters.

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that Malaysia is more severely impacted by any such adverse condition, as compared to other countries.

We may be unsuccessful in expanding and operating our business internationally, which could adversely affect our results of operations.

We plan to expand our business in other countries in Southeast Asia for the next two years, such as Vietnam and the Philippines. We plan to establish our presence in Singapore, Indonesia and the Philippines in the third quarter of 2025. For details, see “Business — Our Growth Strategies — Expand Our Business from Malaysia to Other Countries in the Southeast Asia region”. The entry and operation of our business in these markets could cause us to be subject to unexpected, uncontrollable, and rapidly changing events and circumstances outside Malaysia. As we grow our international operations in the future, we may need to recruit and hire new product development, sales, marketing, and support personnel in the countries in which we will launch our services or otherwise have a significant presence. Entry into new international markets typically requires the establishment of new marketing channels. Our ability to continue to expand into international markets involves various risks, including the possibility that our expectations regarding the level of returns we will achieve on such expansion will not be achieved in the near future, or ever, and that competing in markets with which we are unfamiliar may be more difficult than anticipated. If we are less successful than we expect in a new market, we may not be able to realize an adequate return on our initial investment and our operating results could suffer.

Our international operations may also fail due to other risks inherent in foreign operations, including:

●	varied, unfamiliar, unclear, and changing legal and regulatory restrictions, including different legal and regulatory standards applicable to solar energy industry;

●	compliance with multiple and potentially conflicting regulations in other countries in Southeast Asia;

●	difficulties in staffing and managing foreign operations;

●	longer collection cycles;

●	proper compliance with local tax laws, which can be complex and may result in unintended adverse tax consequences;

●	localized spread of infection resulting from the COVID-19 pandemic, including any economic downturns and other adverse impacts;

●	difficulties in enforcing agreements through foreign legal systems;

●	fluctuations in currency exchange rates that may affect service demand and may adversely affect the profitability in MYR of services provided by us in foreign markets where payment for our services is made in the local currency;

●	changes in general economic, health, and political conditions in countries where our services are provided;

●	disruptions caused by acts of war;

●	potential labor strike, lockouts, work slowdowns, and work stoppages; and

●	different consumer preferences and requirements in specific international markets.

Our current and any future international expansion plans will require management attention and resources and may be unsuccessful. We may find it impossible or prohibitively expensive to continue expanding internationally or we may be unsuccessful in our attempt to do so, and our results of operations could be adversely impacted.

Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to infringement of the intellectual property rights of others. We may be subject to allegations that we have infringed on the trademarks, copyrights, patents, and other intellectual property rights of third parties, including our competitors, or that we are involved in unfair trade practices. In addition, there may be third-party trademarks, patents, copyrights, know-how, or other intellectual property rights that are infringed by our products, services, or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in various jurisdictions.

If any third-party infringement claims are brought against us, we may be forced to divert management’s time and attention and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how, or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success also depends, to a large extent, on the efforts of our key personnel, including our executive officers, senior management, and other key employees who have valuable experience, knowledge, and connection in the solar energy industry. Mr. Lee Seng Chi, our Director and Chief Executive Officer, has over 11 years of experience in the solar industry and held senior leadership positions in multiple engineering companies before founding Founder Energy in 2021. There is no assurance that these key personnel will not terminate their employment with us. We do not carry key person insurance on any of our senior management team. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our growth.

Future acquisitions may have an adverse effect on our ability to manage our business.

We may acquire businesses, technologies, services, or products that are complementary to our solar PV installation business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business, revenue, and net income. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by our Company, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on their assets, that would restrict their operations. The sale of additional equity securities could result in additional dilution to our shareholders.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and we are uncertain whether any of these claims would develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause our Company to incur defense costs, utilize a significant portion of our resources, and divert management’s time and attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against our Company could have a material adverse impact on our financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We may be the subject of allegations, harassment, or other detrimental conduct by third parties, which could harm our reputation and cause us to lose market share.

We may be subject to allegations by third parties or purported former employees, negative Internet postings, and other adverse public exposure on our business, operations, and staff compensation. We may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous, or otherwise, to regulatory agencies, media, or other organizations. We may be subject to government or regulatory investigation or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such third-party conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against our Company, may be posted on the Internet, including social media platforms, by anyone on an anonymous basis. Any negative publicity about our Company or our management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their users’ posts, often without filters or checks on the accuracy of the content posted. The information posted may be inaccurate and adverse to our Company, and it may harm our reputation, business, or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially false information about our business and operations, which in turn may cause us to lose market share.

Our current insurance policies may not provide adequate levels of coverage against all claims, and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. Uninsured losses or claims, if they occur, could have a material adverse effect on our reputation, business, results of operations, financial condition, or prospects.

Our large-scale solar projects are dependent on our relationship with the project awarders.

For the majority of our large-scale solar projects, we usually act as the contractor to the project awarders. Project awarders are service providers or main contractors who secure solar project bids from project owners and then subcontract the work to subcontractors. In the event that a solar project owner decides to terminate its contract with the project awarder, who has subcontracted work to us, it may lead to the termination of our contract with the project awarder. Such terminations may arise due to various factors, including changes in project priorities, financial constraints, or unforeseen circumstances, and could have a material adverse effect on our financial condition, results of operations, and overall business prospects.

Additionally, there is a risk of contract termination for convenience by the project awarders or the project awarders omitting or terminating any part of the contract works. The termination of our contract or the omission of specific contract works by the main contractor could result in financial consequences, potential project delays, and adverse impacts on our business performance. Further, any disruption in our relationship with project awarders, including but not limited to disputes, financial instability, or changes in strategic direction, may impact our ability to secure contracts and perform EPCC services.

We are subject to work variations due to changes in laws and regulations in Malaysia.

Our operations in Malaysia are subject to the regulatory environment. The regulatory landscape in Malaysia is subject to change. Alterations in laws, regulations, or government policies can impact various aspects of our projects, including licensing requirements, environmental standards, safety protocols, and other compliance measures. Such changes may necessitate modifications to ongoing projects, potentially leading to delays, increased costs, or adjustments in project scope.

In addition, our contractual agreements are often structured based on existing legal frameworks. Changes in laws may trigger variations in contract terms, specifications, or requirements, potentially leading to negotiations with project owners, subcontractors, or other stakeholders. Such variations could have financial implications and may require us to adapt our project execution strategies.

We are subject to risks associated with loan and financing arrangements.

In the ordinary course of our business, we enter into loan and financing agreements with financial institutions to support our operational and growth initiatives. These arrangements are crucial for maintaining liquidity and funding our activities; however, they expose the Company to several significant risks, including interest rate fluctuations, covenant compliance requirements, liquidity constraints, refinancing uncertainties, credit rating vulnerabilities, regulatory and legal risks, foreign exchange exposures, and ownership transfer of receivables in the event of default. The occurrence of such risks could result in such agreements being terminated or becoming less favorable to the Company, which could have a material adverse effect on our financial condition, or prospect.

Risks Related to this Offering by the Selling Securityholder and Transactions under the Purchase Agreement

Sales of a substantial number of our securities in the public market by the Selling Securityholder and/or by our existing securityholders could cause the price of our Ordinary Shares to fall.

The Selling Securityholder can sell, under this prospectus, up to 11,750,000 Ordinary Shares constituting approximately 60.52% of our issued and outstanding Ordinary Shares as of this filing, consisting of 1,750,000 Commitment Shares, 1,650,000 of which constitute the Pre-Delivery Shares, and 10,000,000 Purchase Shares. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Selling Securityholder may still experience a positive rate of return on the securities they purchased, given that the Commitment Shares were issued to the Selling Securityholder for non-cash consideration, and due to the price at which Purchase Shares may be sold and issued to the Selling Securityholder under the Purchase Agreement. Sales of a substantial number of our Ordinary Shares in the public market by the Selling Securityholder and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities.

The Selling Securityholder has acquired and may purchase Ordinary Shares at a price below the current trading price of the Ordinary Shares, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Under the Purchase Agreement, following the funding of each Pre-Paid Purchase, the Selling Securityholder has the right, but not the obligation, to purchase from the Company its Ordinary Shares not exceeding (i) the outstanding balance of the funded amount of Pre-Paid Purchases, and (ii) 9.99% beneficial ownership of the Company’s outstanding Ordinary Shares. The purchase price of the Ordinary Shares will be the lower of 82.5% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date of the Purchase Notice with a “Floor Price” set at 20% of the Nasdaq Minimum Price (the “Share Purchase Price”). The “Nasdaq Minimum Price” means the lower of: (i) the Nasdaq official closing price on the trading day immediately preceding the applicable measurement date; or (ii) the average Nasdaq official closing price for the five (5) trading days immediately preceding the applicable measurement date. This prospectus relates to the offer and resale from time to time by the Selling Securityholder of up to 11,750,000 Ordinary Shares constituting approximately 60.52% of our issued and outstanding Ordinary Shares as of the date of this prospectus, consisting of 1,750,000 Commitment Shares, 1,650,000 of which constitute the Pre-Delivery Shares, and 10,000,000 Purchase Shares.

Due to the pricing mechanism explained above, the Selling Securityholder may acquire our Ordinary Shares at a price below, or even substantially below, the current trading price. Additionally, the Commitment Shares were issued to the Selling Securityholder for non-cash consideration. These factors may create an economic incentive for the Selling Securityholder to sell promptly after the effectiveness of the registration statement to which this prospectus is a part, which could put downward pressure on the market price of our Ordinary Shares. As a result, other investors may experience dilution or a decline in the value of their holdings, and future investors in the Company may face a less favorable investment opportunity.

Public securityholders who have or will purchase our Ordinary Shares at current trading price may not be able to experience the same positive rates of return on securities they purchase, due to the low price at which the Selling Securityholder may purchase our Ordinary Shares.

We may be required to make cash payments or issue a substantial number of Ordinary Shares under the Purchase Agreement, which could reduce the amount of cash available to fund our operations or dilute the ownership percentage held by our investors.

Subject to the terms and conditions in the Purchase Agreement, the Company may issue and sell up to $10,000,000 of Pre-Paid Purchases of its Ordinary Shares within a committed two-year period. As part of this agreement, the Company has issued 1,750,000 Ordinary Shares to the Selling Securityholder as consideration for its commitment. Under the Purchase Agreement, following the funding of each Pre-Paid Purchase, the Selling Securityholder has the right, but not the obligation, to purchase from the Company its Ordinary Shares not exceeding (i) the outstanding balance of the funded amount of Pre-Paid Purchases, and (ii) 9.99% beneficial ownership of the Company’s outstanding Ordinary Shares. The purchase price of the Ordinary Shares will 82.5% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date of the Purchase Notice with a “Floor Price” set at 20% of the Nasdaq “Minimum Price” as defined under Nasdaq Listing Rule 5635(d) prior to the applicable closing of the Pre-Paid Purchase.

Each pre-paid purchase accrues interest at an annual rate of 8% and includes an original issue discount of 7%. If the registration statement on Form F-1, to which this prospectus is a part, is not declared effective within ninety (90) calendar days of April 22, 2025, i.e., July 21, 2025, the outstanding balance of the pre-paid purchase will automatically increase by 1%, with further increases of 2% for each subsequent thirty (30) day period that the registration statement remains ineffective. Additionally, if the VWAP of the Company’s Ordinary Shares falls below the Floor Price for at least five (5) consecutive trading days, the Company must make monthly cash repayments of $350,000 in principal plus any accrued unpaid interest until the outstanding balance is fully repaid or the triggering event conditions are resolved. Additionally, if the Company fails to meet certain conditions under the Purchase Agreement, it may be required to make cash payments.

If the Selling Securityholder exercises its right to purchase Ordinary Shares under the Pre-Paid Purchases, the Ordinary Shares may be issued at a price significantly below the prevailing market price. This could lead to substantial dilution of other investors’ ownership percentages and potentially decrease the value of their investment. This dilution, combined with the potential for downward pressure on the Company’s share price if the Selling Securityholder promptly sells the Ordinary Shares in the open market, could reduce the market value of the Company’s Ordinary Shares and adversely affect its ability to raise additional capital on favorable terms.

Furthermore, the cash payment obligations under the Purchase Agreement, if triggered, could significantly reduce the cash available to fund the Company’s operations or make necessary investments. This would adversely affect the Company’s financial condition and limit its ability to pursue growth opportunities, adversely affecting its business prospects.

It is not possible to predict the actual number of Purchase Shares, if any, we will sell under the Purchase Agreement to the Selling Securityholder, or the actual gross proceeds resulting from the Purchase Agreement.

Under the Purchase Agreement, following the funding of each Pre-Paid Purchase, the Selling Securityholder has the right, but not the obligation, to purchase from the Company its Ordinary Shares not exceeding (i) the outstanding balance of the funded amount of Pre-Paid Purchases, and (ii) 9.99% beneficial ownership of the Company’s outstanding Ordinary Shares. The purchase price of the Ordinary Shares will be 82.5% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date of the Purchase Notice with a “Floor Price” set at 20% of the Nasdaq Minimum Price (the “Share Purchase Price”). This prospectus relates to the offer and resale from time to time by the Selling Securityholder of up to 11,750,000 Ordinary Shares constituting approximately 60.52% of our issued and outstanding Ordinary Shares as of the date of this prospectus, consisting of 1,750,000 Commitment Shares, 1,650,000 of which constitute the Pre-Delivery Shares, and 10,000,000 Purchase Shares. While we have the right to control the timing and amounts of the Pre-Paid Purchases, the Selling Securityholder has the right to control the timing and amount of the issuance of our Ordinary Shares. Because Share Purchase Price will fluctuate based on the market prices of the Company’s Ordinary Shares prior to each issuance made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of the Company’s Ordinary Shares that we will issue to the Selling Securityholder under the Purchase Agreement, the Share Purchase Price or the aggregate gross proceeds that we will receive under the ELOC Purchase Agreement.

Investors who buy Ordinary Shares from the Selling Securityholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have the right to control the timing and amounts of the Pre-Paid Purchases and the Selling Securityholder has the right to control the timing and amount of the issuance of our Ordinary Shares. The Selling Securityholder may resell all, some or none of such Ordinary Shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase Ordinary Shares from the Selling Securityholder in this offering at different times will likely pay different prices for those Ordinary Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Ordinary Shares they purchase from the Selling Securityholder in this offering as a result of future issuances made to the Selling Securityholder at prices lower than the prices such investors paid for their Ordinary Shares in this offering.

If the Company ceases to qualify as a foreign private issuer it would become subject to Nasdaq Listing Rule 5635(d) and would have to obtain shareholder approval for the issuance of Purchase Shares under the Purchase Agreement that exceed the limits set under this rule.

The Company has elected to be governed by home country rules, such that Nasdaq Listing Rule 5635(d) will not apply to the Company. However, if at any time, the Company ceases to qualify as a foreign private issuer, the Company will be subject to Nasdaq Listing Rule 5635(d) which requires a company to obtain shareholder approval for any issuance of more than 20% of its common stock or voting power at a price below the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d). If this occurs, the Company will have to obtain shareholder approval (the “Required Shareholder Approval”) for the issuance of Purchase Shares under the Purchase Agreement that exceed the limits set under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”). Until the Required Shareholder Approval is obtained, the Company would not be able to request additional Pre-Paid Purchases that may cause the total amount of Ordinary Shares issuable to exceed the Exchange Cap.

Our management has broad discretion to determine how to use the funds received under the Purchase Agreement and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the proceeds from the Purchase Agreement for: (i) expansion into other countries in Southeast Asia; (ii) business expansion including offering EPCC services for other types of renewable energy such as hydropower; (iii) general working capital and (iv) mergers and acquisitions. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from the Purchase Agreement and could spend the proceeds in ways that may not improve our results of operations or enhance the market price of our Ordinary Shares.

Risks Relating to the Ownership of Our Securities

After the completion of this offering, share ownership will remain concentrated in the hands of our largest shareholder Reservoir Link Energy Bhd. and management, who will continue to be able to exercise a direct or indirect controlling influence on us.

We anticipate that our directors and largest shareholder, Reservoir Link Energy Bhd., will together beneficially own approximately 42.97% of our Ordinary Shares issued and outstanding after the completion of this offering. Reservoir Link Energy Bhd. is controlled by its board of directors. As a result, these shareholders, acting together, will have significant influence over all matters that require approval by our shareholders, including the appointment and removal of directors and approval of certain significant corporate transactions. Corporate action might be taken even if other shareholders, including those who purchase Ordinary Shares in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other shareholders may view as beneficial.

There has been no public market for our Ordinary Shares prior to our initial public offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to our initial public offering, there has not been a public market for our Ordinary Shares. Our Ordinary Shares are currently listed on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares in our initial public offering was determined by negotiations between us and the underwriters, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. On May 14, 2025, our Ordinary Shares closed trading at a price of $1.28 per Ordinary Share which is well below the $4.00 per share offering price in our initial public offering. We cannot assure you that the market price of our Ordinary Shares will not further decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

Certain recent initial public offerings of companies with public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our shares, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

We are subject to reporting obligations under U.S. securities laws. The SEC adopted rules pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of its internal control over financial reporting. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

In preparing our consolidated financial statements as of and for the fiscal years ended December 31, 2022, 2023, and 2024, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board, and other control deficiencies. The material weaknesses identified included a lack of accounting staff and resources with appropriate knowledge of International Financial Reporting Standards and SEC reporting and compliance requirement and deficiency of internal journal entries procedure. Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures: such as (i) implementing regular and continuous International Financial Reporting Standards accounting and financial reporting training programs for our accounting and financial reporting personnel; and (ii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

We have incurred substantial increased costs as a result of being a public company.

As a public company, we have incurred significant legal, accounting, and other expenses that we did not incur as a private company prior to our IPO. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. Compliance with these rules and regulations have increased our legal and financial compliance costs and made some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we have incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 19,415,289 Ordinary Shares are currently outstanding and 3,700,382 are freely tradable. The remaining Ordinary Shares are “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price you paid.

If you purchase our Ordinary Shares, you may not be able to resell those shares at or above the price you paid. We cannot assure you that the market price of our Ordinary Shares, will equal or exceed prices you have paid for the Ordinary Shares. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to continue to qualify as a foreign private issuer. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue to qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Additionally, if the Company ceases to qualify as a foreign private issuer it would become subject to Nasdaq Listing Rule 5635(d) and would have to obtain shareholder approval for the issuance of Purchase Shares under the Purchase Agreement that exceed the limits set under this rule. See “If the Company ceases to qualify as a foreign private issuer it would become subject to Nasdaq Listing Rule 5635(d) and would have to obtain shareholder approval for the issuance of Purchase Shares under the Purchase Agreement that exceed the limits set under this rule,” above for additional information.

Because we are a foreign private issuer and are exempt from certain corporate governance standards established by the national securities exchanges that are applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.

As a business company limited by shares incorporated under the laws of the British Virgin Islands, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, we have elected to be exempt from the requirements under Nasdaq Listing Rule 5635 to obtain shareholder approval for (i) the issuance 20% or more of our outstanding Ordinary Shares or voting power in a private offering, (ii) the issuance of securities pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended, (iii) the issuance of securities when the issuance or potential issuance will result in a change of control of our Company, and (iv) certain acquisitions in connection with the acquisition of the stock or assets of another company. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our securities are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our M&A may discourage, delay, or prevent a change in control.

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and

●	provisions that restrict the ability of our shareholders to call shareholder meetings.

Additionally, under the laws of the BVI, our directors may only exercise the rights and powers granted to them under our M&A for what they believe in good faith to be in the best interests of our Company and for a proper purpose.

The exclusive jurisdiction provision in our M&A may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our M&A provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the BVI shall have exclusive jurisdiction to hear and determine:

●	(i) any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our M&A, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our M&A; or (y) any non-contractual obligations arising out of or in connection with our M&A; or

●	(ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Act, the Insolvency Act, any other statute, rule, or common law of the BVI affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the BVI Act and section 162(1)(b) of the Insolvency Act, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Notwithstanding the foregoing, we note that holders of our Ordinary Shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may impose additional litigation costs on shareholders in pursuing such claims, particularly if the shareholders do not reside in or near the BVI. Additionally, the provision may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or employees, which may discourage the filing of such lawsuits. The courts of the BVI may also reach different judgment or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our shareholders. Alternatively, if a court were to find the exclusive jurisdiction provision contained in our M&A to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (iv) the shares transferred are free of any lien in favor of us; or (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof. Ordinary Shares listed on the Nasdaq Capital Market, at our directors’ discretion, may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on Nasdaq (including, but not limited to, the applicable Nasdaq listing rules). The transfer of a share is only effective once the name of the transferee is entered in the register of shareholders.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) days in any year.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public market. Our Ordinary Shares are listed on the Nasdaq Capital Market, and the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members remain with the Depository Trust Company. All market transactions with respect to those Ordinary Shares are carried out without the need for any kind of registration by the directors, as the market transactions are all conducted through the Depository Trust Company systems.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company.”

You may have difficulty enforcing judgments against us.

We are incorporated under the laws of the BVI as a business company limited by shares. Currently, all of our operations are conducted in Malaysia, and almost all of our assets are and will be located outside of the United States. In addition, almost all of our officers and directors are nationals and residents of a country other than the United States, and almost all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the BVI and of Malaysia may not allow you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

The laws of the BVI may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our M&A, by the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are to a large extent governed by the common law of the BVI. The common law in the BVI is derived in part from comparatively limited judicial precedent in the BVI and from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors subject to a number of limited exceptions. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the BVI) are binding on a court in the BVI. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the BVI. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the BVI has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

BVI law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s M&A. Our M&A allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. Advance notice of at least seven (7) calendar days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder, present in person or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such meeting. Unless our directors decide otherwise by a resolution of directors, a shareholder may not attend or vote (in person or by proxy) at any meeting of shareholders (or class of shareholders), or sign or consent to any written resolution of shareholders (or class of shareholders), in respect of any share held by the shareholder unless all calls and other sums currently payable by the shareholder to the Company in respect of the share have been paid in full.

Recently introduced economic substance legislation of the BVI may adversely impact us or our operations.

The BVI, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “Substance Law”) came into force in the BVI introducing certain economic substance requirements for BVI “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the BVI, have core income generating activities in the BVI, and have an adequate level of employees, expenditures, and premises in the BVI. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) will be subject to reduced substance requirements.

Based on the Substance Law and announced guidance currently issued, we are currently subject to limited substance requirements applicable to a pure equity holding company. At present, we are only required to confirm we comply with the BVI Act and that we have adequate premises and employees in the BVI for passively holding or actively managing the equity participation, but to the extent we are required to increase our substance in the BVI due to any regulatory change, it could result in additional costs. Although it is presently anticipated that the Substance Law (including the ongoing EU review of the BVI’ implementation of such law), will have minimal material impact on us or our operations, as the legislation and guidance are new and remain subject to further clarification, adjustment, interpretation, and the EU review, it is not currently possible to ascertain the precise impact of these developments on us, for example, whether we could also be treated as carrying out “headquarter business” in the BVI (despite our headquarters physically being in Malaysia). It is therefore possible that we may be subject to additional requirements under the Substance Law in the future. Should that occur, it is our intention to seek appropriate advice and take appropriate steps to ensure that we (to the extent we fall within the scope of the Substance Law) are fully compliant.

If we are classified as a passive foreign investment company (PFIC), United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

For the 2024 taxable year, we were not a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our future taxable years, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — Passive Foreign Investment Company Consequences.”

Our pre-IPO shareholders will be able to sell their shares subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Ordinary Shares.

19,415,289 of our Ordinary Shares are issued and outstanding as of the date of this prospectus. Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in our initial public offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Ordinary Shares following the completion of our initial public offering, to the detriment of participants in our initial public offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholder will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholder in disposing of their Ordinary Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

We may receive up to $10,000,000 in aggregate gross proceeds from the Selling Securityholder under the Purchase Agreement. We intend to use the proceeds from the offering for the following purposes:

●	approximately 30% for expanding into other countries in Southeast Asia;

●	approximately 30% for business expansion, including offering EPCC services for other types of renewable energy, such as hydropower;

●	approximately 30% for general working capital; and

●	approximately 10% for mergers and acquisitions.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our Ordinary Shares may be sold by the Selling Securityholder under this prospectus. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

Subject to the BVI Act and our M&A, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate if they are satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due (the “Solvency Test”). There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividends.

If, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized. The directors must notify each shareholder of any dividend authorized by them and no interest accrues on any dividend. If a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Malaysia subsidiary, Founder Energy (Malaysia). Under the Malaysian Companies Act 2016, dividends must be paid out of profit and no dividend shall be paid out if the payment will cause the company to be insolvent. The company, each officer and any other person or individual who contravene this provision commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding five years or to a fine not exceeding MYR3,000,000.00 or to both. For the purpose of determining whether a Malaysian company satisfies the solvency test, a company is regarded as solvent if it is able to pay its debts as and when the debts become due within 12 months immediately after the distribution is made.

Additionally, in the event that Founder Energy (Malaysia) or its subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Malaysia is under a single-tier tax system. Dividends are exempt from income tax in the hands of shareholders pursuant to Paragraph 12B, Schedule 6 of the Income Tax Act 1967. However, Malaysia has introduced a new 2% tax on dividend income derived by individual shareholders, whether resident or non-resident exceeding RM100,000, effective January 1, 2025. Our Malaysia subsidiary, Founder Energy (Malaysia), is not required to deduct tax from dividends paid to its shareholder, Founder Group, and no tax credits will be available for offsetting against the recipient’s tax liability. Further, Malaysia does not impose any withholding tax (i.e., 0%) on dividends paid by Malaysian companies to non-residents. Hence, Founder Energy (Malaysia) is not required to withhold any sum from its dividends for tax withholding purposes. See “Material Income Tax Consideration — Malaysian Enterprise Taxation.”

MARKET INFORMATION

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FGL”. On May 14, 2025, the closing sale price of our Ordinary Shares as reported by Nasdaq was $1.28 per share. As of May 19, 2025, there were approximately 7 holders of record of our Ordinary Shares. This includes Cede & Co., which holds shares on behalf of the beneficial owners of the Company’s Ordinary Shares. Because brokers and other institutions hold many of our shares on behalf of shareholders, we are unable to estimate the total number of shareholders represented by these record holders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a dedicated solar solutions provider in Malaysia, offering end-to-end services for commercial and industrial sectors, as well as large-scale solar power projects, encompassing project design, engineering, and comprehensive project management. Our primary focus is on two key segments: large-scale solar projects and commercial and industrial (C&I) solar projects.

Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project. As an EPCC provider, we assume most of the responsibility for the entire project lifecycle, from design and engineering to material procurement, construction, installation, integration, and commissioning. After the acceptance of our projects by our clients, we provide performance warranty during the defect liability period, which is typically 24 months. See “Business—Our Services—Project Flow—Post-completion—Warranties and defect liabilities.” Our goal is to ensure seamless project execution, adhering to the highest industry standards and delivering optimal performance and reliability. For the fiscal years ended December 31, 2024, 2023, and 2022, our revenue generated from large-scale solar projects was RM68,864,991 (approximately US$15,387,105), RM131,988,574, and RM51,761,466, respectively, accounting for approximately 76%, 89%, and 82% of our total revenue for the respective years.

C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor. As the main contractor, we engage in comprehensive services encompassing project design, engineering, equipment procurement, construction, and commissioning. The C&I projects also come with a 24 month defect liability period and we provide performance warranty during this period. We ensure that our C&I projects are customized to meet the unique energy needs of each customer, providing them with efficient and sustainable solar solutions. For the fiscal years ended December 31, 2024, 2023, and 2022, our revenue generated from C&I projects was RM21,479,597 (approximately US$4,799,374), RM16,065,399, and RM11,748,000, respectively, accounting for approximately 24%, 11%, and 18% of our total revenue for the respective years.

Additionally, we offer operation and maintenance (“O&M”) services to our clients to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity and historically have derived little revenue from these services.

In the fiscal years ended December 31, 2024, 2023, and 2022, our revenue reached RM90,344,588 (approximately US$20,186,479), RM148,053,973, and RM63,509,466, respectively, resulting in a negative growth rate of 39% from fiscal year 2023 to fiscal year 2024, and a growth rate of 133% from fiscal year 2022 to fiscal year 2023. In the same fiscal years, our net loss was RM5,150,005 (approximately US$1,150,711), net income of RM7,147,068, and RM3,943,506, respectively, resulting in a negative growth rate of 172% from fiscal year 2023 to fiscal year 2024, and a growth rate of 81% from fiscal year 2022 to fiscal year 2023.

Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Government Incentives and Regulation

We have not seen any impact of unfavorable government policies upon our business in recent years. However, our business and results of operations can be affected by various factors such as government policies, regulations, subsidies, and incentives. Changes in these factors can lead to market uncertainty and affect the demand for solar PV systems. However, we will seek to adjust as required if and when government policies shift.

Expansion into New Markets

We noticed the significant untapped potential for solar energy in Southeast Asia. Our strategy entails expanding our business presence in the region with a specific focus on countries like Singapore, Indonesia, and the Philippines. Furthermore, we believe that the market for large-scale solar, commercial and industrial, and residential solar services remain substantially untapped in Southeast Asia and in order to capitalize on this potential, we plan to strengthen our existing client relationships while actively searching for new clients to accelerate our growth trajectory.

Geographic Concentration in Malaysia

Despite our intention to expand our business presence in Southeast Asia, our main operations are based in Malaysia and our business and results of operations may be influenced by the changes in political, economic, social environment as well as by the general state of the economy in Malaysia.

Changes in the Macro-Economic Environment and Energy Demand

Our future operating results also depend on the continued demand for utility-scale solar energy. This is dependent on many factors, including the demand for cheaper energy sources driven by regional, national or global macroeconomic trends. If the demand for cheaper energy sources increases, we may face greater competition from conventional and other renewable energy sources, such as coal, natural gas and wind to the extent they are able to offer energy solutions that are less costly. If utility-based customers opt for other sources of energy, the average contract value may be affected if we seek to be more price competitive and as a result, our revenue and operating results could be negatively affected.

Product Costs and Supply Chain Disruptions

Our solar PV installation services involve commodities such as steel and aluminum. Fluctuations in the commodities’ costs that occurred after the signing of fixed lump-sum contracts are critical to our services and may impact our financial performance. In addition, any shortages or other constraints in the supply chain, either solar module component shortages, container shortages, supply chain disruptions which may result in an increase of transportation cost may affect the costs of our services, our margins and our operating results.

Our Ability to Acquire New Customers

Our operating results and growth will depend in part on our ability to continue to attract new customers. While we believe that the underlying market for utility based solar products will continue to grow, it is difficult to predict the growth of potential new customers for our services or whether we will be successful in acquiring these new customers. We plan to continue to invest in our sales and marketing efforts to acquire new customers in order to generate continued revenue growth on a year-over-year basis.

Inflation and Interest Rate

We may be impacted by inflationary pressures. Inflation has continued to accelerate after a series of global events, including the pandemic lock-down, Russia’s invasion of Ukraine, driving up energy prices, freight premiums, and other operating costs. Interest rates, notably mature international market government bond yields, are rising as central banks around the world tighten monetary policy in response to inflationary pressures, while debt remains at high levels in many major markets. The eventual implications of tighter monetary policy, and potentially higher long-term interest rates may drive a higher cost of capital during our forecast period. These inflationary pressures are expected to persist, at least in the near term, and will continue to negatively affect our results of operation. To help mitigate the inflationary pressures on our business, we adjusted our services fee in certain markets and expanded our supplier base.

Impact of COVID-19

As of the date of this prospectus, the impact of COVID-19 on our business has been limited, but our prospects and results of operations may depend on future developments of the COVID-19 pandemic, which are highly uncertain and cannot be predicted as of the date of this prospectus. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographic regions impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the solar energy industry.

See “Risk Factors — Risks Related to Our Business and Industry — The ongoing effects of the COVID-19 pandemic in Malaysia may have a material adverse effect on our business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — COVID-19 Pandemic Affecting Our Results of Operations.”

Results of Operations

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2023 and 2024

Revenue

	As of December 31, 2023		As of December 31, 2024		As of December 31, 2024	Variance
	RM	% of total revenue	RM	% of total revenue	USD	RM	%
Large-scale solar projects	131,988,574	89%	68,864,991	76%	15,387,105	(63,123,583)	(48)%
Commercial and Industrial projects	16,065,399	11%	21,479,597	24%	4,799,374	5,414,198	34%
	148,053,973	100%	90,344,588	100%	20,186,479	(57,709,385)	(39)%

Revenue for the year ended December 31, 2024 was RM90,344,588 (USD20,186,479) representing a decrease of 39% from RM148,053,973 for the fiscal year ended December 31, 2023. The decrease in revenue was mainly driven by lower contribution from large-scale solar projects. The delay in the commencement of large-scale contracts secured during the financial year contributed to the revenue decrease. However, construction for these projects have commenced in year 2025.

Our revenue generated from large-scale solar projects decreased by RM63,123,583 or approximately 48% from RM131,988,574 for the fiscal year ended 2023 to RM68,864,991 (USD15,387,105) for the fiscal year 2024. The decrease was due to the completion of several large-scale solar projects secured in the previous fiscal year. Additionally, delays in the commencement of newly secured large-scale solar projects in fiscal year 2024 further contributed to the decrease.

Our revenue generated from commercial and industrial projects increased by RM5,414,198, or approximately 34% from RM16,065,399 to RM21,479,597 (USD4,799,374) for the fiscal year 2024. The increase was due to securing several rooftop solar projects and increase in number of on-going projects during the fiscal year.

Cost of Sales

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024	Variance
	RM	RM	USD	RM	%
Material Cost	54,245,611	27,348,569	6,110,729	(26,897,042)	(50)%
Construction Cost	65,513,217	47,319,827	10,573,081	(18,193,390)	(28)%
Staff Cost	3,620,080	4,482,351	1,001,531	862,271	24%
Logistic Cost	1,287,926	1,382,209	308,839	94,283	7%
Tools & Machinery	498,672	242,645	54,216	(256,027)	(51)%
Miscellaneous	5,014,568	2,910,139	650,238	(2,104,429)	(42)%
Depreciation	20,952	416,378	93,035	395,426	1887%
Total cost of sale	130,201,026	84,102,118	18,791,669	(46,098,908)	(35)%

Cost of sales represents our cost incurred in constructing projects, purchasing materials, specific staff costs and other project-related costs incurred for identifiable projects.

The decrease in cost of sales aligned with the overall decrease in revenue, primarily due to the completion of large-scale solar projects from the previous fiscal year and delays in the commencement of newly secured large-scale solar projects. This decrease reflects lower project execution activities during the year, resulting in a decrease in most costs. While staff costs and depreciation increased to maintain the workforce and acquiring assets in anticipation of resumed construction in year 2025.

The material cost for the fiscal year ended December 31, 2024 was RM27,348,569 (USD6,110,729), representing a decrease of 50%, from RM54,245,611 for the fiscal year ended December 31, 2023. The decrease was consistent with the decrease in our revenue mainly due to the decrease in sales of goods and lesser active large-scale solar project, leading to reduced procurement of solar panels, mounting structures and other key materials.

The construction cost for the fiscal year ended December 31, 2024 was RM47,319,827 (USD10,573,081), representing a decrease of 28%, from RM65,513,217 for the fiscal year ended December 31,2023. The decrease was in line with the decrease in our revenue from executing large-sized contracts, resulted in lower subcontractor costs incurred.

The staff costs for the fiscal year ended December 31, 2024 was RM4,482,351 (USD1,001,531), representing an increase of 24%, from RM3,620,080 for the fiscal year ended December 31, 2023. The increase was due to the expansion of our operation team to execute large-scale projects secured in the previous fiscal year and during the year, aligned with an increase in our number of full-time employees.

The logistic costs for the fiscal year ended December 31, 2024 was RM1,382,209 (USD308,839), representing an increase of 7%, from RM1,287,926 for fiscal year ended December 31, 2023. The increase was due to the higher rental expenses for company vehicles used for site travel and increased warehouse storage costs to maintain a high inventory level for upcoming projects.

The tools and machinery for fiscal year ended December 31, 2024 was RM242,645 (USD54,216), representing a decrease of 51%, from RM498,672 for the fiscal year ended December 2023. The decrease was due to a decrease in upkeep of machinery, small tools and hardware as most of the large-scale projects were completed during the financial year.

The miscellaneous for fiscal year ended December 31, 2024 was RM2,910,139 (USD650,238), representing a decrease of 42%, from RM5,014,568 for the fiscal year ended December 2023. The decrease was due to a decrease in rental of heavy machinery and equipment as most of the large-scale projects were completed during the financial year.

The depreciation for fiscal year ended December 31, 2024 was RM416,378 (USD93,035), representing a significant increase of 1887%, from RM20,952 for the fiscal year ended December 2023. The increase was due to Founder Assets invested in rooftop solar assets and the successful commissioning of these long-term solar assets, which commenced power generation during the financial year.

Selling and Administrative Expenses

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024	Variance
	RM	RM	USD	RM	%
Audit fees	75,140	731,900	163,535	656,760	874
Stamp duty	180,914	85,838	19,180	(95,076)	(53)
Bank charges	43,846	25,999	5,809	(17,847)	(41)
Insurance premiums	155,238	362,328	80,958	207,090	133
Information and Communication Technology subscription	84,300	105,798	23,639	21,498	26
Management fees	102,109	111,836	24,988	9,727	10
Loss on foreign exchange	360,799	1,312,086	293,171	951,287	264
Depreciation	302,231	355,596	79,455	53,365	18
Directors’ fee, salaries and other related expenses	608,991	1,051,266	234,894	442,275	73
Employee benefits expenses	2,624,668	3,511,965	784,709	887,297	34
Impairment losses on contract assets	296,776	2,372,132	530,026	2,075,356	699
Impairment losses on trade receivables	—	552,875	123,534	552,875	100
Other expenses	1,863,635	1,270,582	283,896	(593,053)	(32)
	6,698,647	11,850,201	2,647,794	5,151,554	77

Selling and administrative expenses mainly comprise of employee benefits expenses, directors’ fee, impairment losses on trade receivables and contract assets, loss on foreign exchange, consultancy fees, legal and professional fees and audit fees and other administrative expenses. The selling and administrative expenses increased significantly by 5,151,554 (USD1,151,057), or approximately 77%, from RM6,698,647 in fiscal year 2023 to RM11,850,201 (USD2,647,794) in fiscal year 2024. The increase was mainly attributable to the following reasons:

Insurance premiums paid for fiscal year ended December 31, 2024 was RM362,328 (USD80,958), representing an increase of 133% from RM155,238 in fiscal year ended December 31, 2023. The increase in insurance premiums was mainly due to the increase in headcounts and assets under insured.

ICT subscription paid for fiscal year ended December 31, 2024 was RM105,798 (USD23,639), representing increase of 26% from RM84,300 for fiscal year ended December 31, 2023. The increase in ICT subscription was due to the more subscription on accounting and project-related software, as well as computer software during the year.

Management fees paid for fiscal year ended December 31, 2024 was RM111,836 (USD24,988), representing an increase of 10%, from RM102,109 in fiscal year ended December 31, 2023. The slight increase in management fees was due to the annual revision of management fees by our holding company.

Loss on foreign exchange incurred for fiscal year ended December 31, 2024 was RM1,312,086 (USD293,171), representing an increase of 264%, from RM360,799 in fiscal year ended December 31, 2023. The significant increase in both realized and unrealized loss of foreign exchange was due to ongoing weakening of RM against foreign currencies, particularly the USD and CNY, impacting both trade and non-trade transactions.

Depreciation of plant and equipment and right-of-use assets incurred for fiscal year ended December 31, 2024 was RM355,596 (USD79,455), representing an increase of 18%, from RM302,231 in fiscal year ended December 31, 2023. The increase was primarily attributable to the acquisition of additional fixed assets, including office renovation for our newly leased office and motor vehicle.

Impairment losses on contract assets incurred for fiscal year ended December 31, 2024 was RM2,372,132 (USD530,026), representing an increase of 699%, from RM296,776 in fiscal year ended December 31, 2023. The significant increase in impairment losses on contract assets was due to the provision made for a large-scale solar project. The Company is having ongoing negotiation with the customer to conclude the final billing for this project.

Impairment losses on trade receivables incurred for fiscal year ended December 31, 2024 was RM552,875 (USD123,534). The increase in impairment losses on trade receivables mainly due to the provision made for a receivable for a specific project.

Other selling and administrative expenses mainly consist of legal and professional fees, back-charged expenses from customer, project tender fees, entertainment expenses, office expenses and travelling expenses. The legal and professional fees mainly comprise of one-off expenses related to the IPO exercise, including but not limited to legal and consultancy fees, accountants’ fees, investor relations consultant’s fees and other associated costs.

Employee Benefits Expenses

	For the year ended December 31, 2023	For the year ended December 31, 2024	For the year ended December 31, 2024	Variance
	RM	RM	USD	RM	%
Directors’ fees	—	212,633	47,510	212,633	100
Directors’ salaries	427,875	556,692	124,387	128,817	30
Admin salaries	1,837,873	2,261,769	505,367	423,896	23
Technical staff salaries	2,462,096	3,036,224	678,410	574,128	23
Total	4,727,844	6,067,318	1,355,674	1,339,474	28

	For the year ended December 31, 2023	For the year ended December 31, 2024	For the year ended December 31, 2024	Variance
	RM	RM	USD	RM	%
Director related expenses	181,116	281,941	62,997	100,825	56
Admin related expenses	786,795	1,250,196	279,342	463,401	59
Technical staff related expenses	1,182,943	1,449,449	323,863	266,506	23
Total	2,150,854	2,981,586	666,202	830,732	39

Our employee benefit expenses for fiscal year ended December 31, 2024 were RM7,997,638 (USD1,786,982), representing an increase of 28%, from RM6,269,707 for the fiscal year ended December 2023. The increase was due to the increase in number of staff employed in fiscal year ended December 31, 2024 of 82 from 45 for fiscal year ended December 31, 2023 to support the company’s business expansion.

Directors’ fees, salaries and director related expenses paid for fiscal year ended December 31, 2024 was RM1,051,266 (USD234,894), representing an increase of 73%, from RM608,991 in fiscal year ended December 31, 2023. The significant increase was mainly due to the increased in the number of Directors appointed to ensure compliance with regulatory requirements following the IPO exercise. Furthermore, Directors’ salaries have been revised during the financial year to account for the Directors’ increased responsibilities and duties.

Other Income

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024	Variance
	RM	RM	USD	RM	%
Interest income	47,255	102,605	22,926	55,350	117
Realized gain on foreign exchange	5,421	862,011	192,607	856,590	15801
Unrealized gain on foreign exchange	(15,417)	242,589	54,204	258,006	(1674)
Discount received	4,860	—	—	(4,860)	(100)
Income from secondment of staff	93,310	86,864	19,409	(6,446)	(7)
Income from tender preparation	—	73,254	16,367	73,254	100
Back-charged costs to subcontractors	—	642,638	143,590	642,638	100
Others	4,991	13,918	3,110	8,927	179
	140,420	2,023,879	452,213	1,883,459	1341

Other income mainly derived from income from realized and unrealized gain on foreign exchange, back-charged costs to subcontractors, secondment of staff and interest income.

In the fiscal year 2023, our other income primarily consists of interest income and income from secondment of staff. The interest income derived from fixed deposits placed with financial institutions and the income from secondment of staff related to the monthly reimbursement of employee’s salary seconded to our largest shareholder, Reservoir Link Energy Bhd.

In the fiscal year 2024, our other income primarily consists of realized and unrealized gain on foreign exchange, interest income and income from secondment of staff. The realized and unrealized gains on foreign exchange were a result of the MYR appreciating against the Chinese Renminbi and United States Dollar from the invoice date to the year’s end on December 31, 2024. The cost back-charged to subcontractors include project-related costs necessary for the execution of works under their respective scopes. The interest income was earned from fixed deposits placed with financial institutions and the income from secondment of staff is similar with the reimbursement charged in the fiscal year 2023.

Finance Cost

Finance cost is mainly derived from interest expenses charged by financial institutions on working capital financing under banking facilities and interest expenses charged by our holding company for advances.

Interest expenses for the fiscal year ended December 31, 2024 were RM2,066,597 (USD461,758), representing an increase of 38%, from RM1,501,573 in the fiscal year ended December 31, 2023. The increase in interest expenses was due to the increase in utilization of term loan and trade financing from financial institutions and advances received from our holding company to cater for the increase in working capital requirement as a result of our business expansion.

Income Tax

Our current taxation decreased from RM2,646,079 for the fiscal year ended December 31, 2023 to income tax benefit of RM500,444 (USD111,818) for the fiscal year ended December 31, 2024 due to a decrease of 119% in taxable income, as the company incurred a loss during the financial year. For the subsidiaries that are incorporated in Malaysia, they are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates of 24% (2023: 24%) on the taxable income for the fiscal year ended December 31, 2024.

Segment Operation

The group reporting is organized and managed in two major business units. All of our revenue is derived from one segment country which is in Malaysia.

The reportable segments are summarized as follows:

i)	Large-scale solar — Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project.

ii)	Commercial & Industrial — C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor.

Revenue from contract services primarily involved in project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved in supply and selling of solar mounting structure and its accessories. Consequently, both segments contribute to revenue from contract services and sales of goods, as reflected in the financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
By Business Unit	RM	RM	Convenience Translation USD
Revenue
Large Scale Solar Contract Services	100,377,899	50,641,696	11,315,315
Commercial & Industrial Contract Services	12,289,223	17,091,509	3,818,905
Large Scale Solar Sales of Goods	31,610,675	18,223,295	4,071,790
Commercial & Industrial Sales of Goods	3,776,176	4,388,088	980,469
Total revenue	148,053,973	90,344,588	20,186,479

Cost of Sales
Large Scale Solar Contract Services	(87,239,254)	(48,888,238)	(10,923,525)
Commercial & Industrial Contract Services	(10,880,570)	(14,634,333)	(3,269,877)
Large Scale Solar Sales of Goods	(28,926,094)	(16,521,415)	(3,691,523)
Commercial & Industrial Sales of Goods	(3,155,108)	(4,058,132)	(906,744)
Total cost of sales	(130,201,026)	(84,102,118)	(18,791,669)

Large Scale Solar Gross profit	15,823,226	3,455,338	772,057
Commercial & Industrial Gross profit	2,029,721	2,787,132	622,753
Total gross profit	17,852,947	6,242,470	1,394,810
Selling and administrative expenses	(6,596,538)	(11,734,782)	(2,622,005)
Selling and administrative expenses to related parties	(102,109)	(115,419)	(25,789)
Income from operations before income tax	11,154,300	(5,607,731)	(1,252,984)

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024	Variance
Total assets	RM	RM	Convenience Translation USD	RM	%
Large Scale Solar segment	60,580,358	49,139,582	10,979,685	(11,440,776)	(19)
Commercial & Industrial segment	12,553,577	33,956,854	7,587,277	21,403,277	170
Total of reportable segments	73,133,935	83,096,436	18,566,962	9,962,501	14
Corporate and other	10,739,584	31,195,694	6,970,326	20,456,110	190
Consolidated total assets	83,873,519	114,292,130	25,537,288	30,418,611	36

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024	Variance
Total liabilities	RM	RM	Convenience Translation USD	RM	%
Large Scale Solar segment	33,875,532	21,362,655	4,773,245	(12,512,877)	(37)
Commercial & Industrial segment	4,543,341	29,714,895	6,639,458	25,171,554	554
Total of reportable segments	38,418,873	51,077,550	11,412,703	12,658,677	33
Corporate and other	30,664,984	46,093,102	10,298,984	15,428,118	50
Consolidated total liabilities	69,083,857	97,170,652	21,711,687	28,086,795	41

Revenue reported above represents revenue generated from external customers. There were no inter-segment sales in the fiscal year ended December 31, 2023 and 2024. Cost of sales reported above represents direct cost related to each business unit and indirect cost that can’t be segregated into each respective business unit was presented under selling and administrative expenses.

Our gross profit from large scale solar projects decreased by RM12,367,888 or approximately 78% from RM15,823,226 for the fiscal year ended 2023 to RM3,455,338 (USD772,057) for the fiscal year 2024. The significant decrease was due to the completion of several large-scale solar projects secured in the previous fiscal year with lower profit margins. The lower margins were a result of lower project execution activities during the year. Despite the slowdown, the Company has continued to maintain its overhead costs in anticipation of increased construction activities expected to resume in year 2025, following delays in the implementation of large-scale solar projects in year 2024.

Our gross profit from commercial and industrial projects experienced an increase by RM757,411 or approximately 37% from RM2,029,721 to RM2,787,132 (USD622,753) for the fiscal year 2024. The increase was due to securing and execution new rooftop solar projects and increase in number of on-going projects throughout the fiscal year. The profit margin remained consistent as compared to the previous fiscal year.

The total assets for our large-scale solar segment decreased by RM11,440,776 or approximately 19% from RM60,580,358 for the fiscal year ended 2023 to RM49,139,582 (USD10,979,685) for the fiscal year 2024. The decrease was mainly due to a decrease in such segment’s contract assets which is in line with the decrease in revenue for our large-scale solar segment.

The total assets for our commercial and industrial segment increased significantly by RM21,403,277 or approximately 170% from RM12,553,577 for the fiscal year ended 2023 to RM33,956,854 (USD7,587,277) for the fiscal year 2024. The significant increase was mainly due to an increase in such segment’s plant and equipment due to the expansion of asset development. The increase was attributed to the acquisition of multiple rooftop solar assets with the successful commissioning of these long-term solar assets.

The total assets for our corporate and other segment increased by RM20,456,110 or approximately 190% from RM10,739,584 for the fiscal year ended 2023 to RM31,195,694 (USD6,970,326) for the fiscal year 2024. The increase was due to an increase in cash and bank balances from the proceeds of initial public offering.

The total liabilities for our large-scale solar segment decreased by RM12,512,877 or approximately 37% from RM33,875,532 for the fiscal year ended 2023 to RM21,362,655 (USD4,773,245) for the fiscal year 2024. The decrease was mainly due to a decrease in such segment’s trade payables which is in line with the decrease in cost of sales for our large-scale solar segment.

The total liabilities for our commercial and industrial segment increased drastically by RM25,171,554 or approximately 554% from RM4,543,341 for the fiscal year ended 2023 to RM29,714,895 (USD6,639,458) for the fiscal year ended 2024. The increase was due to the increase in other payables, mainly attributable to the unpaid purchase consideration for the acquisition of rooftop solar assets.

The total liabilities for our corporate and other segment increased by RM15,428,118 or approximately 50% from RM30,664,984 for the fiscal year ended 2023 to RM46,093,102 (USD10,298,984) for the fiscal year 2024. The increase was mainly due to an increase in bank and other borrowings as a result of utilization of working capital financing from financial institutions. Additionally, there was an increase in other payables due to the unpaid consultancy fees relating to the IPO exercise.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2022 and 2023

Revenue

	As of December 31, 2022		As of December 31, 2023		Variance
	RM	% of total revenue	RM	% of total revenue	RM	%
Large-scale solar projects	51,761,466	82%	131,988,574	89%	80,227,108	155%
Commercial and Industrial projects	11,748,000	18%	16,065,399	11%	4,317,399	37%
	63,509,466	100%	148,053,973	100%	84,544,507	133%

Revenue for the year ended December 31, 2023 was RM148,053,973 representing an increase of 133% from RM63,509,466 for the fiscal year ended December 31, 2022. The increase in revenue was due to execution of projects secured in the previous year in addition to larger scale contracts secured during the financial year.

Our revenue generated from large-scale solar projects increased by RM80,227,108 or approximately 155% from RM51,761,466 for the fiscal year ended 2022 to RM131,988,574 for the fiscal year 2023. The increase was due to securing larger scale projects as compared to the previous fiscal year.

Our revenue generated from commercial and industrial projects increased by RM4,317,399, or approximately 37% from RM11,748,000 to RM16,065,399 for the fiscal year 2023. The increase was due to securing several rooftop projects during the fiscal year.

Cost of Sales

	As of December 31, 2022	As of December 31, 2023	Variance
	RM	RM	RM	%
Material Cost	31,235,746	54,245,611	23,009,865	74
Construction Cost	18,418,808	65,513,217	47,094,409	256
Staff Cost	2,167,536	3,620,080	1,452,544	67
Logistic Cost	918,430	1,287,926	369,496	40
Tools & Machinery	142,452	498,672	356,220	250
Miscellaneous	1,667,629	5,014,568	3,346,939	201
Depreciation	274,499	20,952	(253,547)	(92)
Total cost of sale	54,825,100	130,201,026	75,375,926	137

Cost of sales represents our cost incurred in constructing projects, purchasing materials and specific staff cost incurred for identifiable projects.

The material cost for the fiscal year ended December 31, 2023 was RM54,245,611, representing an increase of 74%, from RM31,235,746 for the fiscal year ended December 31, 2022. The increase was consistent with the increase in our revenue as a result of securing larger size contracts.

The construction cost for the fiscal year ended December 31, 2023 was RM65,513,217, representing an increase of 256% from RM18,418,808 for the fiscal year ended December 31,2022. The increase is in line with the increase in our revenue from executing large-sized contracts.

The staff costs for the fiscal year ended December 31, 2023 was RM3,620,080, representing an increase of 67% from RM2,167,536 for the fiscal year ended December 31, 2022. The increase was due to the expansion of our operation team to execute larger scale projects secured during the year.

The logistic costs for the fiscal year ended December 31, 2023 was RM1,287,926, representing an increase of 40%, from RM918,430 for fiscal year ended December 31, 2022. The increase was due to the higher volume of shipping activities due to the increase in capacity of projects.

The tools and machinery for fiscal year ended December 31, 2023 was RM498,672, representing an increase of 250%, from RM142,452 for the fiscal year ended December 2022. The increase was due to an increase in rental of machinery to cope with requirements for larger size projects.

Selling and Administrative

	As of December 31, 2022	As of December 31, 2023	Variance
	RM	RM	RM	%
Legal and Professional fees	117,676	1,185,352	1,067,676	907
Stamp duty	131,819	180,914	49,095	37
Insurance premiums	60,634	155,238	94,604	156
Bank charges	147,490	43,846	(103,644)	(70)
ICT subscription	111,111	84,300	(26,811)	(24)
Management fees	98,757	102,109	3,352	3
Loss on foreign exchange	126,581	360,799	234,218	185
Directors’ fee	527,742	608,991	81,249	15

Selling and administrative expenses mainly comprise of legal and professional fees, stamp duty, insurances, bank charges, ICT subscription, management fees, loss on foreign exchange and directors’ fee.

The professional fees for fiscal year ended December 31, 2023 was RM1,185,352, representing an increase of 907%, from RM117,676 for fiscal year ended December 31, 2022, which increase mainly due to professional fees paid for IPO exercise.

Stamp duty paid for fiscal year ended December 31, 2023 was RM180,914, representing an increase of 37% from RM131,819 in fiscal year ended December 31, 2022. The increase in stamp duty paid during the year was due to additional bank financing secured during the year.

Insurance premiums paid for fiscal year ended December 31, 2023 was RM155,238, representing an increase of 156% from RM60,634 in fiscal year ended December 31, 2022. The increase in insurance premiums mainly due to increase in headcounts and assets under insured.

Bank charges paid for fiscal year ended December 31, 2023 was RM43,846, representing decrease of 70% from RM147,490 in fiscal year ended December 31, 2022. The decrease in bank charges due to no similar issuance of bank guarantee during the financial year.

ICT subscription paid for fiscal year ended December 31, 2023 was RM84,300, representing decrease of 24% from RM111,111 for fiscal year ended December 31, 2022. The decrease in ICT subscription due to lesser subscription on ad-hoc software during the year.

Management fees paid for fiscal year ended December 31, 2023 was RM102,109, representing an increase of 3%, from RM98,757 in fiscal year ended December 31, 2022. The slight increase in management fees was due to the annual revision of management fees by our holding company.

Loss on foreign exchange incurred for fiscal year ended December 31, 2023 was RM360,799, representing an increase of 185%, from RM126,581 in fiscal year ended December 31, 2022. The increase in loss of foreign exchange was due to ongoing weakening of RM against foreign currency such as USD and CNY.

Directors’ fees paid for fiscal year ended December 31, 2023 was RM608,991, representing an increase of 15%, from RM527,742 in fiscal year ended December 31, 2022. The increase was mainly due to salary revision granted during the financial year.

	For the year ended December 31, 2022	For the year ended December 31, 2023	Variance
	RM	RM	RM	%
Director salaries	378,000	427,875	49,875	13
Admin salaries	1,299,412	1,837,873	538,461	41
Technical staff salaries	213,130	2,462,096	2,248,966	1055
Total	1,890,542	4,727,844	2,837,302	150

	For the year ended December 31, 2022	For the year ended December 31, 2023	Variance
	RM	RM	RM	%
Director related expenses	149,742	181,116	31,374	21
Admin related expenses	390,268	786,795	396,527	102
Technical staff related expenses	1,954,406	1,182,943	(771,463)	(39)
Total	2,494,416	2,150,854	(343,562)	(14)

Our employee benefit expense for fiscal year ended December 31, 2023 was RM6,878,698, representing an increase of 57%, from RM4,384,958 for the fiscal year ended December 2022. The increase was due to the increase in staff employed in fiscal year ended December 31, 2023 of 45 from 29 for fiscal year ended December 31, 2022.

Other Income

	As of December 31, 2022	As of December 31, 2023	Variance
	RM	RM	RM	%
Interest income	1,341	47,255	45,914	3,424
Realized gain on foreign exchange	72,859	5,421	(67,438)	(93)
Unrealized gain on foreign exchange	67,736	(15,417)	(83,153)	(123)
Discount received	1,700	4,860	3,160	186
Gain from secondment of staff	110,524	93,310	(17,214)	(16)
Others	—	4,991	4,991	100
	254,160	140,420	(113,740)	(45)

Other income mainly derived from gain from secondment of staff, interest income, realized and unrealized gain on foreign exchange.

In the fiscal year 2022, our other income primarily consisted of 2 significant components: unrealized gains on foreign exchange and gains from the secondment of staff. The unrealized gains on foreign exchange were a result of the MYR appreciating against the Chinese Renminbi by no more than 5% during the period spanning from the invoice date to the year’s end on December 31, 2022. The gain from secondment of staff is reimbursement of employee’s salary seconded to our largest shareholder, Reservoir Link Energy Bhd.

In the fiscal year 2023, our other income primarily consists of interest income and gain from secondment of staff. The interest income derived from fixed deposits placed with financial institutions and the gain from secondment of staff is similar with the reimbursement charged in fiscal year ended December 31, 2022.

Finance Cost

Finance cost is mainly derived from interest expenses charged by financial institution and interest expenses charged by our holding company for advances.

Interest expenses for the fiscal year ended December 31, 2023 were RM1,501,573, representing an increase of 356%, from RM329,336 in the fiscal year ended December 31, 2022. The increase in interest expenses was due to the increase in utilization of working capital financing from financial institutions and advances received from our holding company to cater for the increase in working capital requirement as a result of our business expansion.

Income Tax

Our current taxation increased from RM1,247,733 for the fiscal year ended December 31, 2022 to RM2,646,079 for the fiscal year ended December 31, 2023 due to an increase of 112% in taxable income during the year.

Segment Operation

The group reporting is organized and managed in two major business units. All of our revenue is derived from one segment country which is in Malaysia.

The reportable segments are summarized as follows:

i)	Large-scale solar — Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project.

ii)	Commercial & Industrial — C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor.

Revenue from contract services primarily involved in project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved in supply and selling of solar mounting structure and its accessories. Consequently, both segments contribute to revenue from contract services and sales of goods, as reflected in the financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2022	As of December 31, 2023
By Business Unit	RM	RM
Revenue
Large Scale Solar Contract Services	32,657,036	100,377,899
Commercial & Industrial Contract Services	6,490,282	12,289,223
Large Scale Solar Sales of Goods	19,104,430	31,610,675
Commercial & Industrial Sales of Goods	5,257,718	3,776,176
Total revenue	63,509,466	148,053,973

Cost of Sales
Large Scale Solar Contract Services	(27,734,735)	(87,239,254)
Commercial & Industrial Contract Services	(4,566,630)	(10,880,570)
Large Scale Solar Sales of Goods	(17,641,212)	(28,926,094)
Commercial & Industrial Sales of Goods	(4,882,523)	(3,155,108)
Total cost of sales	(54,825,100)	(130,201,026)

Large Scale Solar Gross profit	6,385,519	15,823,226
Commercial & Industrial Gross profit	2,298,847	2,029,721
Total gross profit	8,684,366	17,852,947
Selling and administrative expenses	(3,244,159)	(6,596,538)
Selling and administrative expenses to related parties	(173,792)	(102,109)
Income from operations before income tax	5,266,415	11,154,300

	As of December 31, 2022	As of December 31, 2023	Variance
Total assets	RM	RM	RM	%
Large Scale Solar segment	20,133,617	60,580,358	40,446,741	201
Commercial & Industrial segment	3,717,891	12,553,577	8,835,686	238
Total of reportable segments	23,851,508	73,133,935	49,282,427	207
Corporate and other	10,504,811	10,739,584	234,773	2
Consolidated total assets	34,356,319	83,873,519	49,517,200	144

	As of December 31, 2022	As of December 31, 2023	Variance
Total liabilities	RM	RM	RM	%
Large Scale Solar segment	14,122,911	33,875,532	19,752,621	140
Commercial & Industrial segment	5,274,767	4,543,341	(731,426)	(14)
Total of reportable segments	19,397,678	38,418,873	19,021,195	98
Corporate and other	7,320,208	30,664,984	23,344,776	319
Consolidated total liabilities	26,717,886	69,083,857	42,365,971	159

Revenue reported above represents revenue generated from external customers. There were no inter-segment sales in the fiscal year ended December 31, 2022 and 2023. Cost of sales reported above represents direct cost related to each business unit and indirect cost that can’t be segregated into each respective business unit was presented under selling and administrative expenses.

Our gross profit from large scale solar projects increased by RM9,437,707 or approximately 148% from RM6,385,519 for the fiscal year ended 2022 to RM15,823,226 for the fiscal year 2023. The increase was due to the securing of larger scale projects as compared to the previous fiscal year.

Our gross profit from commercial and industrial projects experienced a slight decrease by RM269,126 or approximately 12% from RM2,298,847 to RM2,029,721 for the fiscal year 2023. The decrease was due to new projects secured during the year contributed lower margin as compared to fiscal year 2022 as a result of an increase in material cost.

The total assets for our large-scale solar segment increased by RM40,446,741 or approximately 201% from RM20,133,617 for the fiscal year ended 2022 to RM60,580,358 for the fiscal year 2023. The increase was mainly due to an increase in such segment’s contract assets and trade receivables which is in line with the increase in revenue for our large-scale solar segment.

The total assets for our commercial and industrial segment increased by RM8,835,686 or approximately 238% from RM3,717,891 for the fiscal year ended 2022 to RM12,553,577 for the fiscal year 2023. The increase was mainly due to an increase in such segment’s trade receivables, contract assets and amount owing from related parties which is in line with the increase in revenue for our commercial and industrial segment.

The total assets for our corporate and other segment increased by RM234,773 or approximately 2% from RM10,504,811 for the fiscal year ended 2022 to RM10,739,584 for the fiscal year 2023. The slight increase was due to movement of cash and bank balances and other receivables and prepayment.

The total liabilities for our large-scale solar segment increased by RM19,752,621 or approximately 140% from RM14,122,911 for the fiscal year ended 2022 to RM33,875,532 for the fiscal year 2023. The increase was mainly due to an increase in such segment’s trade payables which is in line with the increase in cost of sales for our large-scale solar segment.

The total liabilities for our commercial and industrial segment decreased by RM731,426 or approximately 14% from RM5,274,767 for the fiscal year ended 2022 to RM4,543,341 for the fiscal year ended 2023. The decrease was due to reduction in trade payables as a result of repayment during the year.

The total liabilities for our corporate and other segment increased by RM23,344,776 or approximately 319% from RM7,320,208 for the fiscal year ended 2022 to RM30,664,984 for the fiscal year 2023. The increase was mainly due to an increase in bank borrowings as a result of utilization of working capital financing from financial institutions.

Discussion on Certain Key Items on the Consolidated Statement of Financial Position

	Note	2023	2024	2024
		RM	RM	USD
ASSETS
Non-current assets
Plant and equipment	6	1,661,549	26,582,995	5,939,671
Right-of-use assets	7	213,761	739,244	165,176
Trade receivables	9	2,665,887	2,478,739	553,846
Deferred tax asset	19	74,000	74,000	16,534
Total non-current assets		4,615,197	29,874,978	6,675,227

Current assets
Contract assets	8	50,993,047	32,547,589	7,272,392
Trade receivables	9	13,235,993	18,794,355	4,199,387
Inventories	10	1,863,933	3,049,405	681,355
Other receivables and prepayment	12	4,358,044	12,944,794	2,892,368
Amount due from related parties	11	3,207,158	2,420,493	540,382
Cash and bank balances		5,600,147	13,901,973	3,106,239
Income tax receivable	19	—	758,543	169,488
Total current assets		79,258,322	84,417,152	18,862,061
Total assets		83,873,519	114,292,130	25,537,288

LIABILITIES AND EQUITY
Current liabilities
Trade payables	9	38,418,873	27,396,814	6,121,509
Other payables and accrued liabilities	12	1,266,140	31,816,499	7,109,038
Bank and other borrowings	13	23,897,880	32,940,381	7,360,157
Lease liabilities	7	141,816	276,524	61,786
Amount due to related parties	11	2,759,913	2,168,066	484,430
Income tax payable	19	1,714,168	1,597	357
Total current liabilities		68,198,790	94,599,881	21,137,277

Non-current liabilities
Lease liabilities	7	73,831	471,295	105,306
Bank and other borrowings	13	811,236	2,099,476	469,104
Total non-current labilities		885,067	2,570,771	574,410
Total liabilities		69,083,857	97,170,652	21,711,687

Capital and reserves
Share capital	14	69,284	7,425,257	1,659,090
Reserves	15	1,704,989	1,704,989	380,961
Retained earnings		13,009,029	7,859,024	1,756,010
Other comprehensive income		6,360	132,208	29,540
Total equity		14,789,662	17,121,478	3,825,601
Total liabilities and equity		83,873,519	114,292,130	25,537,288

Contract Assets and Contract Liabilities

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	USD
Contract Assets
Contract cost	128,952,000	189,071,858	42,245,974
Contract margin	22,018,596	24,840,605	5,550,353
Contract revenue recognized	150,970,596	213,912,463	47,796,327
Less: Bill to trade receivables	(100,687,277)	(180,008,528)	(40,220,875)
Contract assets carried forward	50,283,319	33,903,935	7,575,452
Contract cost assets	959,005	—	—
Less: Provision for impairment loss	(296,776)	(2,668,908)	(596,337)
Add: Accrued revenue	47,499	1,312,562	293,277
Balance carried forward	50,993,047	32,547,589	7,272,392

Increase/(Decrease) in contract assets	32,709,220	(18,445,458)	(4,121,429)
Increase in provision for impairment loss	(296,776)	(2,372,132)	(530,026)

Contract Liabilities
Balance brought forward	806,058	—	—
Add: Deposits and prepayment from customer	(800,058)	—	—
Adjustment for unrealized foreign exchange movement	12,070	—	—
Adjustment to other payables	(18,070)	—	—
Balance carries forward	—	—	—

Decrease in contract liabilities	(806,058)	—	—

The contract assets primarily relate to our right to consideration for work completed on contracts but not yet billed as at the reporting date. The amount will be transferred to trade receivables when our Company issues billings in the manner as established in the contracts with customers.

The contract assets increased to RM32,547,589 (USD7,272,392) as of December 31, 2024, representing decrease of 36% from RM50,993,047 in fiscal year ended December 31, 2023, which is aligns with the decrease in our revenue and number of ongoing large-scale solar projects undertaken during the fiscal year.

Trade and Other Receivables

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	USD
Trade receivables
Non-Current
Project retention receivables	2,665,887	2,478,739	553,846

Current
Trade receivables	12,156,133	16,195,071	3,618,606
Project retention receivables	698,429	1,168,425	261,071
Accrued liquidated ascertained damages to sub-contractors	408,980	2,011,284	449,399
Less: Provision for expected credit loss	(27,549)	(580,425)	(129,689)
Total current trade receivables	13,235,993	18,794,355	4,199,387
Total trade receivables	15,901,880	21,273,094	4,753,233

Increase in total trade receivables	11,922,137	5,371,214	1,200,137
Increase in provision for expected credit loss	—	552,876	123,534

Other receivables
Project deposits	252,490	323,067	72,186
Prepayment to supplier	1,843,652	10,925,338	2,441,144
Other receivables	813,020	240,666	53,774
Other deposits and prepayment	1,448,882	1,455,723	325,264
Total other receivables	4,358,044	12,944,794	2,892,368

Our dealing with customers is either on cash or credit terms. The customers that deal with our Company on credit terms are generally granted credit terms of 30 days to 90 days. Other credit terms may be negotiated with customers on a case-by-case basis.

The trade receivables increased from RM15,901,880 as of December 31, 2023 to RM21,273,094 (USD4,753,233) as of December 31, 2024 representing 34% increase despite a decrease in overall revenue, primarily due to billings for a large project that were issued toward the end of the financial year.

The other receivables increased significantly from RM4,358,044 as of December 31, 2023 to RM12,944,794 (USD2,892,368) as of December 31, 2024 representing 197% increase, mainly due to the increase in prepayment made to suppliers as down payments for sub-contractor works and material purchases to support newly secured large-scale solar projects execution.

Trade and Other Payables

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	USD
Trade payables
Trade payables	37,268,115	25,204,848	5,631,739
Project retention payable	1,150,758	2,191,966	489,770
Total trade payables	38,418,873	27,396,814	6,121,509

Increase/(Decrease) in total trade payables	19,827,253	(11,022,059)	(2,462,755)

Other payables
Accrued staff cost	349,035	683,062	152,623
Other payables and accrued expenses	782,911	30,314,506	6,773,434
Prepayment from customer	134,194	818,931	182,981
Total other payables	1,266,140	31,816,499	7,109,038

Our dealing with suppliers is either on cash or credit terms. The suppliers that deal with our Company on credit terms generally grant credit terms of 7 days to 90 days. Other credit terms may be negotiated with suppliers on a case-by-case basis.

The trade payables decreased from RM38,418,873 as of December 31, 2023 to RM27,396,814 (USD6,121,509) as of December 31, 2024, representing a decrease of 29%, which is in line with the decrease in cost of sales, where the value of ongoing project is lower than ongoing project in fiscal year ended December 31, 2023.

The other payables increased significantly from RM1,266,140 as of December 31, 2023 to RM31,816,499 (USD7,109,038) as of December 31, 2024, representing an increase of 2413% due to the unpaid balance of the purchase consideration for the acquisition of rooftop solar assets, which remained outstanding at the end of the financial year.

Bank Borrowings

	Capacity	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	USD
Line of Credit
Ambank Islamic Bank – Domestic Recourse Factoring, at Base Financing Rate – 1.0%	10,000,000	1,324,110	3,692,949	825,148
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate	20,000,000	6,935,623	19,502,322	4,357,574
Ambank Islamic Bank – Accepted Bills, at Islamic Interbank Discounting Rate + 1.50%	10,200,000	5,243,619	436,269	97,479
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate	—	4,413,485	—	—
CIMB Islamic Bank – Accepted Bills, at Accepted Bills + 1.50%	8,000,000	3,371,782	—	—
CIMB Islamic Bank – Invoice Financing, at Cost of Funds + 1.50%	—	1,421,601	6,257,673	1,398,206
CIMB Islamic Bank - Overdraft, at Base Financing Rate +0.50%	500,000	—	460,338	102,857
Maybank Islamic Bank - Invoice Financing, at Cost of Funds + 1.5%	5,000,000	—	1,363,007	304,549
Maybank Islamic Bank - Overdraft, at Base Financing Rate +1.0%	1,000,000	—	1,005,262	224,614
Sunway SCF Sdn Bhd. – Invoice Factoring	—	1,056,440	—	—
Ambank Islamic Bank – Term Financing, at Base Financing Rate – 1.0%	1,000,000	942,456	862,876	192,800
Ambank Islamic Bank – Term Financing, at Base Financing Rate – 1.75%	9,700,000	—	1,209,161	270,175
	65,400,000	24,709,116	34,789,857	7,773,402

Hire purchase payable		—	250,000	55,859
Total bank borrowings		24,709,116	35,039,857	7,829,261

Our bank borrowings increased from RM24,709,116 as of December 31 2023 to RM35,039,857 (USD7,829,261) as of December 31, 2024, representing an increase of 42%. The increase in bank borrowings were due to additional trade financing utilized for working capital purpose to support our ongoing projects and utilization of term loan for financing of investment of solar assets.

Liquidity and Capital Resources

Our business requires substantial capital to fund:

●	Current operating costs;

●	Potential investment in new renewable energy assets and other new acquisition;

●	Unforeseen events; and

●	Other business expenses.

We expect to satisfy our capital requirements through a combination of cash on hand, cash flow from operations, borrowings under existing and anticipated future financing arrangements and the issuance of additional equity securities as appropriate and given market conditions. We expect that these sources of funds will be adequate to provide for our short-term and long-term liquidity and capital needs. However, we are subject to business and operational risks that could adversely affect our cash flow. A material decrease in our cash flows would likely produce a corresponding adverse effect on our borrowing capacity.

As a normal part of our business, depending on market conditions, we will from time to time consider opportunities to repay, redeem, repurchase or refinance our indebtedness. In addition, changes in our operating plans, including lower than anticipated revenues, increased expenses, capital expenditures, acquisitions or other events may cause us to seek additional debt or equity financing in future periods, which may not be available on acceptable terms or at all. Debt financing, if available, could impose additional cash payment obligations, additional covenants and operating restrictions. In addition, any of the items discussed in detail under “Risk Factors” may also significantly impact our liquidity, financial condition and ability to raise additional financing in future periods.

Financing Arrangements

As of December 31, 2024, our Company had obtained revolving credit facilities of RM65.4 million from financial institutions including invoice financing, accepted bill, cash line, term loan, bank guarantee and others that can be utilized for short term working capital needs.

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	USD
Maturities
Maturity within 1 year	23,897,880	32,940,381	7,360,157

As of December 31, 2024, we utilized a term loan of RM1.02 million, which carries a 12-year repayment term, to finance an investment of solar asset. Apart from the term loan utilized for financing of investment of solar assets and term loan acquired for purchasing keyman insurance for two of our directors, which carries a 10- year repayment term, all other financing facilities secured by our Company have a repayment term of less than 1 year.

We secured a factoring facility of RM10.0 million from AmBank Islamic Bank to finance up to 80% of invoices/certified progress claims under the approved projects of the Company. Further, from the same bank, we secured a facility of up to RM32.1 million where up to RM1.0 million is for the purchase of keyman insurance for our directors and up to RM32.2 million is for the purchase of goods and services in relation to ordinary course of business operations.

Other than Ambank Islamic Bank, we secured a facility of up to RM8.5 million from CIMB Bank Berhad for the purchase of goods and services in relation to the ordinary course of business operations. We also secured a banking facility of up to RM6 million from Maybank Islamic Berhad for working capital requirements and to finance purchases of goods and services related to the business operations. Besides, we secured term financing facilities of up to RM31.7 million to with AmBank Islamic Bank to finance rooftop solar assets.

Cash Flows Analysis

Cash Flows for the Fiscal Years ended December 31, 2023 and 2024

	For the fiscal years ended December 31,
	2023	2024	2024
	RM	RM	USD
Net cash used in operating activities	(17,184,339)	(6,127,677)	(1,369,162)
Net cash used in investing activities	(4,286,759)	(5,378,735)	(1,201,817)
Net cash provided by financing activities	15,959,960	13,918,726	3,109,983
Net (decrease)/increase in cash and cash equivalents	(5,511,138)	2,412,314	539,004
Effect of exchange rate changes	787	205,192	45,848
Cash and cash equivalent at beginning of year	7,455,953	1,945,602	434,723
Cash and cash equivalent at end of year	1,945,602	4,563,108	1,019,575

Operating activities

Net cash used in operating activities in fiscal year 2023 was RM17,184,339, which mainly consists of net profit before income tax for the year of RM9,793,147 and changes in working capital of RM25,100,879. The changes in working capital were due to an increase in contract assets of RM33,005,996, an increase in trade receivables by RM11,922,137 and these are compensated with the increase in trade payables of RM19,827,253.

Net cash used in operating activities in fiscal year 2024 was RM6,127,677 (USD1,369,162), which mainly consists of net loss before income tax for the year of RM5,650,449 and changes in working capital of RM9,459,573. Adjustments for non-cash primarily included impairment loss on contract assets at RM2,372,132, impairment loss on trade receivables at RM552,876 and depreciation of plant equipment and right-of-use assets at RM771,976. The changes in working capital were due to a decrease in contract assets of RM16,073,326 and these are mitigated against the increase in trade and other receivables of RM14,510,840 and a decrease in trade payables of RM11,022,059.

Investing activities

Net cash used in investing activities in fiscal year 2023 and 2024 was RM4,286,759 and RM5,378,735 (USD1,201,817) respectively, which were mainly for the purpose of investment in solar asset plants and purchases of office renovation of RM338,207 and RM652,153 respectively and placement of fixed deposit with licensed banks of RM4,218,720.

Financing activities

Net cash generated from financing activities in fiscal year 2023 was RM15,959,960, which was mainly contributed by drawdown of bank borrowings of RM20,327,604 for financing of our ongoing projects and increase amount due from related parties.

Net cash generated from financing activities in fiscal year 2024 was RM13,918,726 (USD3,109,983), which was mainly contributed by proceeds from issuance of shares from initial public offering at RM7,355,973, drawdown of bank borrowings of RM8,615,141 for the purpose of financing our ongoing projects.

As of fiscal year ended December 31, 2024, we had RM13,901,973 (USD3,106,239) in cash and bank balances, out of which RM12,358,214 (USD2,761,304) was held in MYR and the rest was held in USD and SGD. Our cash and bank balances consist of bank balances of RM5,915,194 fixed deposit of RM7,873,265 and cash on hand of RM113,514.

Cash Flows for the Fiscal Years Ended December 31, 2022 and 2023

	2022	2023
	RM	RM
Net cash used in operating activities	(2,527,333)	(17,184,339)
Net cash used in investing activities	(937,660)	(4,286,759)
Net cash provided by financing activities	9,524,217	15,959,960
Net increase/(decrease) in cash and cash equivalents	6,059,224	(5,511,138)
Effect of exchange rate changes	106,930	787
Cash and cash equivalent at beginning of year	1,289,799	7,455,953
Cash and cash equivalent at end of year	7,455,953	1,945,602

Operating activities

Net cash used in operating activities in fiscal year 2022 was RM2,527,333, which mainly consists of net profit before income tax for the year of RM5,191,239 and changes in working capital of RM6,470,839. The changes in working capital were due to an increase in inventories by RM963,151, an increase in contract assets by RM15,543,055, an increase in trade receivables by RM3,342,902 and these are compensated with the increase of trade payables of RM13,428,639.

Net cash used in operating activities in fiscal year 2023 was RM17,184,339, which mainly consists of net profit before income tax for the year of RM9,793,147 and changes in working capital of RM24,591,131. The changes in working capital were due to an increase in contract assets of RM33,005,996, an increase in trade receivables by RM11,922,137 and these are compensated with the increase of trade payables of RM19,827,253.

Investing activities

Net cash used in investing activities in fiscal year 2022 and 2023 was RM937,660 and RM4,286,759 respectively, which were mainly for the purpose of investment in solar asset plant and purchases of new plant and machinery and office equipment.

Financing activities

Net cash generated from financing activities in fiscal year 2022 was RM9,524,217, which was mainly contributed by drawdown of bank borrowings of RM4,381,512 and advances received from related parties of RM5,563,408 for the purpose of financing our ongoing projects.

Net cash generated from financing activities in fiscal year 2023 was RM15,959,960, which was mainly contributed by drawdown of bank borrowings of RM20,327,604 for financing of our ongoing projects and increase amount due from related parties.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of December 31, 2024, 2023, and 2022.

Capital Expenditures, Divestments

Historically, our capital expenditures mainly focused on purchase of equipment, motor vehicles and office equipment for business use. For fiscal year ended December 31, 2022, we purchased a total of RM161,867 of equipment, motor vehicles and office equipment. For fiscal year ended December 31, 2023, we purchased a total of RM1,455,262 of plant and equipment which mainly consist of RM1,320,000 of solar assets. For fiscal year ended December 31, 2024, we purchased a total of RM25,535,714 (USD5,705,667) of plant and equipment which mainly consist of RM23,931,179 of solar assets, RM1,082,273 of office renovation and RM289,800 of motor vehicle.

In year 2023, we entered into a Power Purchase Agreement by way of novation, to build a solar system which will cost us approximately RM1.32 million (approximately USD0.28 million) as part of our business expansion to become asset owner of renewable energy asset. In year 2024, we entered into Project Acquisition Agreements and Power Purchase Agreements to develop and purchase 12 solar systems which cost us approximately RM23,968,681 (approximately USD5,355,531) as part of our strategy to expand our solar assets ownership portfolio, strengthening our recurring income stream. See “Business—Our Growth Strategies—Expand Our Investment in Renewable Energy Assets, Such as Solar PV Systems.” We have continued our focus to expand our renewable energy asset portfolio. We do not expect to have sufficient amounts of cash on hand to fund the development of all these projects. We will need to finance a portion of these acquisitions by raising equity or incurring debt. We believe that we will have the access to capital to pursue these opportunities. However, we are subject to business, financial, operational and other risks that could adversely affect our cash flows, result of operations, financial condition and ability to raise capital. A material decrease in our cash flows, deterioration in our financial condition or downturn in the financing and capital markets would likely to have an adverse effect on our ability to make such investments.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk (including foreign currency risk, interest rate risk, and equity price risk), credit risk, and liquidity risk in the ordinary course of business. Our overall financial risk management policy focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance.

Foreign Currency Risk

We are exposed to foreign currency risk with transactions and balances that are denominated in currencies other than our functional currency. The currencies giving rise to this risk are primarily Chinese Renminbi (“RMB”) and United States Dollar (“USD”). Foreign currency risk is monitored closely on an on-going basis to ensure that the net exposure is at an acceptable level.

Our exposure to foreign currency risk based on the carrying amounts of the financial instruments at the end of the reporting period is summarized below.

	Assets		Liabilities
	2023	2024	2023	2024
	RM	RM	RM	RM
United States Dollar	2,276	1,136,521	(3,638,622)	—
Chinese Renminbi	2,279	2,194	(14,140,316)	(7,075,765)

Foreign Currency Risk Sensitivity Analysis

The following table details the sensitivity analysis to a 10% change in the foreign currencies at the end of the reporting period, with all other variables held constant.

	For the fiscal years ended December 31,
	2023	2024
	RM	RM
United States Dollar	(276,362)	86,376
Chinese Renminbi	(1,074,491)	(537,591)

Interest Rate Risk

We are exposed to interest rate risk as we have bank loans which are interest bearing. We currently do not have an interest rate hedging policy.

Interest Rate Sensitivity Analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of the reporting period. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on loans had been 50 basis points higher/lower and all other variables were held constant, our profit for fiscal year 2024 would decrease/increase by approximately RM93,895 (2023: RM132,201).

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. We practice prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities.

Maturity Analysis

The following table sets out the maturity profile of the financial liabilities at the end of the reporting period based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on the rates at the end of the reporting period.)

The Company	Weighted Average Effective Interest Rate	Carrying Amount	Contractual Undiscounted Cash Flows	Within 1 Year	1 – 5 Years	Over 5 Years
	%	RM	RM	RM	RM	RM
2024

Non-derivative Financial Liabilities
Bank borrowings	4.95% - 5.70%	35,039,857	35,668,434	33,045,385	1,289,377	1,333,672
Lease liabilities	5.70%	747,819	806,000	312,000	494,000	—
Trade payables	—	27,396,814	27,396,814	27,396,814	—	—
Other payables and accruals	—	31,816,499	31,816,499	31,816,499	—	—
Amount due to related parties	8.20%	2,168,066	2,292,276	2,292,276	—	—
		97,169,055	97,980,023	94,862,974	1,783,377	1,333,672
2023

Non-derivative Financial Liabilities
Bank borrowings	5.70%	24,709,116	25,014,970	23,898,060	525,600	591,310
Lease liabilities	5.40%	215,647	215,647	215,647	—	—
Trade payables	—	38,418,873	38,418,873	38,418,873	—	—
Other payables and accruals	—	1,266,140	1,266,140	1,266,140	—	—
Amount due to related parties	8.20%	2,759,913	2,962,824	2,962,824	—	—
		67,369,689	67,878,454	66,761,544	525,600	591,310

Capital Risk Management

We manage our capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders’ value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

We manage our capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. We include within net debt, loans, and borrowings from financial institutions. Capital includes equity attributable to the owners of the parent and non-controlling interest. The debt-to-equity ratio of our Company at the end of the reporting period was as follows:

	As at December 31, 2023	As at December 31, 2024	As at December 31, 2024
	RM	RM	USD
Total debts	24,709,116	35,039,857	7,829,261
Total equity	14,789,662	17,121,478	3,825,601
Debt-to-equity ratio	1.67	2.05	2.05

We complied with the capital requirements imposed by financial institutions for the financial year ended December 31, 2022, 2023, and 2024.

Our overall strategy remains unchanged from the previous year.

Critical Accounting Policies and Estimates

Critical accounting, judgments and key sources of estimation uncertainty

Management believes that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of the assets and liabilities within the next financial year other than as disclosed below:-

Impairment of Trade Receivables and Contract Assets

The Company uses the simplified approach to estimate a lifetime expected credit loss allowance for all trade receivables and contract assets and there have been no material changes in the underlying assumption. The contract assets are grouped with trade receivables for impairment assessment because they have substantially the same risk characteristics as the trade receivables for the same types of contracts. The Company develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference is measured at the present value of all cash shortfalls (i.e., the difference between the cash flows due to us in accordance with the contract and the cashflows that we expect to receive) that will impact the carrying value of trade receivables and contract assets.

Based on the above approach, RM27,549 of expected credit loss allowance for trade receivables has been recorded in the fiscal year ended December 31, 2022. There is expected credit loss allowance of RM296,776 for contract assets has been recorded in the fiscal year ended December 31, 2023. RM552,876 and RM2,372,132 of expected credit loss allowance for trade receivables and contract assets respectively have been recorded in the fiscal year ended December 31, 2024. There are no trade receivables and contract assets written off during the fiscal years ended December 31, 2022, 2023, and 2024. Based on the assessment conducted at reporting date, there are no material evidence that the estimate is reasonably likely to change in the foreseeable future.

Contract Revenue Recognition

The Company enters into contracts with customers to provide construction services related to renewable energy sectors. Revenue from providing such services is recognized over time measure via input method, determined based on the proportion of costs incurred for work performed to date over the estimated total costs. The estimated total costs derived based on bill of quantities issued by customer and costing information gathered via request for quotations. Transaction price is computed based on the price specified in the contract and adjusted for any variable consideration such as incentives and penalties.

Based on the above approach, the contract revenue recognized in the fiscal years ended December 31, 2022, 2023, and 2024 is RM39,147,318, RM112,667,122, and RM67,733,205 (USD15,134,220) respectively. Based on assessment conducted at reporting date, there are no material evidence that the estimate is reasonable likely to change in the foreseeable future.

BUSINESS

Corporate History and Structure

Founder Energy (Malaysia) was established on April 13, 2021, as a private company limited by shares organized under the laws of Malaysia. Founder Energy (Malaysia) holds 100% of the equity interests in the following entities: (i) Founder Assets, which was established in Malaysia on September 21, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia); (ii) Founder Energy (Singapore), which was established in Singapore on May 27, 2022, as a wholly owned subsidiary of Founder Energy (Malaysia); and (iii) Founder Solar Solution, which was established in Malaysia on February 10, 2025, as a wholly owned subsidiary of Founder Energy (Malaysia). On February 24, 2023, Founder Assets issued 999,900 ordinary shares at RM1 per share to Founder Energy (Malaysia), for a total consideration of RM999,900, after which Founder Energy (Malaysia) holds 1,000,000 shares of Founder Assets in total, as its sole shareholder. Subsequently on January 21, 2025, Founder Assets issued 1,000,000 ordinary shares at RM1 per share to Founder Energy (Malaysia), for a total consideration of RM1,000,000, after which Founder Energy (Malaysia) holds 2,000,000 shares of Founder Assets in total, as its sole shareholder.

In connection with our initial public offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

●	on May 18, 2023, we incorporated Founder Group as a BVI business company limited by shares incorporated and registered under the laws of the British Virgin Islands; and

●	on June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its original shareholders*. Consequently, Founder Group, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

*	Founder Energy (Malaysia) was established on April 13, 2021, with Lee Seng Chi being the sole shareholder. On September 8, 2021, Lee Seng Chi transferred 663,000 shares, representing 51% of the equity interests in Founder Energy (Malaysia), to Reservoir Link Energy Bhd. On June 14, 2023, Founder Group acquired 100% of the equity interests in Founder Energy (Malaysia) from its then shareholders, Lee Seng Chi (49% shareholder) and Reservoir Link Energy Bhd. (51% shareholder).

On January 14, 2025, we established a new subsidiary, Founder Assets (Thailand) Company Limited, in Thailand, which is 99% owned by the Company and 1% owned by Lee Seng Chi and See Sian Seong equally. Founder Assets (Thailand) Company Limited primarily engages in investment in renewable energy assets at Thailand. On February 10, 2025, our wholly owned subsidiary, Founder Energy (Malaysia), established a new wholly owned subsidiary Founder Solar Solution Sdn Bhd. in Malaysia. Founder Solar Solution Sdn Bhd. primarily engages in providing EPCC services for residential solar projects.

The following chart illustrates our corporate structure as on May 19, 2025 and is based on 19,415,289 Ordinary Shares issued and outstanding as of the date of this prospectus. For more details on our corporate history, please refer to “Corporate History and Structure.”

*	Reservoir Link Energy Bhd. is ultimately controlled by its board of directors. See Note 2 under “Principal Shareholders.”

*	As required by local regulation in Thailand, balance of 0.00025% shareholding is owned by management, Lee Seng Chi and See Sian Seong equally.

The following chart illustrates our corporate structure following the offering and is based on 19,415,289 Ordinary Shares issued and outstanding as of the date of this prospectus and 10,000,000 Ordinary Shares to be sold in this offering.

Our Industry

All the information and data presented in this section have been derived from VCI Global Limited (“VCI”) commissioned by us in January 2023. VCI has advised us that the statistical and graphical information contained herein is drawn from publicly available sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview on Global Solar Energy Industry

Renewable energy sources, such as solar energy, have become significant contributors to the global power capacity globally. The global energy landscape has been transforming, with a rapid uptake in renewable energy sources, such as solar energy, as a result of increasing cost competitiveness, improving technology and robust government approaches to climate change. According to the International Energy Agency (IEA), the share of cumulative solar photovoltaic (“PV”) generation capacity has more than doubled from 5.7% in 2017 to 12.8% in 2022 and could increase up to 22.2 % in 2027. Figure 1 below depicts the year-on-year global share of cumulative power capacity by segments from 2017 to 2027.

Note: The period from 2023 to 2027 is forecasted.

Figure 1

According to the IEA, annual solar PV installations have seen strong growth globally, where solar cumulative capacity has increased from 100 gigawatts (“GW”) in 2012 to 1,185 GW in 2022, representing a compound annual growth rate (“CAGR”) of 11.85%. Based on the current uptrend of solar industry due to the spiked in demands, the total cumulative installed solar PV generation capacity could reach nearly 1,500 GW globally in 2023, surpassing natural gas by 2026 and coal by 2027, as shown in Figure 1 above.1 Figure 2 below shows the year-on-year cumulative installed solar PV capacity worldwide from 2012 to 2022.2

Figure 2

1	IEA, Snapshot of Global PV Markets, 2023, p, https://iea-pvps.org/wp-content/uploads/2023/04/IEA_PVPS_Snapshot_2023.pdf, IEA. Report IEA-PVPS T1-44:2023

2	IEA, Renewables 2022 — Analysis and forecast to 2027, p.11, https://iea.blob.core.windows.net/assets/ada7af90-e280-46c4-a577-df2e4fb44254/Renewables2022.pdf

The Association of Southeast Asian Nations (ASEAN) Solar Market

The Asia Pacific region has captured a major share of the global solar energy industry with over two-thirds of the total cumulative installed capacity in 2022, driven by China with strong contributions from India.3 Some smaller established Asian markets, such as Taiwan and Malaysia, also experienced growth in 2022. In the accelerated case scenario, renewable capacity growth in the region between 2022 and 2027 is projected to exceed 40%. Such a strong upside potential results mostly from the enlargement on policy support in the ASEAN, such as speeding implementation of planned competitive auctions in Vietnam and Indonesia and introducing effective support policies in Thailand.4 Figure 3 below shows the year-on-year cumulative installed solar PV capacity in ASEAN from 2017 to 2025.5

Figure 3

With the implementation of incentives and declining costs within the ASEAN member states, solar energy is projected to experience substantial growth and outpace other electricity sources in the period from 2018 to 2040, and achieve a CAGR of 10.4% during this period; by the year 2040, renewable energy as a whole is expected to account for 37% of the power generation capacity within the ASEAN region.6 From 2020 to 2025, the ASEAN will need to increase its solar PV capacity from 32GW to 83 GW.7 To drive and sustain the momentum of solar PV adoption in the ASEAN region, several key activities are likely to be adopted on a regional scale, including improving access to finance for renewable energy project, increasing power sector stakeholders’ capabilities and designing more integrated ASEAN power.

3	IEA, Renewables 2022 — Analysis and forecast to 2027, p.56, https://iea.blob.core.windows.net/assets/ada7af90-e280-46c4-a577-df2e4fb44254/Renewables2022.pdf
4	IEA, Renewables 2022 — Analysis and forecast to 2027, p.56, https://iea.blob.core.windows.net/assets/ada7af90-e280-46c4-a577-df2e4fb44254/Renewables2022.pdf
5	IEA, ASEAN total installed capacity 2017 – 2025, IEA, Paris https://www.iea.org/data-and-statistics/charts/asean-total-installed-capacity-2017-2025
7	ACE (2020). The 6th ASEAN Energy Outlook (AEO6). ASEAN Centre for Energy (ACE), p.22, Jakarta https://asean.org/wp-content/uploads/2023/04/6th-asean-energy-outlook-2017-2040.pdf
6	ACE (2020). The 6th ASEAN Energy Outlook (AEO6). ASEAN Centre for Energy (ACE), p.23, Jakarta https://asean.org/wp-content/uploads/2023/04/6th-asean-energy-outlook-2017-2040.pdf

Malaysian Solar Energy Industry Outlook

Malaysia has recognized the importance of embracing the transition to renewable energy (RE) as a means to reduce carbon emissions and mitigate the impacts of climate change. The Ministry of Natural Resources, Environment and Climate Change Malaysia has set a target to reach 31% of RE shares in national installed capacity mix by 2025.8 This target supports Malaysia’s global climate commitment, which is to reduce its economy-wide carbon intensity (measured against gross domestic product (GDP)) of 45% in 2030 compared to 2005 level.9 Presently, the RE technologies that have thrived in Malaysia include solar energy, hydroelectric and biomass.

Moreover, the increasing RE industry investments and Malaysia’s efforts to shift from fossil fuel-based power generation are expected to drive the Malaysian RE growth further. Figure 4 below depicts the cumulative solar PV installed capacity in Malaysia from 2017 to 2021.10

Figure 4

8	Ministry of Energy and Natural Resources of Malaysia, https://www.seda.gov.my/reportal/myrer/#:~:text= In%202021%2C%20the%20Ministry%20of,2030%20compared%20to%202005%20level.

9	Ministry of Energy and Natural Resources of Malaysia, https://www.seda.gov.my/reportal/myrer/#:~:text= In%202021%2C%20the%20Ministry%20of,2030%20compared%20to%202005%20level.

10	IRENA (2022), Renewable Energy Statistics 2022, International Renewable Energy Agency, Abu Dhabi, p.40, https://www.irena.org/-/media/Files/IRENA/Agency/Publication/2022/Jul/IRENA_Renewable_energy_statistics_2022.pdf?rev=8e3c22a36f964fa2 ad8a50e0b4437870

The growth rate for Malaysia’s solar PV adoption has shown significant growth, with installed capacity steadily increasing from 205 MW to 2165 MW in 2023, representing an annual growth rate of 3.78%.11

Malaysian Solar Programs

The Malaysian government has initiated several RE enhancement programs driving the growth of solar energy industry. The table below shows the solar programs initiated by the Malaysian government in recent years:

Malaysian Government Solar PV Programs
A. Residential and Commercial & Industrial (C&I)	● Net Energy Metering (NEM)
● SARES
● Direct Contract
● Self-Consumption (SELCO)
B. Developer, Investor and Owner	● Large Scale Solar (LSS) PV Plants
● New Enhanced Dispatch Arrangement (NEDA)
● Corporate Green Power Programme (CGPP)

A. Residential, Commercial & Industrial (C&I)

Net Energy Metering (NEM) program was introduced by the Sustainable Energy Development Energy Authority (SEDA) and the Energy Commission of Malaysia in 2016. The program allows customers from the residential and C&I sectors to generate solar power for self-consumption and export any excess electricity to the power grid. Effective from 2019, the NEM program was enhanced to offer one-on-one offset basis by off-setting every 1 kilowatt-hour (“kWh”) exported with 1kWh consumed from the grid. The quota allocated under the NEM program has increased significantly since the introduction. In year 2020, a total of 500 MW quota was allocated under NEM 2.0,12 and another 800MW solar quota was offer under NEM 3.0 in 2022. Given the significant increase in participation resulting from the introduction of the enhanced NEM program, SEDA has increased an additional 250MW quota for C&I usage under NEM 3.0 in March 2023, to further enhance solar power utilizations.13

For NEM enhancement program, solar power consumers may purchase power on a pay-per-use basis from solar PV facility owners via power purchase agreements (PPA), or lease solar PV facilities from owners based on solar leasing agreements (SLA) based on two payment arrangements:

●	Supply Agreement for Renewable Energy (SARE) is a tripartite agreement between consumers, investors and national utility provider Tenaga Nasional Berhad (TNB) where payment is made through TNB electricity bills.

●	Direct Contract is an arrangement involving the power consumer and investor.

As for Self-consumption (SELCO), consumers are allowed to install solar PV facilities for their own usage, and any excess electricity is not allowed to be exported to the grid.

11	Sarker, Md Tanjil, et al. “Solar Photovoltaic Home Systems in Malaysia: A Comprehensive Review and Analysis.” Energies, vol. 16, no. 23, 1 Jan. 2023, p. 7718, www.mdpi.com/1996-1073/16/23/7718, https://doi.org/10.3390/en16237718.
12	Sustainable Energy Development Authority (SEDA), Malaysia, Official Website: https://www.seda.gov.my/reportal/nem2/
13	Sustainable Energy Development Authority (SEDA), Malaysia, Official Website: https://www.seda.gov.my/additional-200mw- of-solar-quota-for-the-nova-programme-and-50mw-for-the-nem-rakyat-programme/

B. Large-scale Solar

Large-scale Solar (LSS), which is also known as utility scale solar, is a PV farm program introduced by the Malaysian government in 2016 which is targeted at private developers, investors and owners. Companies awarded with LSS are awarded the right to operate a utility scale solar system and are responsible for the full PV farm development, from acquisition of land, construction of the solar PV plant and on completion, operating and maintaining the plant. All entities awarded with LSS will sign a 21-year power purchase agreement with the national utility provider, namely TNB.

Figure 5

The above chart shows the Malaysian Large-scale Solar (LSS) Program capacity awarded from 2016 to 2020. As of 2020, there were approximately 2.46 GW of solar PV capacity awarded under the Malaysian LSS scheme.14 In 2020, the quota offered for LSS4 totaled 823 MW (megawatts), amounting to approximately MYR 4 billion in investment value. This marked a significant increase in the quota size compared to all previous bidding cycles of the LSS program.15

A total of 823 MW solar capacity was awarded to 30 bidders during LSS4 in 2021, which represented a 67.62% increase in quota awarded as compared to 491 MW solar capacity awarded in 2019.16

New Enhanced Dispatch Arrangement (NEDA) is a program which allows an entity involved in power generation to sell power to TNB, being the national single buyer. Under the NEDA program, power generators are allowed to submit bids for their variable costs such as fuel, operations and maintenance costs on a daily basis to compete for additional power generation supply.

Corporate Green Purchase Program (CGPP) was introduced in November 2022 under the New Enhanced Dispatch Arrangement (NEDA) framework and allows a corporate entity to be involved in power generation, and sell the power generated to a single buyer, such as TNB. The launching of CGPP was greatly welcomed by the industry as it provides corporations with the opportunity to reduce carbon footprint by using solar power for their businesses. CGPP had an initial quota of 600MW; an additional 200MW was allocated in March 2023.17

14	Sustainable Energy Development Authority (SEDA), Malaysia, Official Website: https://www.seda.gov.my/reportal/wp-content/uploads/2022/01/MyRER_webVer2.pdf

15	Adam Aziz, “LSS4 Projects to Get Four-Year PPA Extension”, The Edge Malaysia, 2 August 2022, https://www.tnb.com.my/assets/newsclip/02082022e.pdf.

16	Rahul Nair, “Malaysia Shortlists Bidders For 823 MW Of Large-Scale Solar Projects”, 18 March 2021, https://www.mercomindia.com/malaysia-shortlists-bidders-solar-projects.

17	Skrine. “Latest Amendments to Malaysia’s Corporate Green Power Programme | Skrine — Advocates & Solicitors.” Skrine — Advocates & Solicitors, 2023, www.skrine.com/insights/alerts/april-2023/latest-amendments-to-malaysia-s-corporate-green-po.

Malaysian RE Incentives and Drivers

Green Technology Financing Scheme (GTFS)

The GTFS 2.0 was introduced by the Malaysian government to provide financial support for renewable energy producers and consumers as well as energy services companies by offering a 2% per annum interest/profit rate subsidy for each loan or financing (limited to seven years) from all participating financial institutions. In addition, the government will guarantee 60% of the green technology financing The GTFS 2.0 was approved by the Ministry of Finance in 2019 with the allocation of MYR 2.0 billion from January 2019 until the end of 2020.18 In Budget 2021, a total fund size of RM 2.0 billion has been allocated by the Malaysian government for GTFS 3.0 up to 2022.19 Given the need to accelerate the move to a greener and more sustainable economy, the Malaysian government proposed in Federal Budget 2023 to improve by increasing the guarantee value to RM 3.0 billion for GTFS 3.0 until year 2025.20 GTFS 3.0 now includes supporting the issuance of Sustainable and Responsible Investment (SRI) sukuk (Islamic bonds) and green bonds.

Liberalization of Electricity Sector in Malaysia

The electricity supply industry in Malaysia was previously served by power utility companies namely TNB, Sabah Electricity Sdn Bhd. (SESB) and Sarawak Energy Berhad (SEB) exclusively. In 2019, the government announced the Malaysia Electricity Supply Industry 2.0 (MESI 2.0) master plan to promote renewable energy and to introduce liberalization across the energy industry. The plan included, among others, peer-to-peer (P2P) trading which allows third party access to the power grid for the trading of renewable energy to any power consumers.21, 22

Liberalization of the electricity sector may open opportunities for renewable energy operators such as solar PV owners and service providers. At the same time, power consumers are expected to benefit from competition for the sales of electricity.

Lifting of RE Export Ban

As part of a policy review intended to enable the debottlenecking of the growth in the energy industry, the Malaysian government lifted the ban on the export of renewable energy (RE) on May 9, 2023. The government is raising its 2050 RE generation capacity target from its previous target of 40% to 70% of the nation’s total along with the lifting of the export ban.23

According to current estimates, Malaysia will essentially need to more than double the amount of RE installations in the coming years. Currently, 25% of Malaysia’s energy production capacity comes from renewable sources like solar and hydro.24 Companies in the region that care about the environment, society, and governance (ESG) are becoming more and more interested in RE, which makes them look for ways to secure it.

Environmental, social, and governance (ESG) aware businesses in the region are driving up demand for RE, which is prompting nations to seek out for more RE supply and investments. Additionally, the increasing demand for renewable energy (RE) from land-scarce neighboring country Singapore presents an opportunity for Malaysian RE businesses. This demand from Singapore is expected to enable Malaysian companies to secure up to 4,000 MW of capacity projects, aligning with the national goal set for 2035.25

18	Green Technology Financing Scheme, “What is GTFS 2.0”, Malaysia, https://www.gtfs.my/faq/what-gtfs-20
19	Institute for Capital Market Research Malaysia (ICMR), “Opinions: Federal Budget 2021”, Malaysia, https://www.icmr.my/icmr-opinions-federal-budget-2021/
20	New Straits Times, “Budget 2023: RM 2 billion To Support Sustainability Start-Ups, Green Tech”, Malaysia, https://www.nst.com.my/news/nation/2023/02/883187/budget-2023-rm-2-billion-support-sustainability-start-ups-green -tech
21	Aris, Hazleen, et al. “Electricity Supply Industry Reform in Malaysia: Current State and Way Forward.” International Journal of Recent Technology and Engineering, vol. 8, no. 4, 30 Nov. 2019, pp. 6534–6541, https://doi.org/10.35940/ijrte.d5170.118419.
22	Aziz, Adam. “Putrajaya to Review MESI 2.0 Power Sector Reform.” The Edge Malaysia, 22 July 2020, theedgemalaysia.com/article/govt-review-mesi-20-power-sector-reform.
23	The Edge (May, 2023) “Malaysia Lifts RE export ban and raises 2050 generation capacity goal to 70%”, Malaysia https://theedgemalaysia.com/node/666169
24	Aziz, Adam. “Malaysia Lifts RE Exports Ban and Raises 2050 Generation Capacity Goal to 70%.” The Edge Malaysia, 9 May 2023, theedgemalaysia.com/node/666169.
25	The Edge (May, 2023) “Malaysia Lifts RE export ban and raises 2050 generation capacity goal to 70%”, Malaysia https://theedgemalaysia.com/node/666169

Our Mission

Our mission is to provide customers innovative solar installation services, promote eco-friendly resources and achieve carbon-neutrality.

Overview

We are a dedicated solar solutions provider in Malaysia, offering end-to-end services for commercial and industrial sectors, as well as large-scale solar power projects, encompassing project design, engineering, and comprehensive project management. Our primary focus is on two key segments: large-scale solar projects and commercial and industrial (C&I) solar projects.

Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project. As an EPCC provider, we assume most of the responsibility for the entire project lifecycle, from design and engineering to material procurement, construction, installation, integration, and commissioning. After the acceptance of our projects by our clients, we provide performance warranty during the defect liability period, which is typically 24 months. See “Business—Our Services—Project Flow—Post-completion—Warranties and defect liabilities.” Our goal is to ensure seamless project execution, adhering to the highest industry standards and delivering optimal performance and reliability. For the fiscal years ended December 31, 2024, 2023, and 2022, our revenue generated from large-scale solar projects was RM68,864,991 (approximately US$15,387,105), RM131,988,574, and RM51,761,466, respectively, accounting for approximately 76%, 89%, and 82% of our total revenue for the respective years.

C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor. As the main contractor, we engage in comprehensive services encompassing project design, engineering, equipment procurement, construction, and commissioning. The C&I projects also come with a 24 month defect liability period and we provide performance warranty during this period. We ensure that our C&I projects are customized to meet the unique energy needs of each customer, providing them with efficient and sustainable solar solutions. For the fiscal years ended December 31, 2024, 2023, and 2022, our revenue generated from C&I projects was RM21,479,597 (approximately US$4,799,374), RM16,065,399, and RM11,748,000, respectively, accounting for approximately 24%, 11%, and 18% of our total revenue for the respective years.

Additionally, we offer operation and maintenance (“O&M”) services to our clients to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity and historically have derived little revenue from these services.

In the fiscal years ended December 31, 2024, 2023, and 2022, our revenue reached RM90,344,588 (approximately US$20,186,479), RM148,053,973, and RM63,509,466, respectively, resulting in a negative growth rate of 39% from fiscal year 2023 to fiscal year 2024, and a growth rate of 133% from fiscal year 2022 to fiscal year 2023. In the same fiscal years, our net loss was RM5,150,005 (approximately US$1,150,711), net income of RM7,147,068, and RM3,943,506, respectively, resulting in a negative growth rate of 172% from fiscal year 2023 to fiscal year 2024, and a growth rate of 81% from fiscal year 2022 to fiscal year 2023.

Our Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

Excellent Track Records and Reputation

We are a dedicated solar solutions provider in Malaysia, offering end-to-end services for commercial and industrial sectors, as well as large-scale solar power projects, encompassing project design, engineering, and comprehensive project management. Since 2021, we have successfully delivered over 400Megawatt peak (MWp) solar power plants in Malaysia and have generated total revenue of approximately RM417 million (approximately US$93 million) as of December 2024. Thorough market diligence and strong relationships with suppliers, subcontractors, and financial institutions enable us to identify and pursue opportunities efficiently. Our internal processes, including supply chain management, project control, risk management, and quality monitoring, ensure seamless project execution. Our established networks and in-house engineering team provide us with a competitive edge, allowing us to secure bids and earn repeat orders.

We place great importance on our track record and market reputation, as they serve as strong indicators of our capabilities. We take pride in completing projects on time, with no claims of late completion as of the date of this prospectus. Furthermore, we believe in the strong performance of our solar PV systems and power plants as we have not received any customers claims for the fiscal years ended December 31, 2022, 2023, and 2024, up to the date of this prospectus. This underscores our commitment to delivering high-quality services and maintaining a strong market presence in the solar industry

A Dedicated Design and Engineering Team

Our operations are supported by a design and engineering team composed of 6 employees that is responsible for designing innovative and cost-effective solutions with an aim to increase the performance ratio of solar power projects. Our design and engineering team is engaged on our projects from the pre-bid stage through commissioning. At the pre-bid stage, our design and engineering team evaluate and provide innovative design solutions for each potential solar power project. Once we win the bid, they work with our project execution team to implement the designs and overcome challenges through design solutions. We believe that our design and engineering solutions, coupled with robust quality compliance checks and compliance tests on solar equipment, have helped us achieve contractually agreed performance ratio for the solar power projects we construct. In addition, our engineering team consists of engineers from multiple disciplines, including civil, mechanical and electrical, and is able to provide holistic solutions to our customers. This sets us apart from competitors who often specialize in a single engineering discipline.

An Experienced Management Team

Our management team, comprising our directors and executive officers, has played a very important role in promoting our growth in the past years and is expected to continue to do so in the future. We are led by a management team with extensive experience in the solar industry, deep understanding of project management and a proven track record of performance. Mr. Lee Seng Chi, our Director and Chief Executive Officer, has over 11 years of experience in the solar industry and held senior leadership positions in multiple engineering companies before he founded Founder Energy in 2021. Benefitting from the extensive experience of the management team, their strong relationships with our customers, and their strategy to focus on key markets for opportunities, we have been able to expand our market shares in Malaysia.

Our Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

Expand Our Workforce.

As a solar facility installation company, we recognize the increasing demand for solar projects in the coming years. To effectively cope with this anticipated growth, one of our key strategies is to expand our workforce. To address increased demand, we plan to augment our workforce by recruiting skilled professionals with expertise in solar installation, project management, engineering, and maintenance. By expanding our team, we ensure that we have the necessary human capital to handle multiple projects simultaneously, maintain high-quality standards, and meet project deadlines efficiently. Additionally, we prioritize ongoing training and development programs to enhance the skills and knowledge of our existing workforce, ensuring they stay up-to-date with the latest advancements in solar technology and industry best practices.

In addition to internal resources, we also seek to establish strategic partnerships and collaborations with reputable contractors in the solar industry. By leveraging these external contractors, we can effectively scale our operations and meet the increased demand for solar projects. These partnerships enable us to access additional specialized expertise, equipment, and manpower when required, allowing us to take on larger and more complex projects with confidence.

Expand Our Investment in Renewable Energy Assets, Such as Solar PV Systems.

We believe expanding our investment in renewable energy assets, such as solar PV systems, will enable us to generate consistent recurring income for our Company. By investing in renewable energy assets, we diversify our revenue streams and reduce reliance solely on project-based installations. These assets provide a stable source of income through long-term power purchase agreements or feed-in tariffs, ensuring a predictable cash flow for our Company. Expanding our investment in renewable energy assets also aligns with our commitment to sustainability and the transition towards clean energy sources. By increasing our ownership of renewable energy projects, we contribute to the growth of the renewable energy sector and support the global shift towards a greener future.

Furthermore, investing in renewable energy assets allows us to leverage our industry expertise and capitalize on our knowledge of solar facility installation. We can apply our experience in selecting, developing, and managing these assets efficiently, maximizing their performance and profitability. In February 2023, our subsidiary Founder Assets entered into a deed of novation with another two Malaysian entities, party A and party B, whereby Founder Assets accepted the novation of all of party A’s rights, interests, obligations and liabilities under a power purchase agreement between party A and party B (the “PPA”). Under the PPA, party A agreed to develop, design, install, construct, own, operate and maintain a solar PV and party B agreed to purchase power generated from that solar PV system, for a term of 20 years. As of the date of this prospectus, the project has been fully completed and is operating in compliance with all applicable laws. This marks a significant and pivotal step in our strategy to invest in renewable energy assets. However, as of the date of this prospectus, Founder Assets has not yet received approval from the Energy Commission of Malaysia, and the Company is actively in the process of seeking written approval from the Energy Commission of Malaysia concerning changes in shareholding structure resulting from Founder Group’s IPO. See “Risk Factors — Risks Related to Our Business and Industry — If our subsidiary Founder Assets fails to secure approval from the Energy Commission of Malaysia, its business operations could be materially and adversely affected.”

Expand Our Business from Malaysia to Other Countries in the Southeast Asia region.

We recognize the significant untapped potential for solar energy in the Southeast Asia. Our strategy entails expanding our business presence in the region, with a specific focus on countries such as Vietnam and the Philippines. We plan to establish our presence in the Vietnam and the Philippines markets in the third quarter of 2025. We firmly believe that the market opportunity for large-scale solar, commercial and industrial (C&I), and residential solar services remains substantially untapped in Southeast Asia. To capitalize on this potential, we plan to strengthen our existing client relationships while actively seeking out new clients to accelerate our growth trajectory. Given the increasing demand for renewable energy and the supportive regulatory policies promoting solar energy as a cost-effective alternative to traditional electric utilities, we are strategically positioned to enter new markets in the near future. Singapore, Indonesia, and the Philippines are particularly attractive due to their high demand for sustainable energy solutions and conducive business environments.

By expanding our geographical footprint in Southeast Asia, we aim to seize the abundant growth opportunities in solar installation and contribute to the region’s renewable energy transition. Through our expertise, quality services, and strong client relationships, we believe we are well-positioned to establish ourselves as a trusted and reliable provider of solar solutions in these expanding markets.

Offer EPCC Services to Other Types of Renewable Energy, Such as Hydropower and Biogas.

Expanding our EPCC services to encompass other types of renewable energy, namely hydropower and biogas, is a strategic progression that capitalizes on our established expertise and solid reputation in the solar industry. Hydropower is a renewable energy method that generates electricity by harnessing the kinetic energy of flowing water through dams or rivers. Biogas, on the other hand, is produced by the anaerobic decomposition of organic matter, like agricultural waste or sewage, and can be used as a clean fuel. As the global movement towards sustainable energy gains momentum, we are determined to seize opportunities and further enhance our position in the renewable energy sector.

In line with this vision, we plan to venture into the hydroelectric power sector, which involves designing and constructing facilities that generate electricity from the power of moving water. Additionally, we plan to expand into the biogas sector, focusing on the utilization of agricultural waste to generate electricity through the harvesting of biogas. By diversifying our offerings, we intend to tap into new avenues of growth and extend our reach within the renewable energy landscape. We plan to kickstart these initiatives in the third quarter of 2025, showcasing our commitment to meeting the evolving needs of the renewable energy market. This strategic expansion aligns with our mission to contribute to the global transition towards clean and sustainable energy sources. We are excited to embark on these ventures, leveraging our existing strengths and fostering innovation in renewable energy construction to drive further success and make a positive impact on the future of energy.

Our Business Model

We currently generate revenue from the following principal sources:

●	Large-scale Solar Project Services. We generate a significant portion of our revenue by providing comprehensive EPCC services for large-scale solar projects. These projects involve utility-scale solar PV power plants with an installed generating capacity of at least 1 MWac. The electricity generated from these projects is supplied to the power grid and sold to Tenage Nasional Berhad (“TNB”, the Malaysian electric utility company).

●	C&I Project Services. We also generate revenue by offering EPCC services for C&I solar projects. These projects involve smaller power generating facilities. The electricity generated from C&I projects primarily serves the customers’ own consumption, with any surplus supplied to the power grid. Typically, these solar systems are installed on the rooftops of commercial and industrial buildings. We provide end-to-end solutions for C&I projects, catering to the specific requirements of our customers in this sector.

The following table presents our revenue and gross profit for the fiscal years ended December 31, 2022, 2023, and 2024. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations.”

	Revenue
	Fiscal Years Ended December 31,
	2022		2023		2024		2024
	RM		RM		RM		USD
Large-scale Solar Project Services	RM	51,761,466	RM	131,988,574	RM	68,864,991	$15,387,105
C&I Project Services	RM	11,748,000	RM	16,065,399	RM	21,479,597	$4,799,374
Total	RM	63,509,466	RM	148,053,973	RM	90,344,588	$20,186,479

	Gross Profit
	Fiscal Years Ended December 31,
	2022		2023		2024		2024
Large-scale Solar Project Services	RM	6,385,519	RM	15,823,226	RM	3,455,338	$772,057
C&I Project Services	RM	2,298,847	RM	2,029,721	RM	2,787,132	$622,753
Total	RM	8,684,366	RM	17,852,947	RM	6,242,470	$1,394,810

Our Services

Overview

We are principally engaged in providing EPCC services for large-scale solar projects and C&I projects. Both of the large-scale solar projects and the C&I projects are connected to the power grid.

A Typical Large-Scale Solar System

As a provider of EPCC services for large-scale solar projects and C&I projects, our scope of work mainly comprises the following:

●	Engineering and design, from initial conceptualization up to detailed system design. This includes designing the solar PV array and balance of system, including inverters, transformers and interconnection to the power grid where relevant;

●	Procurement of all construction materials and equipment for the solar PV facilities, including solar PV modules and balance of systems;

●	Construction, including civil, structural, mechanical and electrical works, installation and integration of equipment, and interconnection to the power grid, if required by the clients; and

●	Commissioning, including testing of individual equipment and systems, and testing of the newly installed solar PV facilities.

For a detailed discussion on the scope of work of our EPCC services, please refer to “— Project Flow” below.

Process Flow

The general process flow of our large-scale solar projects and C&I projects is depicted in the diagram below:

Tender and Project Preliminaries

Most of our projects are obtained through a competitive tendering process. Once we receive a tender from clients, we promptly initiate site visits to assess the actual site conditions and determine the most suitable installation methods. We then diligently prepare and present our clients with preliminary engineering designs, encompassing detailed engineering drawings, project schedules, and competitive tender prices.

Project Planning

Upon securing a letter of award or contract and taking possession of the site, we will conduct site survey and commence detailed engineering design and project planning to ensure we meet the project milestones that are stipulated in the letter of award or the contract.

Simultaneously, we proactively engage with local authorities to secure the required licenses and permits essential for the construction work. Additionally, we ensure the procurement of necessary insurance coverage, including Contractor All-risk insurance for all of our projects, and Comprehensive General Liability and Workmen Compensation insurance, if so required, to mitigate potential risks during project execution.

Engineering design and planning

In the engineering design and planning phase, we typically expand our preliminary engineering design to provide a detailed design together with construction drawings and specifications and method of statements, which outlines the step-by-step procedures and methodology to be followed for executing the solar project. The construction drawings cover the following aspects:

●	Detailed layout of solar PV module configuration into array including string and module grouping, orientation and inclination of solar PV modules, row spacing, cabling and wiring, sizing of nominal power ratio, as well as inverter and grid interconnection design. For example, the mounting system is key in optimizing the orientation of the solar PV modules as it affects the energy yield generated by placing the solar PV modules to obtain the optimum amount of sunlight throughout the year.

●	Direct current (“DC”) system design takes into consideration the selection and sizing of equipment such as connectors, combiner boxes, distribution boards, as well as the lengths and sizes of cables.

●	Alternating current (“AC”) system design takes into consideration the inverters output to the interconnection and metering point. This also includes selection of transformers, interconnection schematic designs, and lengths and sizes of cables.

As for large-scale solar projects, we also undertake project planning and scheduling taking into consideration the following aspects:

●	Infrastructure planning which covers access roads and internal pathways, boundary of the plant, levelling and grading, storm water drainage, water supply and storage system, cabling routes and location of substation, and others including security and surveillance systems, and firefighting system.

●	Structural and civil engineering relating to foundation design for mounting system, construction of structures to house inverters, transformers and related electrical equipment, and control room.

Procurement

Once the detailed engineering design and specifications are completed, we commence procurement of all required equipment as well as construction materials from third-party suppliers. We are responsible for procuring the following equipment:

●	Solar PV modules; and

●	Balance of system such as mounting systems, inverters, transformers, switchgears, electrical distribution, protection and control devices, cables, SCADA system and interconnection equipment. (SCADA system refers to supervisory control and data acquisition, a centralized computer system that obtains real time information on the operations of plant, systems and equipment for the purpose of monitoring and controlling the operations.)

For large-scale solar projects, our clients can choose to source and procure the equipment and construction materials by themselves, while for C&I projects, we are usually responsible for all the equipment and materials. We will ensure that the key equipment and products pass the factory acceptance test at the manufacturer’s facilities before they are delivered to our project sites. In addition, at this stage, we will also select and engage subcontractors to carry out the physical construction and installation works. For a single large-scale solar project, we usually engage several subcontractors, whereas a C&I project usually just requires one or two subcontractors.

Project execution

The project execution phase mainly involves construction, installation and integration works, testing and commissioning.

Construction, installation and integration

The physical construction and installation works are carried out by subcontractors that we have selected. We are mainly involved in project management, site supervision, quality and safety assurance and monitoring the construction, installation and integration process for large-scale solar projects and C&I projects where applicable. This is to ensure that work carried out by subcontractors are in line with our design and technical specifications as well as project timeline and meet the relevant standards and regulatory compliance. In this respect, we outsource the following subcontracted works:

●	Earthwork, Civil and structural works on the site for large-scale solar projects including site preparation such as levelling and soil compaction, construction of access roads and pathways, drainage system, cable ducts and trenches, and perimeter fencing, as well as piling and foundation works for the mounting system;

●	Building works for large-scale solar projects including construction of control rooms and other structures to house or support the inverters and transformer;

●	Mechanical works including construction of mounting system and assembly of metal-based support structure; and

●	Electrical and communication works including:

●	Solar PV module assembly and connection to balance of system including SCADA system;

●	DC and AC cabling;

●	Installation of earthing and lightning protection systems;

●	Installation of inverters and related electrical equipment such as distribution control and protection systems;

●	Installation of security and monitoring systems; and

●	Installation of communication systems for internal and remote control and monitoring systems.

As for the interconnection to the nearest power grid substation for large-scale solar projects, we engage subcontractors to perform the physical construction of the substation and installation including laying of cables. This will be based on our design and technical specifications. To interconnect to the power grid substation, we commonly have to procure and install switchgears and transformers, SCADA system, grid interface devices, and low/medium voltage power cables. During this process, we, together with project awarders, will liaise directly with TNB to ensure that the interconnection facilities meet the requirements of the grid connection point.

Testing and commissioning

System checking and inspection:    Upon the completion of installation and integration of solar PV modules and balance of system, we will facilitate system checking and inspection on the installation against the as-built documents, as well as inspection and testing of the solar PV modules and the balance of system such as functional tests of inverters.

Testing and commissioning:    Upon the completion of system checking and inspection, we will commence system testing and commissioning for the initial operation date which is the date where electricity output is first generated and derived from the facility to the power grid, followed by verification for commercial operation date (“COD”).

As part of our testing and commissioning process, we carry out various tests in compliance with the following:

●	“Procedure for Testing and Commissioning of Grid Connected Photovoltaic System in Malaysia” by Sustainable Energy Development Authority Malaysia; and

●	Testing and commissioning work as set out under the “Guidelines on Large Scale solar Photovoltaic Plant for Connection to Electricity Networks” by the Energy Commission Malaysia.

For C&I projects, the testing results will be submitted to the local authority for verification, approval and issuance of solar system generating license.

For large-scale solar projects, we also liaise directly with relevant parties to notify them and TNB that the interconnection facilities are ready to be commissioned. Prior to that, our technical team will prepare the submission papers and furnish the relevant documentation to TNB.

Finally, we will make arrangement with an approved independent engineer by the Energy Commission of Malaysia together with our customer or plant owner, the Energy Commission Malaysia and TNB to witness the connection of solar PV power plant to the power grid. Some of the tests to be performed are as follows:

●	Inspection of the solar PV modules and inverters;

●	Acceptance testing of the entire solar PV installation;

●	Performance ratio test; and

●	Power quality measurements to be captured at the connection point to ascertain the power quality before and after the commissioning.

Upon completion of testing and commissioning, we will prepare the relevant final testing reports to the Energy Commission of Malaysia and TNB for the confirmation of COD. We will then handover the site to our customer.

Post-completion

Warranties and defect liabilities

After the acceptance of our projects by our clients, the following types of warranties are offered:

●	Performance warranty on the large-scale solar projects and C&I projects.

We provide performance warranty for the large-scale solar projects and C&I projects which is specified in the form of minimum performance ratio that can be achieved as stipulated in our EPCC contract during the defect liability period, which is typically 24 months. The performance ratio is a measurement of the efficiency of a solar PV system or power plant, indicated by the ratio of the actual solar PV energy output as compared to the theoretical output.

●	Performance warranty of solar PV modules.

The solar PV module performance warranty is provided by the manufacturer of the solar PV modules.

●	Product warranty of certain main components.

The product warranty of various main components of the solar PV facilities are provided by their respective manufacturers.

In addition, there is a defect liability period, which is typically 24 months after the acceptance of our EPCC works for solar systems and power plants, and we are responsible to make good and rectify any defects for our EPCC works during this period.

O&M services

In addition to the 24-month defect liability period, we also offer our clients operation and maintenance (“O&M”) services. We will enter into a separate O&M service agreement with our clients who opt for this additional service and the contract term is usually 1 year or more. The function of O&M services is to ensure that the power plant and the solar PV system operate safely and continuously at its optimum capacity. Part of our O&M activities include providing performance monitoring and evaluation of the solar PV power plant. We use a SCADA system to enable remote real time monitoring as well as collect operational and performance data. Optimization checks are also performed by comparing operational data collected against the theoretical performance of the installation as stated in the detailed design layout.

In order to minimize downtime or operational inefficiencies of a solar PV system or solar PV power plant due to equipment failure, we will carry out preventive maintenance as well as corrective maintenance. Preventive maintenance is scheduled maintenance that is carried out at pre-determined intervals to prevent system faults and equipment failures from occurring. Corrective maintenance is unscheduled maintenance that is carried out when there is an equipment or system failure. When such an event occurs, our technical team will identify and locate the cause of the failure, and rectify the problem to bring the equipment or system back to normal operating conditions.

Our Solar Projects

Completed solar projects

For the fiscal years ended December 31, 2022, 2023, and 2024, our material completed solar projects are as follows:

Large-Scale Solar Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR Million)	Start Date/ Completion Date
1	Customer A	Ground-mounted	Engineering, Construction and Commissioning	Perak, Malaysia	10.95	14.90	03/11/2022 05/30/2023
2	Customer B	Ground- mounted	Supply of PV Mounting Structure	Terengganu, Malaysia	100.00	20.50	05/12/2021 12/07/2021
3	Customer A	Ground- mounted	Supply of PV Mounting Structure	Kedah, Malaysia	20.76	5.30	05/24/2022 09/30/2022
4	Customer C	Ground- mounted	PV structure and module installation	Pinang, Malaysia	10.00	1.00	06/15/2022 04/10/2023
5	Customer D	Ground- mounted	Piling, Mechanical & Photovoltaic Installation Works	Perak, Malaysia	100.00	2.77	04/14/2021 12/11/2022
6	Customer A	Ground- mounted	Engineering, Procurement, Construction and Commissioning	Selangor, Malaysia	13.00	10.18	08/24/2022 11/14/2023
7	Customer G	Ground- mounted	Engineering, Construction and Commissioning	Perak, Malaysia	25.00	16.75	09/06/2022 08/25/2023
8	Customer F	Ground- mounted	Engineering, Procurement, Construction and Commissioning	Perak, Malaysia	15.00	4.00	10/25/2022 03/31/2024
9	Customer F	Ground- mounted	Engineering, Procurement, Construction and Commissioning	Perak, Malaysia	10.00	3.82	12/16/2022 03/31/2024
10	Customer H	Ground- mounted	Civil works	Perlis, Malaysia	50.00	4.00	03/30/2023 03/31/2024
11	Customer B	Ground- mounted	Installation, testing and commissioning of PV modules, inverters, DC cables and associated works	Terengganu, Malaysia	100.00	8.46	09/13/2021 06/30/2024
12	Customer D	Ground- mounted	Civil works and Structure, Mechanical and Electrical works	Kedah, Malaysia	50.00	21.00	08/08/2023 09/25/2024

C&I Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR Million)	Start Date/ Completion Date
1	Customer E	Rooftop	Engineering, Procurement, Construction and Commissioning	Pinang, Malaysia	1.50	5.13	10/31/2022 05/10/2023
2	Customer I	Rooftop	Engineering, Procurement, Construction and Commissioning	Selangor, Malaysia	2.65	0.35	05/20/2021 10/28/2021

On-going solar projects

As of the date of this prospectus, our material on-going solar projects are as follows:

Large-Scale Solar Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR million)	Start Date/ Expected Completion Date
1	Customer J	Ground- mounted	Engineering, Procurement, Construction and Commissioning	Selangor, Malaysia	10.88	20.00	06/21/2024 06/30/2025
2	Customer J	Ground- mounted	Civil works and Structure, DC and AC and associated works	Selangor, Malaysia	9.99	20.00	01/02/2025 06/30/2025
3	Customer K	Ground- mounted	DC Works	Selangor, Malaysia	11.8	4.40	10/15/2024 07/31/2025

C&I Projects
Project #	Customer Name/Type	Type of Facility	Scope of Work	Location	Capacity (MWac)	Contract Value (MYR million)	Start Date/ Expected Completion Date
1	Customer E	Rooftop	Engineering, Procurement, Construction and Commissioning	Kedah, Malaysia	2.26	9.25	09/02/2024 03/01/2025
2	Customer L	Rooftop	Engineering, Procurement, Construction and Commissioning	Melaka, Malaysia	4.98	16.56	01/03/2025 10/02/2025
3	Customer L	Rooftop	Engineering, Procurement, Construction and Commissioning	Selangor, Malaysia	3.28	11.60	01/03/2025 10/02/2025
4	Customer M	Rooftop	Supply, Deliver, Install, Testing and Commissioning	Perak & Kelantan & Johor, Malaysia	0.34	1.20	04/04/2024 05/14/2025
5	Customer L	Rooftop	Engineering, Procurement, Construction and Commissioning	Selangor, Malaysia	0.80	2.81	01/03/2025 07/02/2025

Quality Control

Quality control is a paramount aspect of our operations as a solar PV facilities EPCC service provider. We recognize the significance of ensuring high-quality standards in both the equipment and materials we procure from suppliers, as well as the overall project execution, particularly for the work outsourced to external parties. To achieve this, we have established a comprehensive quality control framework.

Our approach to quality control encompasses two primary aspects. Firstly, we place great emphasis on the selection and procurement of equipment and materials from trusted suppliers. We thoroughly evaluate suppliers based on their track record, reputation, and adherence to quality standards. By partnering with reliable suppliers, we can ensure that the components used in our projects meet stringent quality requirements, contributing to the long-term performance and durability of the solar PV facilities.

Secondly, we implement rigorous project quality control measures to maintain high standards throughout the execution phase. We have developed a robust project quality plan that outlines our quality management system and processes. This plan includes comprehensive management procedures and forms, as well as project-specific procedures and plans tailored to each individual project.

Our quality control framework is designed to ensure adherence to industry best practices, regulatory requirements, and customer specifications. It encompasses various stages of the project lifecycle, including design, procurement, construction, installation, and commissioning. Through meticulous inspections, regular audits, and adherence to strict quality guidelines, we strive to deliver projects that meet or exceed the expectations of our clients.

Our Customers

Our customer base consists primarily of two types: project owners and project awarders. Project owners include developers or owners of utility-scale solar PV power plants for large-scale solar projects, or owners of solar system for C&I projects. On the other hand, project awarders are service providers or main contractors who secure solar project bids from project owners and then subcontract the work to subcontractors. In the case of C&I projects, the majority of our customers are project owners, while for large-scale solar projects, the majority of our customers are project awarders. For the fiscal years ended December 31, 2022, 2023, and 2024, revenue generated from servicing project owners was RM14,450,456, RM7,687,059, and RM13,128,870 (approximately US$2,933,498), respectively, accounting for 23%, 5%, and 15% of our total revenue, respectively. For the fiscal years ended December 31, 2022, 2023, and 2024, revenue generated from servicing project awarders was RM49,059,010, RM140,366,913, and RM77,215,718 (approximately US$17,252,981), respectively, accounting for 77%, 95%, and 85% of our total revenue.

Below is a list of the major customers and the percentages each of them individually accounted for our annual total revenue, during the fiscal years ended December 31, 2022, 2023, and 2024.

For fiscal year 2022
Customer Name	Main Types of Services Provided	% of Total Revenue
Customer I	Supply of mounting structure and construction services	39.67%
Customer II	Construction services	10.79%
Customer III	Supply of mounting structure and construction services	9.52%

For fiscal year 2023
Customer Name	Main Types of Services Provided	% of Total Revenue
Customer I	Supply of mounting structure and construction services	29.88%
Customer III	Supply of mounting structure and construction services	15.61%
Customer IV	Supply of mounting structure and construction services	10.60%

For fiscal year 2024
Customer Name	Main Types of Services Provided	% of Total Revenue
Customer V	Construction services	23.25%
Customer III	Supply of mounting structure and construction services	11.55%
Customer VI	Supply of mounting structure and construction services	9.56%

For fiscal year 2024, we derived a significant portion of our revenue from Customer V, which contributed 23.25% of our total revenue. That was mainly because in fiscal year 2024, we secured a large-scale solar project of 50MWac from Customer V. For fiscal year 2023, we derived a significant portion of our revenue from Customer I, which contributed 29.88% of our total revenue. That was mainly because in fiscal year 2023, we secured several large-scale solar project totaling 112.0 MWac from Customer I. Similarly, for fiscal year 2022, we derived a significant portion of our revenue from Customer I, which contributed 39.67% of our total revenue. That was mainly because in fiscal year 2022, we secured a large-scale solar project of 44.7 MWac from Customer I.

In general, we are not dependent on any customers for business given the unlikelihood of our customers undertaking solar PV projects on a recurring basis. Therefore, our EPCC services for large-scale solar projects and C&I projects would not be required repeatedly. Please see “Risk Factors — Risks Related to Our Business and Industry — We face risks associated with concentration of revenue from a few large clients. Any interruption in operations in such major clients may have an adverse effect on our business, financial condition, and results of operations.”

Our Suppliers

Our supplier network comprises two primary types: equipment suppliers and subcontractors. In solar projects where we assume responsibility for procuring all project materials and equipment, we source and acquire these items from trusted suppliers. Our equipment suppliers are manufacturers of solar components, including but not limited to solar panels, mounting systems and cables. Additionally, we collaborate with subcontractors for the construction and installation aspects of a solar PV project. These subcontractors possess the expertise and experience needed to carry out the construction and installation work. Maintaining strong relationships with both equipment suppliers and subcontractors is vital to our operations. We carefully select our suppliers based on their track record, product quality, and adherence to industry standards. Likewise, we engage subcontractors who demonstrate a proven ability to deliver projects on time and to specifications.

Below is a list of the major suppliers and the percentages each of them individually accounted for our annual total purchase, during the fiscal years ended December 31, 2022, 2023, and 2024.

For fiscal year 2022
Supplier Name	Main Types of Services Provided	% of Total Purchase
Solar First Energy Technology Co. Ltd.	Mounting structure	29.51%
Xiamen Solar First Energy Technology Co. Ltd.	Mounting structure	17.60%
Supplier C	Subcontracting works	10.12%

For fiscal year 2023
Supplier Name	Types of Products/Services Provided	% of Total Purchase
Solar First Energy Technology Co. Ltd.	Mounting structure	16.00%
Xiamen Solar First Energy Technology Co. Ltd.	Mounting structure	13.72%

For fiscal year 2024
Supplier Name	Types of Products/Services Provided	% of Total Purchase
Solar First Energy Technology Co. Ltd.	Mounting structure	14.88%

In fiscal years 2022 and 2023, a significant portion of our purchase was from Xiamen Solar First Energy Technology Co. Ltd., representing 17.60% and 13.72% of our total purchase for fiscal years 2022 and 2023, respectively. In June 2021, by way of a deed of novation, we entered into a distributorship agreement with Xiamen Solar First Energy Technology Co. Ltd. and became its exclusive distributor of solar mounting systems in Malaysia. The distributorship agreement was effective until January 1, 2025. We did not renew the distributorship agreement; however we are still able to make purchases from Xiamen Solar First Energy Technology Co. Ltd. on an as needed basis. As of the date of this prospectus, all of the mounting systems that we sourced have been purchased from Xiamen Solar First Energy Technology Co. Ltd and its affiliate Solar First Energy Technology Co. Ltd. If Xiamen Solar First Energy Technology Co. Ltd. would cease allowing us to make purchases, it would materially and adversely affect our results of operations and we may not be able to find a different supplier on commercially reasonable terms or on a timely basis. For other types of equipment and materials, we source and purchase from third-party suppliers on the market. Please see “Risk Factors — Risks Related to Our Business and Industry — We are exposed to risks related to concentration of suppliers as we rely on a few major suppliers, and it may have a material adverse effect on our business and results of operations.”

Sales and Marketing

As of the date of this prospectus, our sales and marketing team is comprised of three sales managers and two business development managers, who report directly to our CEO. Our sales and marketing department is primarily responsible for increasing our market share through acquiring new customers and businesses as well as furthering existing customer relationships through better service support and the provision of after-sales services to our customers. We are also able to generate sales leads through referrals from customers, suppliers and business associates.

We believe that maintaining good relationships with our existing customers will allow us to market our services to meet their evolving demands. We carry out the following marketing activities to acquire new customers and to promote our services to existing customers:

Participating in Exhibitions

As part of our marketing strategy, we actively participate in relevant exhibitions held annually in Malaysia and China, such as International Greentech & Eco Products Exhibition and Conference Malaysia (IGEM)) and Metaltech. IGEM is the leading trade events for green technologies and eco solutions in Asia. Through attending the exhibition, we have developed business contacts which have enabled us to expand our customer base and grow our business. We have also been able to create a more prominent profile, identify potential customers and keep ourselves updated on the industry trends through these exhibitions.

Approaching project awarders and project owners

Our marketing approach also involves targeted outreach to project awarders, complemented by effective follow-up through emails and phone calls. In Malaysia, many project awarders are listed companies that frequently announce tenders through public announcements. Therefore, it is crucial for us to devise a well-defined strategy for approaching and nurturing relationships with these organizations. By emulating this approach, we have been successfully securing a number of contracts and projects.

Currently, we have also implemented a targeted approach that involves directly reaching out to project owners by participating in their tenders. This strategy allows us to demonstrate our expertise, build trust, and establish a solid foundation for a fruitful business relationship. Our targeted approach ensures that we connect directly with the decision-makers, maximizing our chances of securing new contracts and projects. We continuously refine and adapt our marketing strategy to stay competitive and meet the evolving needs of the industry.

Networking with key stakeholders for business opportunities

In our marketing strategy, we actively engage in networking with industry stakeholders, such as financial institutions and suppliers to boost business opportunities. Financial institutions, as providers of corporate financing, possess valuable insights into potential clients who may benefit from our services. By cultivating relationships with these institutions, we gain access to a network of potential clients and valuable referrals. Similarly, suppliers within our industry often have firsthand knowledge of ongoing projects and the organizations involved. Through strategic networking with suppliers, we tap into their insights and leverage their connections to identify potential clients who may require our expertise. By fostering mutually beneficial relationships with suppliers, we create opportunities for collaboration and referrals that can lead to new business ventures. By leveraging these connections, we approach potential clients with precision, fostering long-term business growth.

Moving forward, we plan to launch series of new marketing activities to expand our brand awareness. We will establish a robust social media presence to engage with our targeted clients effectively. Additionally, we will seek partnership with external organizations, such as equipment manufacturers, to leverage their reach and promote our brand to a wider audience.

Approvals, Permits and Licenses

In Malaysia, we must obtain several approvals, permits and licenses to operate within the framework set by the Sustainable Energy Development Authority (“SEDA”) Malaysia, Energy Commission of Malaysia (“ST”), and Malaysia Construction Industry Development Board (“CIDB”). We will also be subject to approvals, permits or licenses requirements in Singapore, Indonesia and the Philippines, if we expand our business into those markets in the future. As of the date of this prospectus, we have obtained the following licenses and permits:

Subsidiary	License/Permit	Issuing Entity	Valid Through
Founder Energy (Malaysia)	Registration of photovoltaic service provider	SEDA	December 31, 2025
Founder Energy (Malaysia)	Registration of Contractor for Grade G7	CIDB	September 27, 2025
Founder Energy (Malaysia)	Registration of Electrical Contractor	ST	July 3, 2025
Founder Assets	Registered Solar Photovoltaic Investor under NEM Program	SEDA	December 31, 2025
Founder Assets*	License for Public Installation under Energy Commission of Malaysia	ST	September 15, 2033

*	This license imposes restriction on changes in shareholders and shareholding structure of the licensee (Founder Assets). Founder Assets is in the process of seeking written approval from the Energy Commission of Malaysia, regarding the shareholding structure change as a result of Founder Group’s initial public offering. See “Risk Factors — Risks Related to Our Business and Industry — If our subsidiary Founder Assets fails to secure approval from the Energy Commission of Malaysia, its business operations could be materially and adversely affected.”

We plan to renew the above permits or licenses before expiration.

Competition

The solar energy industry in Southeast Asia is highly competitive and rapidly evolving, with many new companies joining the competition in recent years and few leading companies. We, as an EPCC service provider for solar facilities, face direct competition from other EPCC providers, as well as from traditional energy firms and companies offering alternative energy solutions. To effectively compete in this landscape, several crucial factors come into play. These include delivering high-quality projects, providing exceptional customer experiences, ensuring the retention of skilled professionals, adapting to evolving technology and customer preferences, and establishing a strong brand presence. While we believe our company is well-positioned to thrive based on these factors, we acknowledge that certain competitors may possess longer operating histories, greater financial and technical resources, or stronger brand recognition. These factors could present challenges and affect our market share and overall competitive position. For a discussion of competition-related risks, please see “Risk Factors — Risks Related to Our Business and Industry — The markets in which we operate are highly competitive, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.”

Intellectual Property and Technology

As of the date of this prospectus, we do not have any registered trademarks, patents or copyrights. We have one domain name in Malaysia: founderenergy.com.my, which was registered on May 21, 2021. The information on, or that can be accessed through, the above website is not part of this prospectus.

We do not employ any special technologies in our business operations. However, we utilize software tools for our solar construction business, including PVsyst, HelioScope and AutoCAD. These tools help us optimize design, analyze system performance, and create accurate construction plans, enhancing efficiency and precision in our operations.

Employees

As of December 31, 2024, 2023 and 2022, we had 82, 45, and 29 full-time employees, respectively. The following table sets forth the number of our full-time employees as of May 19, 2025:

Function:	Number
Management	4
Sales and Marketing	11
Technical	64
Finance and Accounting	6
General and Administration	5
Total	90

We enter into employment contracts with a confidentiality clause with our full-time employees.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Facilities

Our principal executive office is located at No.17, Jalan Astana 1D, Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan, Malaysia, with a lease term from August 1, 2024 to July 31, 2026 and a monthly rent of MYR26,000, pursuant to a tenancy agreement we entered into with the landlord, who is our Director and CEO Mr. Lee Seng Chi. We plan to renew this lease before expiration.

We also lease part of a warehouse from an independent third party to store our inventory, which is located at Lot 15156, Jalan Sg Tengkorak Kg Hamid Tuah, Telok Gong, 42000, Pelabuhan Klang, Selangor Darul Ehsan, Malaysia. The occupied area varies on a monthly basis depending on our operational demand and the rental rate is RM1.60 per month per square foot occupied. We did not enter into a lease agreement with the landlord and the lease is renewed on a monthly basis.

We believe that the office and the warehouse that we currently lease are adequate to meet our needs for the foreseeable future.

Insurance

To mitigate risks across different aspects of our operations and to ensure comprehensive coverage, we maintain various insurance policies and we believe the insurance coverage we maintain is in line with industry norms. As of the date of this prospectus, we maintain the following insurance policies:

●	A business property insurance with an effective date from March 12, 2025 to March 11, 2026, which covers the loss or damage of our physical property, including furniture, fixtures, office equipment, tools and other items of value.

●	An equipment insurance with an effective date from February 25, 2025 to February 24, 2026, which provides protection for our equipment;

●	A group hospital & surgical insurance, with an effective date from October 20, 2024 to October 19, 2025, which provides medical protection for our employees;

●	A group personal accident insurance, with an effective date from September 23, 2024 to September 22, 2025, which provides protection for our employees; and

●	Directors and officers liability insurance for our directors and senior management, with an effective date from October 23, 2024 to October 22, 2025.

In addition, under our contracts with project awarders, we are required to obtain certain necessary insurance coverage, including Contractor All-risk insurance for all of our projects, and Comprehensive General Liability and Workmen Compensation insurance, if so required, to mitigate potential risks during project execution.

Seasonality

We do not experience any material seasonality in our business as the demand for our services are not subject to seasonal fluctuations.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

Recent Developments

Closing of IPO

On October 24, 2024, the Company closed its initial public offering (“IPO”) of 1,218,750 Ordinary Shares. The Company completed the IPO pursuant to its registration statement on Form F-1 (File No. 333-281167), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 1, 2024, as amended, and declared effective by the SEC on September 30, 2024. The Ordinary Shares were priced at $4.00 per share, and the offering was conducted on a firm commitment basis. The Ordinary Shares were previously approved for listing on The Nasdaq Capital Market and commenced trading under the ticker symbol “FGL” on October 23, 2024. US Tiger Securities, Inc. (“US Tiger”) acted as sole underwriter for the IPO.

Establishment of New Subsidiaries

On January 14, 2025, we established a new subsidiary, Founder Assets (Thailand) Company Limited, in Thailand, which is 99% owned by the Company and 1% owned by Lee Seng Chi and See Sian Seong equally. Founder Assets (Thailand) Company Limited primarily engages in investment in renewable energy assets at Thailand. On February 10, 2025, our wholly owned subsidiary, Founder Energy (Malaysia), established a new wholly owned subsidiary Founder Solar Solution Sdn Bhd. in Malaysia. Founder Solar Solution Sdn Bhd. primarily engages in providing EPCC services for residential solar projects.

Entry and Termination of Securities Purchase Agreement with Streeterville Capital, LLC

On March 13, 2025, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC, a Utah limited liability company (the “Purchaser,” and collectively with the Company, the “Parties”). Pursuant to the SPA, the Purchaser agreed to purchase from the Company, and the Company agreed to issue and sell to the Purchaser, securities in the form of one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) with an aggregate purchase amount of up to $10,000,000, for the purchase of ordinary shares, no par value of the Company (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase. On March 14, 2025, the Company issued 1,850,000 Ordinary Shares to the Purchaser as a commitment fee for the Pre-Paid Purchase facility.

On April 8, 2025, the Company and the Purchaser entered into a letter agreement (the “Letter Agreement”), pursuant to which the SPA was terminated. According to the Letter Agreement, on April 11, 2025, the Purchaser received $1,250,000 (the “Rescission Purchase Price”) from the Company, and on April 21, 2025, the Company’s transfer agent returned the 1,850,000 Ordinary Shares previously issued to the Purchaser back to the Company. As such, the Transaction Documents (as defined in the SPA) and all of the transactions contemplated thereby have been rescinded ab initio, and shall be of no further force or effect, as a result of which the Transaction Documents shall be deemed not to have occurred (the “Rescission”). The Rescission has placed each of the Parties in the same respective position that each was in prior to the execution of the Transaction Documents.

Entry into Securities Purchase Agreement with the Selling Securityholder

Securities Purchase Agreement

On April 22, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AVONDALE CAPITAL, LLC, a Utah limited liability company (the “Selling Securityholder”), pursuant to which the Selling Securityholder agreed to purchase from the Company one or more pre-paid purchases (each a “Pre-Paid Purchase” and together the “Pre-Paid Purchases”) in the aggregate purchase amount of up to $10,000,000.00 (the “Commitment Amount”) for the purchase of the Company’s Ordinary Shares (the “Purchase Shares”). At the closing of the Purchase Agreement (the “Closing”), the Company agreed to issue 1,750,000 Ordinary Shares to the Selling Securityholder as a commitment fee (the “Commitment Shares”) and to issue 1,650,000 of which constitute the pre-delivery shares (the “Pre-Delivery Shares”).

At the Closing, the Selling Securityholder agreed to pay the Company $1,250,000.00 as the initial purchase price (the “Initial Purchase Price”), which is calculated from an original amount of $1,357,500.00 for the first Pre-Paid Purchase (the “Initial Pre-Paid Purchase”), minus an $87,500.00 original issue discount and minus $20,000.00 that covers the Selling Securityholder’s legal, accounting, and other related costs under the Purchase Agreement. Each Pre-Paid Purchase after the Initial Pre-Paid Purchase will have a seven percent (7%) original issue discount and the Initial Pre-Paid Purchase and each Pre-Paid Purchase after the Initial Pre-Paid Purchase will accrue interest at the rate of eight percent (8%) per annum.

Pursuant to the Purchase Agreement, during the 24 month period from the Closing of the Purchase Agreement until either the Company has sold $10,000,000.00 in Pre-Paid Purchases or the Purchase Agreement has been terminated (the “Commitment Period”), the Company will have the right, but not the obligation, to direct the Selling Securityholder, by its delivery to the Selling Securityholder of a written request in the form attached to the Purchase Agreement (the “Purchase Request”), from time to time, to make a Pre-Paid Purchase (i) in a minimum amount not less than $250,000.00 and (ii) in a maximum amount of $2,000,000 less the aggregate outstanding balance of all outstanding Pre-Paid Purchases at such time, rounded down to the nearest $1,000.00. The closing of each Pre-Paid Purchase will take place on or before the third (3rd) trading day following such Purchase Request, at which time the Selling Securityholder will pay the Company the amount set forth in the Purchase Request for the Pre-Paid Purchase. There is no maturity date for the outstanding balance under each Pre-Paid Purchase including the Initial Pre-Paid Purchase.

Pursuant to the Purchase Agreement, the Company is not under any obligation to request any Pre-Paid Purchase from the Selling Securityholder other than the Initial Pre-Paid Purchase. Pursuant to the Purchase Agreement, the Company and the Selling Securityholder will execute a Pre-Paid Purchase Agreement in the form attached to the Purchase Agreement (the “Pre-Paid Purchase Agreement”) for each Pre-Paid Purchase.

Pursuant to the Purchase Agreement, the Selling Securityholder may not directly or indirectly, sell, transfer, offer, exchange, assign, pledge, encumber, hypothecate or otherwise dispose of, or enter into any contract, option or other agreement to dispose of (a “Transfer”), any Pre-Delivery Shares. Notwithstanding the foregoing, during the period beginning on any day in which the Selling Securityholder delivers a Purchase Notice under a Pre-Paid Purchase to the Company and ending on the date of delivery of the Purchase Shares by Company covered by such Purchase Notice (the “Interim Period”), the Selling Securityholder may Transfer a number of Pre-Delivery Shares up to the number of Purchase Shares covered by the applicable Purchase Notice. To the extent any such Transfer is made by the Selling Securityholder during the Interim Period, an equal number of Purchase Shares will be deemed to be Pre-Delivery Shares upon delivery by the Company to the Selling Securityholder and will be subject to the restrictions on Transfer applicable to the Pre-Delivery Shares, such that the total number of Pre-Delivery Shares will always be equal to the initial number of Pre-Delivery Shares under the Purchase Agreement. Notwithstanding the foregoing, the Selling Securityholder may sell up to $10,000.00 of Pre-Delivery Shares per trading day without needing to submit a Purchase Notice on such trading day, so long as the total number of Purchase Shares issuable under the outstanding Pre-Paid Purchases at such time is more than the initial number of Pre-Delivery Shares under the Purchase Agreement (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions).

At such time as the outstanding balance under each Pre-Paid Purchase is zero and either (i) the Commitment Period has ended or (ii) the Purchase Agreement has been terminated, the Company may repurchase the Pre-Delivery Shares upon a written request, and within thirty (30) trading days, the Selling Securityholder will deliver to Company a number of Ordinary Shares equal to the number of Pre-Delivery Shares, and the Company will pay the Selling Securityholder $0.0001 for each such Pre-Delivery Share.

The Company is a foreign private issuer, and has elected to be governed by home country rules, such that Nasdaq Listing Rule 5635(d) will not apply to the Company. However, if at any time, the Company ceases to qualify as a foreign private issuer, the Company will be subject to Nasdaq Listing Rule 5635(d) which requires a company to obtain shareholder approval for any issuance of more than 20% of its common stock or voting power at a price below the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d). If this occurs, the Company will have to obtain shareholder approval (the “Required Shareholder Approval”) for the issuance of Purchase Shares under the Purchase Agreement that exceed the limits set under Nasdaq Listing Rule 5635(d) (the “Exchange Cap”). Until the Required Shareholder Approval is obtained, the Company would not be able to request additional Pre-Paid Purchases that may cause the total amount of Ordinary Shares issuable to exceed the Exchange Cap.

So long as no “Event of Default” (as defined below under the Pre-Paid Purchase Agreement) has occurred under the Initial Pre-Paid Purchase, and the Company files the Initial Registration Statement, as defined below, upon request from Company, the Selling Securityholder will fund $500,000.00 to Company within three (3) trading days of the filing of the Initial Registration Statement. So long as no Event of Default has occurred under the Initial Pre-Paid Purchase, and the Initial Registration Statement has been declared effective by the SEC within ninety (90) calendar days of the date of entry into the Purchase Agreement, upon request from Company, the Selling Securityholder will fund $500,000.00 to Company within three (3) trading days of the effectiveness of the Initial Registration Statement.

Pursuant to the Purchase Agreement, the Company also agreed that until all of the Company’s obligations under the Purchase Agreement are performed in full, the Company will at all times: (i) so long as the Selling Securityholder beneficially owns any of the Commitment Shares, Pre-Delivery Shares or Purchase Shares and for at least twenty (20) trading days thereafter, the Company will remain in good standing with Nasdaq and timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Commitment Shares, Pre-Delivery Shares and the Purchase Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Ordinary Shares shall be listed or quoted for trading on Nasdaq; (iv) trading in Company’s Ordinary Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; (v) the Company will not make any Restricted Issuance (as defined below) without the Selling Securityholder’s prior written consent, which consent may be granted or withheld in the Selling Securityholder’s sole and absolute discretion; and (vi) the Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with the Selling Securityholder or any affiliate of the Selling Securityholder; or (b) from issuing Ordinary Shares, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to the Selling Securityholder or any affiliate of the Selling Securityholder.

The term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations, other than loans in connection with receivable or revenue sales, performance and payment bonds, trade payables, and bank loans, in each case entered into or incurred in the ordinary course of business, or the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares; (2) are or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible following an Event of Default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Ordinary Shares since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such debt security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default by more than 33%; or (4) are issued or will be issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange (excluding the Company’s issuance of securities upon the exercise or conversion of any securities issued by the Company prior to the date of entry into the Purchase Agreement, so long as the terms of such securities have not been amended on or after the date of entry into the Purchase Agreement). Ordinary Shares issued pursuant to any of the following will not be considered Restricted Issuances: (i) ATM facilities; (ii) primary offerings without variable price mechanics, other than variable priced warrants that have no provision that will increase the number of warrant shares issued at closing or increase the number of shares issuable under each warrant to a ratio of more than 1:1; (iii) stock issuances to non-US persons; (iv) the issuance of Ordinary Shares in conjunction with acquisitions provided that such issuances do not cause a change of control or have variable price mechanisms and (v) any transaction if all Pre-Paid Purchases are fully repaid and extinguished contemporaneously with the execution of the transaction documents for the respective transaction and the Commitment Period has terminated or otherwise expired.

Pursuant to the Purchase Agreement, the Company also agreed to reserve (the “Share Reserve”) 10,000,000 of its Ordinary Shares to provide for all issuances of Ordinary Shares under the Purchase Agreement and agreed to add additional Ordinary Shares to the Share Reserve in increments of 100,000 shares as and when requested by the Selling Securityholder if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Ordinary Shares equal to the balance of the Pre-Paid Purchase at such time divided by the Share Purchase Price. The Selling Securityholder must consent in writing to any reduction in the Share Reserve, however upon full repayment of the Pre-Paid Purchases, the Share Reserve will terminate ten (10) days thereafter.

Pursuant to the Purchase Agreement, the Company also agreed that as long as any Pre-Paid Purchase is still active, if the Company later issues any debt security (including additional Pre-Paid Purchases) that offers better or additional favorable terms than those given to the Selling Securityholder in the Purchase Agreement, the Company must notify the Selling Securityholder about those improved terms. The Selling Securityholder can then choose to have those better terms added to the Purchase Agreement, so they benefit equally from them. If the Company fails to provide this notice but the Selling Securityholder learns that a third party received such favorable terms, the Selling Securityholder can inform the Company, and those terms will then be applied to the Selling Securityholder retroactively, dating back to when the third party received them.

Pursuant to the Purchase Agreement, the Company also agreed that starting at the Closing and continuing until every Pre-Paid Purchase is fully paid, the Company gives the Selling Securityholder a special “participation right.” This right lets the Selling Securityholder, if they choose, buy up to 15% of any debt or equity securities the Company sells in future offerings.

Pursuant to the Purchase Agreement, if Company enters into a definitive agreement that contemplates a “Fundamental Transaction” (as defined in the Pre-Paid Purchase Agreement), unless such agreement contains a closing condition that all outstanding Pre-Paid Purchases are repaid in full upon consummation of the transaction, the Company must receive the Selling Securityholder’s prior written consent in writing to such Fundamental Transaction, otherwise the Selling Securityholder will have the right to seek and receive injunctive relief from a court or arbitrator preventing the consummation of such transaction Fundamental Transaction.

If there are no Pre-Paid Purchases outstanding and if the Selling Securityholder owns no Purchase Shares, the Company may terminate the Purchase Agreement upon ten (10) calendar days prior written notice to the Selling Securityholder.

Pursuant to the Purchase Agreement, the Company agreed to indemnify the Selling Securityholder for any losses, legal claims, lawsuits, costs, fines, fees, or damages (including reasonable attorney fees) that arise because the following: (i) any false or misleading statements or omissions of important facts in the registration documents (or related prospectus) for the shares being registered (however, if those false statements or omissions were provided by the Selling Securityholder for inclusion, the Company won’t be responsible for them); (ii) any material misrepresentations or breaches of warranties made by the Company in the Purchase Agreement or any related documents and (iii) any significant breach of the promises or obligations the Company has made in the Purchase Agreement or related document. Pursuant to the Purchase Agreement, the Selling Securityholder also agreed to indemnify the Company for any losses, legal claims, lawsuits, costs, fines, fees, or damages (including reasonable attorney fees) that arise because of the following: (i) any false or misleading statements or omissions of important facts in the registration documents (or related prospectus) for the shares being registered. (the Selling Securityholder is only responsible for information it provided for inclusion in those documents, and not for anything provided by the Company); (ii) any misrepresentations or breaches of warranties made by the Selling Securityholder in the Purchase Agreement or any related documents; and (iii) any significant breach of the promises or obligations the Selling Securityholder has made in the Purchase Agreement or related documents.

Pre-Paid Purchase Agreement

Under the Purchase Agreement and the Pre-Paid Purchase Agreement, following the funding of each Pre-Paid Purchase, the Selling Securityholder has the right, but not the obligation, to purchase from the Company its Ordinary Shares not exceeding (i) the outstanding balance of the funded amount of Pre-Paid Purchases, and (ii) 9.99% beneficial ownership of the Company’s outstanding Ordinary Shares

Pursuant to the Pre-Paid Purchase Agreement, any anytime following the earlier of (i) six (6) months from the date the Selling Securityholder delivers the funds to the Company pursuant to a Pre-Paid Purchase (the “Purchase Price Date”) and (ii) the effectiveness of the Initial Registration Statement, the Selling Securityholder may, by providing written notice to Company require Company to issue and sell Purchase Shares to Selling Securityholder (the “Purchase Notice”). In the Purchase Notice, the Selling Securityholder will indicate the portion of the outstanding balance of the Pre-Paid Purchases that the Selling Securityholder elects to apply to the purchase of Purchase Shares pursuant to the terms of the Pre-Paid Purchase Agreements, Share Purchase Price (as defined below) and the number of Purchase Shares. The Company will then issue the Purchase Shares in the amount set forth on the Purchase Notice at a purchase price equal to 82.5% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date of the Purchase Notice, with a “Floor Price” set at 20% of the Nasdaq Minimum Price (the “Share Purchase Price”). The “Nasdaq Minimum Price” means the lower of: (i) the Nasdaq official closing price on the trading day immediately preceding the applicable measurement date; or (ii) the average Nasdaq official closing price for the five (5) trading days immediately preceding the applicable measurement date.

The closing of each sale under a Purchase Notice will take place not later than two (2) trading days after receipt of such Purchase Notice. Pursuant to the Pre-Paid Purchase Agreement, the Selling Securityholder will not be required to purchase any Purchase Shares if such sale would result in the Selling Securityholder’s beneficial ownership exceeding 9.99% of the then issued and outstanding shares of the Company’s Ordinary Shares (the “Beneficial Ownership Cap”). This Beneficial Ownership Cap is non-waivable and will apply to all affiliates and assigns of Selling Securityholder.

Pursuant to the Pre-Paid Purchase Agreement, if the Initial Registration Statement has not been declared effective within ninety (90) calendar days of the date of execution of the Pre-Paid Purchase Agreement, then the outstanding balance under the Pre-Paid Purchase Agreement will automatically increase by one percent (1%) on such ninetieth (90th) day and continue to increase by one percent (1%) for each thirty (30) days that the Initial Registration Statement is not declared effective.

The Pre-Paid Purchase Agreement allows the Company, so long as an Event of Default has not occurred to have the right, to prepay some or all of the remaining balance of the Pre-Paid Purchase before it is due, by giving the Selling Securityholder at least five (5) trading days’ written notice before doing so. On the prepayment date, the Company will pay the Selling Securityholder an amount equal to 110% of the outstanding balance being prepaid.

If, at any time prior to the Pre-Paid Purchase being paid in full the VWAP is less than the Floor Price for at least five (5) trading days during a period of seven (7) consecutive trading days (the “Trigger” and the last such day of each such occurrence, a “Trigger Date”), then Company will make monthly cash repayments of amounts outstanding under the Pre-Paid Purchase beginning on the fifth (5th) trading day after the Trigger Date and continuing on the same day of each successive calendar month until the entire outstanding balance of the Pre-Paid Purchase will have been paid or until the payment obligation ceases. Each monthly payment will be in an amount equal to the sum of (i) $350,000.00, and (ii) all outstanding accrued and unpaid interest in respect of the Pre-Paid Purchase as of each payment date. The obligation of the Company to make monthly cash payments will cease (with respect to any payment that has not yet come due) if at any time after the Trigger Date the VWAP is greater than 130% of the Floor Price for a period of five (5) consecutive trading days. An Event of Default as defined in the Pre-Paid Purchase Agreement, includes, but is no limited to the following: (i) the Company does not pay any required amount (such as principal, interest, fees, or charges) when due; (ii) a receiver, trustee, or similar official is appointed over the Company or a large part of its assets and that appointment isn’t successfully contested or dismissed within twenty (20) to sixty (60) days; (iii) the Company becomes insolvent, fails to pay its debts as they come due, or even admits in writing it can’t pay its debts; (iv) the Company makes a general assignment for the benefit of its creditors; (v) the Company files for bankruptcy (or a similar law) or an involuntary bankruptcy proceeding is initiated against it; (vi) the Company fails to observe or perform any covenant set forth in the Purchase Agreement; (vii) the occurrence of a Fundamental Transaction (as defined below) without the Selling Securityholder’s prior written consent; (viii) the Company fails to timely establish and maintain the Share Reserve; (ix) the Company fails to deliver any Purchase Shares in accordance with the terms of the Pre-Paid Purchase Agreement, (x) any money judgment, writ or similar process is entered or filed against Company or any subsidiary of Company or any of its property or other assets for more than $500,000.00, and remains unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Selling Securityholder; (xi) the Company fails to be DWAC Eligible; (xii) the Company or any subsidiary of Company, breaches any covenant or other term or condition contained in the Purchase Agreement or any related agreements in any material respect; (xiii) the Company carries out a reverse split of its ordinary shares without giving the Selling Securityholder at least twenty (20) trading days’ notice; (xiv) any key statement, representation, or warranty made by the Company in connection with the offering turns out to be false, misleading, or incomplete or (xv) any breach of any terms in Other Agreements, as defined below, by the Company, its subsidiaries, or any party guaranteeing its obligations. Pursuant to the Pre-Paid Purchase Agreement, “Other Agreements” means collectively, (i) all existing and future agreements and instruments between the Company and the Selling Securityholder, or an affiliate, and (ii) any financing agreement with a value of $500,000.00 or more or a material agreement, other than a financing agreement, with a value of $1,000,000.00 or more that affects the Company’s ongoing business operations, between the Company and a party other than the Selling Securityholder.

Pursuant to the Pre-Paid Purchase Agreement, a “Fundamental Transaction” means if the Company: (i) consolidate or merge with or into any other person or entity, where after giving effect to such transactions the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (ii) the Company or its subsidiaries sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective assets to any other person or entity; (iii) the Company or its subsidiaries allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Company; (iv) the Company or its subsidiaries consummate a stock or share purchase agreement or other business combination with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Company; (v) reorganize, recapitalize or reclassify the Ordinary Shares, other than an increase in the number of authorized shares of Company’s Ordinary Shares or stock split; (vi) the Company transfers any material asset or distributes any non-monetary dividend or distribution to any subsidiary, affiliate, person or entity under common ownership or control with the Company or (vii) the Company pays or makes any monetary dividend or distribution to its shareholders.

At any time following the occurrence of any Event of Default, the Selling Securityholder may accelerate this Pre-Paid Purchase by written notice to the Company, with the outstanding balance becoming immediately due and payable in cash in an amount equal to the outstanding balance plus 10% of the outstanding balance and the interest rate will increase to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law.

Pursuant to the Pre-Paid Purchase Agreement, so long as no Event of Default has occurred, the Selling Securityholder will limit its aggregate sales of Purchase Shares on the open market in any given calendar week to 15% of the weekly trading volume of the Ordinary Shares as reported on www.Nasdaq.com (the “Sales Limitation”). In the event the Selling Securityholder exceeds the Sales Limitation, the outstanding balance of the Pre-Paid Purchase will be reduced in an amount equal to one hundred percent (100%) of the net proceeds the Selling Securityholder received from excess sales in any given week.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Securityholder in the form attached to the Purchase Agreement, pursuant to which the Company agreed to file in accordance with the provisions of the Securities Act and the rules and regulations thereunder, with the SEC within thirty (30) days from the Closing a registration statement on Form F-1 (the “Initial Registration Statement”) registering the lesser of 10,000,000 Ordinary Shares or the maximum number of Ordinary Shares permitted by the SEC for the Commitment Shares, including but not limited to the Pre-Delivery Shares and Purchase Shares.

Pursuant to the Registration Rights Agreement, the Company also agreed to file one or more Registration Statements as necessary to have sufficient Ordinary Shares registered to accommodate the Ordinary Shares underlying each Pre-Paid Purchase. Following effectiveness of the Initial Registration Statement, the Company will use reasonable best efforts to maintain the effectiveness of the Registration Statement at all times the Selling Securityholder owns any Commitment Shares, Pre-Delivery Shares and Purchase Shares.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder against certain liabilities that it may incur in connection with the sale of the securities pursuant to this prospectus, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholder may be required to make with respect thereto. In addition, we and the Selling Securityholder may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Letter Agreement

On March 17, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with the Selling Securityholder. As described above, pursuant to the Purchase Agreement, so long as no Event of Default has occurred under the Initial Pre-Paid Purchase, and the Initial Registration Statement has been declared effective by the SEC within ninety (90) calendar days of the date of entry into the Purchase Agreement, upon request from Company, the Selling Securityholder will fund $500,000.00 to Company within three (3) trading days of the effectiveness of the Initial Registration Statement (“Pre-Paid Purchase #3”). Pursuant to the Letter Agreement, if the SEC determines that the Initial Registration Statement constitutes an “indirect primary offering,” the Selling Securityholder will have no obligation to purchase Pre-Paid Purchase #3 or any other Pre-Paid Purchases under the terms of the Purchase Agreement. Notwithstanding the foregoing, provided that the Company registers the maximum number of Ordinary Shares allowed by the SEC while maintaining the effectiveness of the Initial Registration Statement as a “secondary offering,” the Selling Securityholder will be obligated to purchase Pre-Paid Purchase #3.

The Purchase Agreement, the Pre-Paid Purchase Agreement and the Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement, the Pre-Paid Purchase Agreement and the Registration Rights Agreement were made only for purposes of the Purchase Agreement, the Pre-Paid Purchase Agreement and the Registration Rights Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Copies of the Purchase Agreement, the Pre-Paid Purchase Agreement, the Registration Rights Agreement and the Letter Agreement are filed herewith as Exhibit 10.10, 10.11, 10.12 and 10.13, respectively, and are incorporated by reference herein.

Regulations

This section sets forth a summary of the principal Malaysian laws, regulations, and rules relevant to our business and operations in Malaysia.

Regulations Relating to Our EPCC Services in Malaysia

Renewable Energy Act 2011

The Renewable Energy Act 2011 (“REA 2011”) provides for most matters relating to the generation of renewable energy in Malaysia, including specifying (i) the criteria and process for obtaining a feed-in approval and implementation of a special tariff system, (ii) the technical and operational requirements of renewable energy projects and (iii) the qualifying criteria for renewable energy sources. The Sustainable Energy Development Authority (“SEDA”) is tasked with overseeing matters relating to renewable energy falling within the scope of the REA 2011.

Pursuant to Rule 23 and Schedule 5 of Renewable Energy (Technical and Operational Requirements) Rules 2011 (“RETOR Rules 2011”), a person who carries out the works in connection with PV installations under the Feed-In Tariff programme should possess the requisite qualifications, such as having a certificate of competency issued by the Energy Commission under the Electricity Supply Act 1990, being registered with the Board of Engineers Malaysia as a professional electrical engineer, having certificate of training on solar PV systems issued by SEDA and/or in the event such person carries out solar PV system design work, having certificate in solar PV system design from any institution that is recognised by SEDA. Any person who commits an offence under the RETOR Rules 2011 shall, on conviction, be liable to a fine not exceeding RM300,000 or to imprisonment for a term not exceeding 3 years, or both. If a body corporate commits an offence, the person who at the time of the offence was a director, chief executive officer, chief operating officer, manager, secretary or other similar officer of the body corporate or one purporting to act in any such capacity or was responsible for the management of any of the affairs of the company or was assisting in such management, may be charged severally or jointly in the same proceedings as the company, and if the company is found guilty, the said person shall be deemed guilty of that offence unless he proves that the offence was committed without his knowledge, consent or connivance and that all reasonable precautions and due diligence were exercised to prevent the offence.

The Energy Commission had also issued the Guidelines on Solar Photovoltaic Installation on Net Energy Metering (“NEM”) Scheme under the Electricity Supply Act 1990 for the implementation of the solar PV installation on the NEM program (“NEM Guidelines”). The NEM Guidelines set out, amongst others, the design criteria and requirements, types of installation, capacity limit and application process of solar PV installations under NEM programmes.

As of the date of this prospectus, Founder Energy (Malaysia) is certified by SEDA as a PV service provider to participate in any programme under the REA 2011 and Founder Assets is certified by SEDA as a solar PV investor under NEM Program.

As of the date of this prospectus, we are in compliance with all material aspects of the REA 2011 and all rules and regulations made thereunder for the conduct and performance of our business operations.

Electricity Supply Act 1990

The Electricity Supply Act 1990 (“ESA 1990”) which applies throughout Malaysia, regulates the electricity supply industry, the supply of electricity at reasonable prices, the licensing of any electrical installation, the control of any electrical installation, plant and equipment with respect to matters relating to the safety of persons and the efficient use of electricity and for purposes connected therewith.

Pursuant to Section 9 of the ESA 1990, subject to exemptions prescribed, no person other than a supply authority shall use, work or operate or permit to be used, worked or operated any installation or supply to any other person electricity from any installation, except under and in accordance with the terms and conditions of a licence granted by the Energy Commission which expressly authorising the supply or use. Any person who supplies electricity from an installation to or for the use of any person without a licence shall be guilty of an offence and shall, on conviction, be liable to a fine not exceeding RM100,000 and to a further fine not exceeding RM1,000 for every day or part of a day during which the offence continues after conviction. Where an offence is committed by a body corporate, any person who at the time of the commission of the offence was a director, chief executive officer, chief operating officer, manager, secretary or other similar officer of the body corporate or was purporting to act in such capacity or was in any manner or to any extent responsible for the management of any of the affairs of the body corporate or was assisting in such management may be charged severally or jointly in the same proceedings with the body corporate and if the body corporate is found guilty of the offence, shall be deemed to be guilty of that offence unless having regard to the nature of his functions in that capacity and to all circumstances, he proves that the offence was committed without his knowledge, consent or connivance; and that he had taken all reasonable precautions and exercised due diligence to prevent the commission of the offence.

Further, Regulation 75 of the Electricity Regulations 1994 states that no person shall perform or carry out any electrical work unless he holds a valid certificate of registration as an electrical contractor issued under the Electricity Regulations 1994. An electrical contractor can be classified into 4 classes, Class A, B, C and D, each permitted to undertake electrical work of certain value and is further required to keep in employment a certain number of wiremen of certain qualification, depending on the classification of its registration. The Electricity Regulations 1994 also provides that the wireman shall possess a valid certificate of competency appropriate to such classes, with restrictions, if any, issued to him by the Energy Commission.

Generally, unless otherwise specified in the Electricity Regulations 1994, a person who contravenes or fails to comply with any of the provisions of the Electricity Regulations 1994 shall be guilty of an offence and shall on conviction, be liable to a fine not exceeding RM5,000 or to imprisonment for a term not exceeding 1 year or both.

As of the date of this prospectus, our subsidiary, Founder Energy (Malaysia) is registered with the Energy Commission under the Electricity Regulations 1994 to carry out electrical work business as an Electrical Contractor (Class A).

Construction Industry Development Board Malaysia Act 1994

The Construction Industry Development Board Malaysia Act 1994 (“CIDBA 1994”) regulates the establishment of Malaysian Construction Industry Development Board (“CIDB”) and provides for its function in relation to the construction industry and all matters connected therewith throughout Malaysia.

Pursuant to the CIDBA 1994, “contractor” is defined as a person who carries out or completes or undertakes to carry out or complete any construction works, whereas “construction works” for the purpose of CIDB shall mean the construction, extension, installation, repair, maintenance, renewal, removal, renovation, alteration, dismantling or demolition of, inter alia, any electrical or mechanical works, and includes the procurement of construction materials, equipment or workers, necessarily required for any such work.

The CIDBA 1994 prescribes that a contractor must register with the CIDB and hold a valid certificate of registration issued by the CIDB under the CIDBA 1994 in order to carry out or complete, undertake to carry out or complete any construction works or hold himself as a contractor. Any person who contravenes this shall, on conviction, be liable to a fine of not less than RM10,000 but not more than RM100,000. The CIDBA 1994 further provides that where an offence against the CIDBA 1994 has been committed by a body corporate, any person who at the time of committing the offence is a director, manager, secretary or other similar officer of the body corporate, or was purporting to act in such capacity, or is in any manner or to any extent responsible for its management may be charged severally or jointly in the same proceedings and where the body corporate, is found guilty of the offence, shall be deemed to be guilty of that offence unless, having regard to the nature of his functions in that capacity and to all the circumstances, he proves that the offence was committed without his knowledge, consent or connivance and that he took all reasonable precautions and had exercised due diligence to prevent the commission of the offence.

Section 34(1) of the CIDBA 1994 also prescribes that every contractor is required to declare and submit to the CIDB any contract which he has been awarded on any construction works. A contractor who contravenes this provision shall be guilty of an offence and shall, on conviction, be liable to a fine not exceeding RM50,000. Pursuant to Section 34(2) of the CIDBA 1994, for every contract, whether stamped or not, having a contract sum of above RM500,000, the contractor shall be liable to pay to CIDB a levy at the current rate of 0.25 per centum of the contract sum. The levy shall be settled by the main contractor who had made the declaration for the entire value of the project. Where a contractor fails to pay any levy due within the prescribed period by CIDB, the contractor shall, on conviction, be liable to a fine not exceeding RM50,000 or 4 times the amount of the levy payable, whichever is higher.

As of the date of this prospectus, our subsidiary, Founder Energy (Malaysia) holds a valid Grade G7 certificate of registration issued under CIDBA 1994.

Founder Energy (Malaysia) breached Section 34(1) of the CIDBA 1994 by failing to declare and submit 31 contracts to CIDB. Among these contracts, 12 were awarded to Founder Energy (Malaysia) as the main contractor, with six contracts exceeding RM500,000 in value, while the remaining 19 were awarded to Founder Energy (Malaysia) as a sub-contractor. Founder Energy (Malaysia) potentially faces a fine of up to RM1,550,000.

As a result of the breach, Founder Energy (Malaysia) may be subject to fines or penalties or its certificate of registration may be subject to suspension or revocation, which could result in a material adverse impact on our operations. Founder Energy (Malaysia) has rectified this non-compliance by promptly declaring and submitting these contracts with CIDB. As at the date of this prospectus, Founder Energy (Malaysia) has not been fined or issued with any notice of non-compliance from CIDB or any other relevant authorities.

Local Government Act 1976

The Local Government Act 1976 (“LGA 1976”) provides a local authority with the power to grant a license or permit for any trade, occupation or premises. Such license may be subject to such conditions and restrictions as the local authority may think fit.

Our subsidiaries carry out their business from a premise located in Klang, Selangor Malaysia and thus shall be subject to Trade, Business and Industrial Licensing Bylaw (Klang Municipal Council) 2007 (“Klang Bylaws 2007”). The Klang Bylaws 2007 is promulgated under the LGA 1976 and governs the licences related to the trading or business and industrial matters within Klang municipality.

The Klang Bylaws 2007 provides that no person shall operate any activity of trade, business and industry or use any place or premise in the local area of Klang municipality for any activity of trade, business and industry without a licence issued by Klang Municipal Council. Any person who does not comply with provisions under Klang Bylaws 2007 shall be guilty of an offence and upon a conviction shall be liable to a fine not exceeding RM2,000 or to imprisonment for a term not exceeding one year or both or where there is a continuing offence, to a fine not exceeding RM200 for each day the offence continues after conviction.

As of the date of this prospectus, our Malaysian subsidiaries, Founder Energy (Malaysia) and Founder Assets have submitted its application for the business premises license from Klang Municipality Council but the applications are still pending processing by the Klang Municipality Council. As at the date of this prospectus, Founder Energy (Malaysia) and Founder Assets have not been fined or issued with any compound for non-compliance from the Klang Municipality Council.

Regulations Relating to Environment and Safety

Occupational Safety and Health Act 1994

The Occupational Safety and Health Act 1994 (“OSHA 1994”) is the governing law regulating the standards for safety, health and welfare of persons at work. The OSHA 1994 is enforced by the Department of Occupational Safety and Health, Malaysia (“DOSH”), which is under the purview of the Ministry of Human Resources, Malaysia and applies only to those industries listed in the First Schedule of the OSHA 1994, which include the construction industry.

Section 15 of the OSHA 1994 states that it shall be the duty of every employer to ensure, so far as is practicable, the safety, health and welfare at work of all his employees, in particular:

(a)	the provision and maintenance of plant and systems of work that are, so far as is practicable, safe and without risks to health;

(b)	the making of arrangements for ensuring, so far as is practicable, safety and absence of risks to health in connection with the use or operation, handling, storage and transport of plant and substances;

(c)	the provision of such information, instruction, training and supervision as is necessary to ensure, so far as is practicable, the safety and health at work of his employees;

(d)	so far as is practicable, as regards any place of work under the control of the employer, the maintenance of it in a condition that is safe and without risks to health and the provision and maintenance of the means of access to and egress from it that are safe and without such risks;

(e)	the provision and maintenance of a working environment for his employees that is, so far as is practicable, safe, without risks to health, and adequate as regards facilities for their welfare at work; and

(f)	the development and implementation of procedures for the dealing with emergencies that may arise while his employees are at work.

Non-compliance of section 15 of the OSHA 1994 will result in an offence and on conviction, the employer is liable to a fine not exceeding RM500,000 or to imprisonment for a term not exceeding two years or to both, pursuant to section 19 of the OSHA 1994. Where a body corporate contravenes any provisions of the OSHA 1994 or any regulations made thereunder, every person, who at the time of the commission of the offence is a director, manager, secretary or other like officer of the body corporate shall be deemed to have contravened the provision and may be charged jointly in the same proceedings with the body corporate or severally, and every such director, manager, secretary or other like officer of the body corporate shall be deemed to be guilty of the offence, as set out in section 52 of the OSHA 1994.

As of the date of this prospectus, our Malaysian subsidiaries, Founder Energy (Malaysia) and Founder Assets are in compliance with the OSHA 1994 and all regulations made thereunder.

Solid Waste and Public Cleansing Management Act 2007

The Solid Waste and Public Cleansing Management Act 2007 (“SWPCM 2007”) regulates the management of controlled solid waste and public cleansing for the purpose of maintaining proper sanitation. The SWPCM 2007 provides for solid waste management services which includes the separation, storage, collection, transportation, transfer, processing, recycling, treatment and disposal of controlled solid waste. One of the categories of controlled solid waste under the SWPCM 2007 is construction solid waste.

Construction solid waste is defined under SWPCM 2007 as any solid waste generated from any construction or demolition activity, including improvement, preparatory, repair or alteration works. Pursuant to Solid Waste and Public Cleansing Management (Scheme for Construction Solid Waste) Regulations 2018, the duties of construction solid waste generators or persons in possession of construction solid waste shall include separating the waste according to its types, ensuring proper storage of the waste, making available receptacles for the waste, ensuring that the waste is collected by a licensed collector and keeping a record of the collection services. Any person who contravenes any of the aforementioned duties commits an offence and shall, on conviction, be liable to a fine not exceeding RM10,000.00.

Our Malaysian subsidiaries have taken steps to ensure compliance with the provisions of SWPCM 2007 and all regulations made thereunder.

Regulations Relating to Employment Matters

Employment Act 1955

The Employment Act 1955 (“EA 1955”) is the primary legislation on labour matters and provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection, sexual harassment protection and termination benefits. The 1955 Act is applicable only in Peninsular Malaysia and Federal Territory of Labuan, to all employees who have entered into a contract of service. However, employees earning more than RM4,000 a month shall be excluded from provisions under the EA 1955 relating to working on a rest day, overtime payments, statutory entitlement to shift allowances, working on a public holiday and statutory entitlement to termination and lay-off benefits.

It is stated under the EA 1955 that in the event of inconsistency between the terms contained in the employment contract and the provisions prescribed under the EA 1955, the more favourable term shall be enjoyed by the employee. Nevertheless, an employee aggrieved by the inconsistency may lodge a complaint of non-compliance of the standards under the EA 1955 to the Director General of Labour.

Any person who commits an offence under or contravenes any provision of the EA 1955 or any regulations, order or other subsidiary legislation whatsoever made thereunder, in respect of which no penalty is provided, shall be punishable to a fine not exceeding RM50,000 upon conviction. Where an offence has been committed by a body corporate, any person who is a director, manager, or other similar officer of the body corporate at the time of the commission of the offence shall be deemed to have committed the offence and may be charged jointly or severally in the same proceedings as the body corporate.

Industrial Relations Act 1967

Industrial Relations Act 1967 (“IRA 1967”) seeks to promote and maintain industrial harmony and provides for the regulation of the relations between employers and workmen and their trade unions and the prevention and settlement of any differences or disputes arising from their relationship and generally to deal with trade disputes. Matters relating to trade disputes, including constructive dismissal and retrenchment may be referred by the Minister of Human Resources to the Industrial Court. Under the IRA 1967, an employer may not terminate the employment of an employee without just cause and excuse, regardless of the express provisions in the terms of employment. In the event that a workman considers that he has been dismissed without just cause or excuse by his employer with notice, the workmen may file a representation at any time during the period of such notice but not later than sixty (60) days from the expiry thereof.

Employees’ Provident Fund Act 1991

The Employees’ Provident Fund Act 1991 (“EPFA 1991”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for retirement purposes. Pursuant to section 43(1) of the EPFA 1991, it is compulsory for employees and their employers to make monthly contributions on the amount of wages at the rate respectively set out in the Third Schedule of the EPFA. Any employer who fails to pay the necessary contributions to the account of the individual employee shall be liable to imprisonment for a term not exceeding 3 years or to a fine not exceeding RM10,000 or to both.

As of the date of this prospectus, we have made the required contributions towards the Employees Provident Fund and we are in compliance with the EPFA 1991 and all regulations made thereunder.

Employees’ Social Security Act 1969

The Employees Social Security Act 1969 (“ESSA 1969”) was implemented to provide protection for employees and their dependents against economic and social distress in the event of invalidity, disablement or employment injury.

The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. All employees, in industries to which the SOCSO Act applies are required to be insured. It is the obligation of the employer to pay the contribution (both the employer’s contribution and the employee’s contribution) to SOCSO at the rates set out in Third Schedule of ESSA 1969.

Pursuant to ESSA 1969, any person being an employer who fails to pay any contributions which he is liable under the ESSA 1969 to pay in respect of or on behalf of any employee shall be punishable with imprisonment for a term which may extend to 2 years, or with fine not exceeding RM10,000, or with both.

As of the date of this prospectus, we have made the required contributions under the ESSA 1969 and we are in compliance with the ESSA 1969 and all regulations made thereunder.

Employment Insurance System Act 2017

The Employment Insurance System Act 2017 (“EISA 2017”) provides for the establishment of an employment insurance system (“EIS”) administered by SOCSO to provide certain benefits and a re-employment placement program for insured persons in the event of loss of employment which will promote active labour market policies.

All employees in the industries to which the EISA 2017 applies shall be registered and insured by the employers. Under the EISA 2017, both employers and employees (from 18 to 59 years of age) are required to contribute to the EIS with the rates, subject to the revision by the Minister, as specified in the Second Schedule based on the amount of the monthly wages of the employee. Employees who have attained the age of 60, or employees who have attained the age of 57 and have never made contributions under the EISA 2017 before attaining the age of 57, are exempted from this protection plan.

An insured person who considers that he has lost his employment shall submit an application to claim for benefits up to 6 months to SOCSO within sixty (60) days from the date he considers that he has lost his employment. After considering if the contributions qualifying conditions are fulfilled (the fulfillment of which depends on the number of past claims and contributions made preceding to the loss of employment) in respect of a claim for benefits by an insured person, SOCSO may approve or reject the claim for benefits.

Minimum Wages Order 2024

Pursuant to the Minimum Wages Order 2024, with effect from February 1, 2025, the minimum wage for employees shall be RM1,700 a month for employers who have 5 employees or more and those employers categorized as conducting professional activities regardless of the number of employees they have. From August 1, 2025, the minimum wage for employees shall be RM1,700 a month regardless of the number of employees. Under the National Wages Consultative Council Act 2011, failure to comply with the minimum wage requirement may result in a fine of not more than RM10,000 imposed on the employer for each employee. If an employer is a body corporate, any person who at the time of the commission of the offence was a director, manager, secretary or other similar officer of the body corporate may be charged severally or jointly in the same proceedings with the body corporate and if the body corporate is found to have committed the offence, shall be deemed to have committed that offence unless, having regard to the nature of his functions in that capacity and to all circumstances, he proves that the offence was committed without his knowledge, consent or connivance; and that he had taken all reasonable precautions and exercised due diligence to prevent the commission of the offence.

The Malaysian court may also order the employer to pay each employee the difference between statutory minimum wages and the employee’s basic wages paid by the employer to the employee, including outstanding differences.

Regulations Relating to Foreign Exchange Rules

Financial Services Act 2013

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 (“FSA 2013”). The FSA 2013 has prescribed a list of transactions that are prohibited without approval from Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”) and it regulates the domestic and international transactions involving residents and non-residents of Malaysia. The requirements, restrictions, and conditions of approval in respect of the prohibited transactions and directions of BNM are further set forth in the Foreign Exchange Policy Notices issued by BNM (the “FEP Notices”).

Under the FSA 2013 and the FPE Notices, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FEP Notices, whereas payment made between resident and non-resident of Malaysia may be made either (i) in Malaysian ringgit, if for the prescribed purposes (for, among others, any purpose between immediate family members, income earned or expenses incurred in Malaysia or settlement of trade in goods or services in Malaysia), or (ii) in foreign currency (except for the currency of Israel), if for any purpose subject to certain prohibition under the FEP Notices. On the other hand, non-residents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose. Non-residents are also allowed to repatriate divestment proceeds, profits, dividends or any income arising from any investments in Malaysia, provided that the repatriation is made in foreign currency (except for the currency of Israel) and in accordance with the FEP Notices. Any person who fails to comply with any direction of BNM commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding 10 years or to a fine not exceeding RM50,000,000 or to both.

Unless otherwise restricted by contractual undertakings and subject to applicable laws, our Malaysian subsidiaries are at liberty to distribute dividends to us in foreign currency without having to seek prior approval from BNM.

MANAGEMENT

Set forth below is information concerning our directors and executive officers.

The following individuals are our executive management and members of the board of directors.

Name	Age	Position(s)
Lee Seng Chi	41	Chief Executive Officer, Director, and Chairman of the Board of Directors
See Sian Seong	33	Chief Financial Officer
Thien Chiet Chai	57	Non-executive Director
Marco Baccanello	63	Independent Director
Sin Siew Kuen	72	Independent Director
Baharin Bin Din	61	Independent Director

The following is a brief biography of each of our executive officers and directors:

Mr. Lee Seng Chi has served as the Chief Executive Officer of Founder Group and Director and Chairman of the Board of Directors of Founder Group since October 2024. Mr. Lee founded our subsidiary Founder Energy (Malaysia) in 2021 and acted as its Executive Director since inception. Mr. Lee also serves as a director of our subsidiaries Founder Assets Sdn Bhd since May 2022 and Founder Energy (Singapore) Pte Ltd since September 2022. Mr. Lee began his career in the engineering and solar industry in 2006 and has held senior leadership positions in multiple engineering companies. Prior to the establishment of Founder Energy (Malaysia), Mr. Lee acted as the Chief Executive Officer for Solar Bina Engineering Sdn. Bhd. (“Solar Bina”), a solar photovoltaic construction company based in Malaysia, from 2016 to 2021. Prior to joining Solar Bina, Mr. Lee held several positions in Micron (M) Sdn. Bhd. (“Micron”), a Malaysian industrial machinery company, from 2010 to 2013. Mr. Lee began his career in Micron as Senior Sales & Marketing Engineer where he was responsible for the Philippines expansion, and subsequently being promoted as Operation Manager for both the Philippines and Malaysia solar market expansion. Previously, Mr. Lee started his engineering career with a semiconductor company, Texas Instruments Malaysia Sdn. Bhd. as Product Test Engineer and Senior Engineer, from 2006 to 2010. Mr. Lee obtained his bachelor’s degree in Engineering in Electronic from Multimedia University, Malaysia. Mr. Lee Seng Chi is qualified as a director of our Company due to his extensive experience in the engineering and solar industry, including senior leadership positions and founding our operating subsidiary Founder Energy (Malaysia).

Mr. See Sian Seong has served as the Chief Financial Officer of Founder Group since October 2024. Mr. See has worked for our subsidiary Founder Energy (Malaysia) since 2021 as the Head of Finance. Prior to that, Mr. See served as the Vice President of Finance for Mattan Engineering Sdn. Bhd. (“Mattan”), a Malaysian company specialized in renewable energy. Mr. See has held positions of increasing responsibility since joining Mattan in 2016, where he first started in Mattan as the Financial Controller. Prior to joining Mattan, Mr. See was an Audit Executive at BDO PLT from 2011 to 2016. Mr. See holds the Professional Certification from the Institute Charted Accountant England and Wales, ICAEW from Sunway University, Malaysia.

Mr. Thien Chiet Chai has served as the Non-executive Director of Founder Group since October 2024. Mr. Thien has worked for our subsidiary Founder Energy (Malaysia) since 2021 as the director. Mr. Thien has also serves as the executive director of Reservoir Link Energy Bhd. (“RL”), a Malaysian public-listed oil & gas (O&G) and renewable energy company, since 2014. Mr. Thien also serves as a director of our subsidiaries Founder Assets Sdn Bhd since May 2022, Founder Energy (Singapore) Pte Ltd since September 2022 and Founder Solar Solution Sdn Bhd since February 2025. Mr. Thien has also served as the Independent Non-Executive Chairman of Wawasan Dengkil Holdings Berhad since April 2024. Mr. Thien gained extensive experience in managing O&G and renewable energy business. During his tenure in RL, Mr. Thien is responsible for developing values by implementing strategies for businesses and expansion. Prior to joining RL, Mr. Thien held the position as the Country Manager for Southeast Asia in Halliburton Energy Services (M) Sdn. Bhd. Mr. Thien gains his Diploma in Business and Management from SEGI College, Malaysia and holds a master’s degree in Business Administration from the University of the Sunshine Coast, Australia. Mr. Thien Chiet Chai is qualified as a director of our Company due to his extensive experience in managing oil & gas and renewable energy businesses, including his role as executive director of a public-listed renewable energy company, and his educational background in business and management.

Mr. Marco Baccanello has served as an independent director of Founder Group since September 30, 2024. Mr. Baccanello is an experienced corporate finance executive with expertise in advising companies operating in a broad range of industries, particularly within the technology space, in early to late-stage financings, growth strategy and strategic disposals, restructurings and acquisitions. In addition, he has experience in the preparation of the listing and initial public offering documents for companies on NASDAQ and international exchanges, with an emphasis on funding requirements and regulatory filings. Mr. Baccanello has also developed acquisition and marketing strategies for multiple digital opportunities, focusing on content published to app stores, including rapidly growing digital businesses in the technology and gaming space. From 2016 to present, Mr. Baccanello has been a member of the Corporate Development team where he leads and manages business plan developments. Prior to that role, he was the Chief Financial Officer of PlayJam from 2010 to 2016, where he planned, implemented and managed all the finance activities, including business planning, budgeting, forecasting and negotiations. Mr. Baccanello founded MRK Consultants in 2019 where he conducts advisory work currently. Mr. Baccanello also served as an independent director at Treasure Global Inc. (NASDAQ: TGL) from October 2021 to October 2024. He also served as an independent director at VCI Global Limited (NASDAQ: VCIG) from November 2021 to October 2024. Mr. Baccanello’s experience as a former chartered accountant at PricewaterhouseCoopers and director of a private equity firm, specifically his expertise in managing growth businesses within the services, media and technology industries, make him a qualified director to serve on our Board. Mr. Baccanello earned a Bachelor’s degree in Economics at the University of Southampton.

Ms. Sin Siew Kuen has served as an independent director of Founder Group since October 2024. Ms. Sin is an experienced lawyer with over 40 years of legal experience involved in advising conveyancing, corporate, insurance and family laws related matters in Malaysia. Ms. Sin began her legal career in various legal firms and founded Messrs. Sin & Associates in 1988. In addition, Ms. Sin served as the President of the Homebuyers Tribunal established by the Malaysian Ministry of Housing & Developer from 2005 until 2014, dealing with housebuyers against developers claims for late delivery and defective workmanship. Ms. Sin also acts as a member of the Conveyancing Practice Committee for the Malaysian Bar Council for over a decade. Ms. Sin obtained her law degree at the National University of Singapore in 1976 and was admitted as an Advocate & Solicitor in the Malaysian Bar in 1976, and the Supreme Court of Singapore in 1991. She is also an Associate of the UK Chartered Insurance Institute and the Malaysian Insurance Institute.

Mr. Baharin Bin Din has served as an independent director of Founder Group since October 2024. Mr. Baharin held several positions with Tenaga Nasional Berhad (“TNB”), Malaysia’s largest utility company, from January 2012 to February 2024, including Vice President of Distribution from January 2012 to July 2018, Chief Distribution Network Officer from August 2018 to February 2021, and Chief Executive Officer from March 2021 to February 2024. TNB trades on the Bursa Malaysia, KLSE, where it's listed under the ticker symbol 5347.KL. Additionally, TNB shares are also traded as American Depositary Receipts (ADRs) on OTC Markets, with the ticker TNABY. Prior to his role at TNB, Mr. Baharin was the Managing Director at Sabah Electricity Sdn. Bhd. from March 2007 to November 2011, where he was responsible for overall business and technical performance of the company. Since March 2024, he has served as an independent non-executive chairman of MN Holding Berhad, a Malaysian public listed infrastructure utilities company. From January 1988 to December 1989, Mr. Baharin served as the Director of the Electrical Inspectorate Department in Sabah at the Ministry of Energy, Telecommunications & Post, Malaysia, and continued in the same role at the Ministry in Pahang from January 1990 to August 1990. Additionally, from October 2018 to March 2020, he served as an Adjunct Professor at University Tenaga Nasional in Malaysia. Mr. Baharin is a certified Professional Engineer, accredited by the Board of Engineers Malaysia in 1993, a certified Competent Engineer, awarded by the Energy Commission Malaysia in 1996, and a certified Service Engineer, also awarded by the Energy Commission Malaysia in 2000. Additionally, he has been a member of the Institution of Engineers Malaysia since 1991. Mr. Baharin earned a Bachelor’s degree in Electrical Engineering at Syracuse University, New York, USA in 1985, and a Master’s degree in Business Administration at University Tenaga Nasional in 2005.

Pursuant to our articles of association, unless otherwise determined by our Company in a general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

Under our articles of association, a director may be appointed by ordinary resolution or by the directors. An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. It is expected that, whether by ordinary resolution or by the directors, each director will be appointed on the terms that the director will hold office until the appointment of the director’s successor or the director’s re-appointment at the next annual general meeting, unless the director has sooner vacated office.

For additional information, see “Description of Shares — Directors.”

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Corporate Governance Practices

We are a “foreign private issuer” as defined under the federal securities laws of the United States and the Nasdaq listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC and the Nasdaq listing standards. Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our Memorandum and Articles of Association and BVI law govern our corporate affairs.

In particular, as a foreign private issuer, we will follow home country law and corporate practice in lieu of the corporate governance provisions set out under Nasdaq Rule 5600, the requirement in Nasdaq Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Nasdaq Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under Nasdaq Rule 5600 are exempt from our home country law requirements:

●	Nasdaq Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors. The corporate governance practice in our home country, the BVI, does not require a majority of our board to consist of independent directors. Although we currently a board in place with a majority of independent directors, we are not required to do so and may cease to do so in the future so long as we remain a “foreign private issuer.”

●	Nasdaq Rule 5605(c)(2)(A) requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. The corporate governance practice in our home country, the BVI, does not require this. Although we currently have an audit committee in place with three independent directors, we are not required to do so and may cease to do so in the future so long as we remain a “foreign private issuer.”

●	Nasdaq Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. The corporate governance practice in our home country, the BVI, does not require this. Although we currently have a compensation committee in place with three independent directors, we are not required to do so and may cease to do so in the future so long as we remain a “foreign private issuer.”

●	Nasdaq Rule 5605(e) requires that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. The corporate governance practice in our home country, the British Virgin Islands, does not require this. Although we currently have a nomination committee in place with three independent directors, we are not required to do so and may cease to do so in the future so long as we remain a “foreign private issuer.”

●	Nasdaq Rule 5620(c) provides a one-third quorum requirement applicable to shareholder meetings. The corporate governance practice in our home country, the BVI, provides that a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting.

●	Nasdaq Rule 5635(d) which requires a company to obtain shareholder approval for any issuance of more than 20% of its common stock or voting power at a price below the “Minimum Price” as defined under Nasdaq Listing Rule 5635(d). The corporate governance practice in our home country, the BVI, does not require this.

The Company intends to avail itself of these exemptions. Therefore, for as long as the Company remains a “foreign private issuer,” the Company will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements.

In the event that we cease to be a “foreign private issuer” under the rules of the Nasdaq and our Ordinary Shares continue to be listed on the Nasdaq, the Company’s Board of Directors will take all action necessary to comply with the corporate governance rules of the Nasdaq.

Board of Directors

Our board of directors consists of five directors. Our board of directors has determined that our three independent directors, Marco Baccanello, Sin Siew Kuan and Baharin Bin Din satisfy the “independence” requirements of the Nasdaq corporate governance rules.

Duties of Directors

Under BVI law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our M&A or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our M&A. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the company;

●	authorizing the payment of donations to religious, charitable, public, or other bodies, clubs, funds, or associations as deemed advisable; and

●	executing checks, promissory notes, and other negotiable instruments on behalf of the company.

A director must immediately disclose the interest to all other directors after becoming aware of the fact that they are interested in a transaction entered into or to be entered into by the Company. Subject to compliance with the BVI Act, a director shall not, by reason of that director’s office, be accountable to the Company for any remuneration, profit or other benefit derived, or resulting, from derived from such transaction and no such transaction shall be liable to be avoided on the grounds that a director has an interest in it or derives any remuneration, profit or other benefit from it.

A disclosure is only made when it is brought to the attention of every director. The disclosure by a director that they are a member, director, officer or trustee of another named entity or other individual, or has a fiduciary relationship with respect to the entity or individual, and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure of interest, be entered into with the Company or that director, is a sufficient disclosure of interest in relation to that transaction.

Terms of Directors and Executive Officers

Each of our directors generally holds office for an initial term of one year, subject to the termination and resignation clause in the director offer letter, or until a successor has been duly elected and qualified. All of our executive officers are appointed by and serve at the discretion of our board of directors.

A director ceases to hold office if (i) the director’s term of office expires and the director is not re-elected or reappointed, (ii) the director resigns by written notice to the Company, (iii) the director dies or enters into bankruptcy, liquidation or any similar procedure, (iv) the director becomes of unsound mind or is mentally or physically incapable of acting as a director, (v) the director is prohibited or disqualified by law from being a director, (vi) the director becomes bankrupt or insolvent or makes any arrangement or composition with the director’s creditors generally or (vii) the director is removed from office by a resolution of shareholders or resolution of directors (and, for this purpose, section 114 (Removal of directors) of the BVI Act does not apply to the Company).

Where a director resigns, the resignation takes effect upon the time specified in the written notice of resignation to the Company, or if no time is specified, upon receipt of the notice of resignation by the Company.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to the registration statement of which this prospectus is a part, we agree to employ each of our executive officers for an indefinite period of time, until we or our executive officer terminates the employment by giving six (6)-month prior written notice or six (6)-month salary in lieu of the notice. Each executive officer agrees to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2024, we paid an aggregate of RM1,051,266 (approximately US$234,893) as compensation to our executive officers and directors. For the fiscal year ended December 31, 2023, we paid an aggregate of MYR 932,458.90 as compensation to our executive officers and directors. None of our non-employee directors have any service contracts with us that provide for benefits upon termination of appointment. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our Malaysian subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her statutory benefits. As of the date of this prospectus, our Malaysian subsidiaries have made the required contributions for the employee’s statutory benefits and are in compliance with relevant laws and regulations.

Insider Participation Concerning Executive Compensation

Our board of directors made all determinations regarding executive officer compensation from the inception of the Company until the establishment of our Compensation Committee. Since the establishment of our Compensation Committee, our Compensation Committee has been making determinations regarding executive officer compensation.

Committees of the Board of Directors

Subject to our M&A and the BVI Act, our directors may by a resolution of directors appoint any person to hold any office with the Company (including chairperson of directors, chief executive officer, vice president, secretary and treasurer) on any terms, and for any period, they think fit. A person may hold more than one office at the same time, delegate any of their powers to any committee, consisting of one or more directors on any terms they think fit and/or appoint any person (including a director) to be an agent of the Company and delegate their powers to that agent on any terms they think fit.

The directors cannot delegate to a committee the power to (i) amend the M&A of the Company, (ii) designate committees of directors other than a sub-committee of it, (iii) delegate powers to a committee of directors other than a sub-committee of it, (iv) appoint or remove a director or agent, (v) approve a plan of merger, consolidation or arrangement or (vi) make a declaration of solvency or approve a liquidation plan.

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. Our independent directors serve on each of the committees. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of our three independent directors, Marco Baccanello, Sin Siew Kuen and Baharin Bin Din. Marco Baccanello is the chairperson of our audit committee. We have determined that each of our independent directors also satisfy the “independence” requirements of Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Marco Baccanello qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee consists of our three independent directors, Marco Baccanello, Sin Siew Kuen and Baharin Bin Din. Sin Siew Kuen is be the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of our three independent directors, Marco Baccanello, Sin Siew Kuen and Baharin Bin Din. Baharin Bin Din is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	identifying and recommending nominees for appointment or re-appointment to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board, periodically, with respect to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which is filed as Exhibit 99.1 of the registration statement of which this prospectus is a part and is applicable to all of our directors, officers, and employees. Our code of business conduct and ethics is publicly available on our website.

SELLING SECURITY HOLDER

This prospectus relates to (i) the resale of up to 11,750,000 Ordinary Shares by the Selling Securityholder, consisting of 1,750,000 Ordinary Shares issued as a commitment fee (the “Commitment Shares”), 1,650,000 of which constitute the pre-delivery shares (the “Pre-Delivery Shares”), and 10,000,000 Ordinary Shares potentially issuable to the Selling Securityholder in satisfaction of pre-paid purchase balances outstanding from time to time (the “Purchase Shares”) under the Securities Purchase Agreement dated as of April 22, 2025, by and between us and the Investor (the “Purchase Agreement”) subject to such limitation as may be required pursuant to a beneficial ownership limitation equal to 9.99% of the Ordinary Shares outstanding from time to time.

The Selling Securityholder may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholder” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholder’s interest in the Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this filing, the names of the Selling Securityholder, and the aggregate number of Ordinary Shares that the Selling Securityholder may offer pursuant to this prospectus.

We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such Ordinary Shares. In addition, the Selling Securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

	Number of Ordinary Shares Beneficially Owned Prior to this Offering(1)		Number of Ordinary Shares Being	Beneficial Ownership of Ordinary Shares After Registration Assuming All Shares Are Sold(3)
Name of Selling Securityholders	Number	Percentage(2)	Offered	Number	Percentage
AVONDALE CAPITAL, LLC (4)	1,750,000	9.01%	11,750,000	—	—

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within sixty (60) days. The number of Ordinary Shares beneficially owned is determined as of the date of this filing, and the percentage is based upon 19,415,289 Ordinary Shares outstanding as of the date of this filing. The Selling Securityholder’s information comes from questionnaire provided by the selling securityholder to the Company dated around the date of this prospectus, and such information may have changed from the date such information was provided until the date of this prospectus or after the date of this prospectus.
(2)	Percentages are based on 19,415,289 Ordinary Shares issued and outstanding as of the date of this filing.
(3)	Assumes the sale of all shares offered herein. Based on 19,415,289 Ordinary Shares outstanding.
(4)	AVONDALE CAPITAL, LLC, the Selling Securityholder, is the beneficial holder of 1,750,000 Ordinary Shares and can purchase up to 10,000,000 Ordinary Shares and resell up to 11,750,000 Ordinary Shares pursuant to the Purchase Agreement. The number of Ordinary Shares that may actually be acquired by the Selling Securityholder pursuant to the Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitation that the Company shall not effect the issuance of Ordinary Shares that would cause the Selling Securityholder to beneficially own a number of Ordinary Shares exceeding 9.99% of the number of Ordinary Shares outstanding on such date, as set forth in the Purchase Agreement. John M. Fife has voting and dispositive power over securities held by the Selling Securityholder. The business address of the Selling Securityholder is 297 Auto Mall Drive #4, St. George, Utah 84770.

Material Relationships with Selling Securityholder

Other than the Purchase Agreement, the Company has not had any equity, debt or other financial transactions with the Selling Securityholder and its affiliates.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person is based on 19,415,289 Ordinary Shares outstanding as of the date of this prospectus.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that any such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities, including Preferred Shares, held by each such person that are exercisable or convertible within sixty (60) days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned
	Number	Percent
Directors and Executive Officers(1):
Lee Seng Chi	4,832,954	24.89%
See Sian Seong	157,000	0.81%
Thien Chiet Chai(3)	—	—
Marco Baccanello	—	—
Sin Siew Kuen	—	—
Baharin Bin Din	—	—

All directors and executive officers as a group (seven individuals):	4,989,954	25.70%

5% Shareholders:
Reservoir Link Energy Bhd.(2)	7,650,000	39.40%
AVONDALE CAPITAL, LLC(4)	1,750,000	9.01%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is No. 17, Jalan Astana 1D, Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan, Malaysia.

(2)	Reservoir Link Energy Bhd. is listed on the Main Market of Bursa Malaysia, the stock exchange in Malaysia. The business address of Reservoir Link Energy Bhd. is E-33-01, Menara SUEZCAP 2, KL Gateway, No. 2, Jalan Kerinchi, Gerbang Kerinchi Lestari, 59200 Kuala Lumpur, Malaysia. As of the date of this prospectus, 58.40% equity interests of Reservoir Link Energy Bhd. was held by public, and 13.39% of its equity interests was held by Reservoir Link Holdings Sdn Bhd., and 10.53% of its equity interests was held by Thien Chiet Chai. In addition, Thien Chiet Chai holds 43.75% equity interests in Reservoir Link Holdings Sdn Bhd., as of the date of this prospectus. Thien Chiet Chai also serves as a director at Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd. The chart below indicates the ownership interests among Founder Group Limited, Reservoir Link Energy Bhd., Reservoir Link Holdings Sdn Bhd. and Thien Chiet Chai, as of the date of this prospectus. Each of Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd. is ultimately controlled by its respective board of directors. As of the date of this prospectus, the board of directors of Reservoir Link Energy Bhd. is comprised of six directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil, Siti Zurina Binti Sabarudin, Datuk Tai Hee, Ahmad Rizal Bin Abdul Rahman and Elain Binti Lockman; the board of directors of Reservoir Link Holdings Sdn Bhd. is comprised of three directors, including Thien Chiet Chai, Dato’ Wan Hassan Bin Mohd Jamil and Mad Haimi Bin Abu Hassan. Except for Thien Chiet Chai, who is a non-executive director at our Company and a director of four of our subsidiaries (Founder Assets Sdn Bhd, Founder Solar Solution Sdn Bhd, Founder Energy (Singapore) Pte Ltd and Founder Energy Sdn. Bhd, and Dato’ Wan Hassan Bin Mohd Jamil, who is a director of three of our subsidiaries (Founder Assets Sdn Bhd, Founder Solar Solution Sdn Bhd and Founder Energy Sdn Bhd ), none of the individuals mentioned above are related parties to the Company.

(3)	As of the date of this prospectus, 58.40% of the equity interests of Reservoir Link Energy Bhd. were held by public shareholders, 13.39% of its equity interests were held by Reservoir Link Holdings Sdn Bhd., and 10.53% of its equity interests were held by Thien Chiet Chai. In addition, Thien Chiet Chai holds 43.75% of the equity interests of Reservoir Link Holdings Sdn Bhd., as of the date of this prospectus. Thien Chiet Chai also serves as a director of Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd. However, Thien Chiet Chai does not hold a controlling interest in Reservoir Link Energy Bhd. and Reservoir Link Holdings Sdn Bhd., and therefore, he is not considered holding any equity interests in Founder Group Limited.

(4)	AVONDALE CAPITAL, LLC, the Selling Securityholder, is the beneficial holder of 1,750,000 Ordinary Shares and can purchase up to 10,000,000 Ordinary Shares and resell up to 11,750,000 Ordinary Shares pursuant to the Purchase Agreement. The number of Ordinary Shares that may actually be acquired by the Selling Securityholder pursuant to the Purchase Agreement is not currently known and is subject to satisfaction of certain conditions and other limitations, including the limitation that the Company shall not effect the issuance of Ordinary Shares that would cause the Selling Securityholder to beneficially own a number of Ordinary Shares exceeding 9.99% of the number of Ordinary Shares outstanding on such date, as set forth in the Purchase Agreement. John M. Fife has voting and dispositive power over securities held by the Selling Securityholder. The business address of the Selling Securityholder is 297 Auto Mall Drive #4, St. George, Utah 84770.

As of the date of this prospectus, approximately 18.81% of our issued and outstanding Ordinary Shares are held in the United States by one record holder (Cede and Company, as nominee for beneficial shareholders).

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Employment Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

Name of Related Party	Relationship to Us
Solar Bina Engineering Sdn. Bhd.	An entity controlled by our Chief Executive Officer and Director Mr. Lee Seng Chi
Reservoir Link Energy Bhd.	Our largest shareholder
Reservoir Link Sdn. Bhd.	An entity controlled by Reservoir Link Energy Bhd.
Reservoir Link Renewable Sdn. Bhd.	An entity controlled by Reservoir Link Energy Bhd.
RL Sigma Engineering Sdn. Bhd.	An entity controlled by Reservoir Link Energy Bhd.
Lee Seng Chi	Our Chief Executive Officer and Director
RL Sunseap Energy Sdn. Bhd.	Related company with Reservoir Link Energy Bhd.
Thien Chiet Chai	A director of certain of our related parties, including Reservoir Link Energy Bhd., Reservoir Link Renewable Sdn. Bhd., and RL Sunseap Energy Sdn. Bhd.

We carried out the following significant transactions with the related parties during the fiscal year 2022, fiscal year 2023, fiscal year 2024 and up to the date of this prospectus:

	Fiscal year 2022	Fiscal year 2023	Fiscal year 2024	Fiscal year 2024	January 1, 2025 up to date of prospectus
	RM	RM	RM	USD	RM
Transactions with related companies Solar Bina Engineering Sdn. Bhd.
Purchases	826	—	—	—	—
Sales of renewable energy products and services	(4,411,489)	(1,697,072)	(73,938)	(16,521)	—
Advances	—	—	400,000	89,375	—
Recharge of expenses	—	—	2,356	526	—

Reservoir Link Energy Bhd.
Advances	2,000,000	—	2,000,000	446,877	—
Recharge of expenses	(71,352)	(93,310)	(86,864)	(19,409)	185,519
Interest charged	105,060	185,515	177,174	39,588	20,186
Management fee	98,757	102,109	113,063	25,263	11,234
Sales of renewable energy products and services	—	—	(138,170)	(30,873)	—

Reservoir Link Sdn. Bhd.
Interest charged	77,473	132,817	(26,583)	(5,940)	—
Recharge of expenses	75,035	—	—	—	—

Lee Seng Chi
Rental expense	102,000	126,000	217,500	48,598	78,000

RL Sunseap Energy Sdn. Bhd.
Sales of renewable energy products and services	(4,050,456)	(2,033,049)	(2,629,089)	(587,440)	(1,931,416)

Reservoir Link Renewable Sdn Bhd.
Sales of renewable energy products and services	—	(1,040,060)	(3,053,327)	(682,231)	(1,696,157)
Purchases	—	—	2,667	596	—
Recharge of expenses	—	—	—	—	1,051

The related party transactions mainly derived from the sales of renewable energy products and services, recharge of expenses, interest charged for advances and management fees.

In fiscal year 2021, significant related party transaction with Solar Bina Engineering Sdn. Bhd. was due to contract secured via Solar Bina Engineering Sdn. Bhd. for supply of mounting structure, where the customer is unable to novate the contract from Solar Bina Engineering Sdn. Bhd. to our Company.

In fiscal year 2022, 2023 and 2024, recharge of expenses, interest charged and management fees charged by Reservoir Link Energy Bhd. and Reservoir Link Sdn. Bhd. represent expenses paid on behalf of the Company and interest charged for funds advanced to the Company.

In fiscal year 2024, the Company was appointed as contractor by Reservoir Link Energy Bhd. for the sales of renewable energy products and services.

In fiscal year 2022, 2023 and 2024, the Company was appointed as contractor by RL Sunseap Energy Sdn. Bhd. for the sales of renewable energy products and services.

In fiscal year 2023 and 2024, the Company was appointed as contractor by Reservoir Link Renewable Sdn. Bhd. for the sales of renewable energy products and services.

DESCRIPTION OF SHARES

The following description of our issued shares and provisions of our M&A, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our M&A, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “articles of association”).

We were incorporated as a British Virgin Islands company under the BVI Act in the British Virgin Islands on May 18, 2023.

Ordinary Shares

We are authorized to issue an unlimited number of no par value Ordinary Shares. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

We are authorized to issue an unlimited number of no par value shares. Subject to the provisions of the BVI Act and our articles regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to issue shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FGL.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598.

Distributions

Shareholders holding shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles.

Shareholders’ Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds. Where two or more persons are registered as the holders of an Ordinary Share, unless another joint holder is nominated by a written notice signed by all of the joint holders for any of these purposes, only the senior joint holder is entitled to attend and vote (whether in person or by proxy) at any meeting of shareholders, or sign or consent to any written resolution of shareholders, in respect of the share.

Election of Directors (Cumulative Voting Rights)

There is nothing under British Virgin law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our memorandum and articles do not provide for cumulative voting for elections of directors.

Meetings of Shareholders

Under our memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven (7) days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least one-third of our issued voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least two-third of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within two hours of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three (3) business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Pre-Emptive Rights

There are no pre-emptive rights applicable to the issue by us of new shares under our memorandum and articles.

Transfer of Shares

Subject to the restrictions in our memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or without the need for a written instrument of transfer if the transfer is carried out in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

As permitted by the BVI Act and our memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class, or approved by the holders of more than 50% of the issued shares of that class by written resolution of the shareholders.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

●	divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;

●	combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and

●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Shares

Our memorandum and articles authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exclusive Jurisdiction of Certain Actions

Our articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

(i)	any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

(ii)	any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Act, the Insolvency Act, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Notwithstanding the foregoing, we note that holders of our Ordinary Shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing increasing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers or limit investors’ ability to bring claims in a judicial forum that they find favorable. See “Risk Factors — Risks Relating to our Ordinary Shares — The exclusive jurisdiction provision in our articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.”

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more BVI companies may merge or consolidate in accordance with section 170 of the Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, then (among other things) the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if that director has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that the director is interested in the merger or consolidation.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within twenty (20) days. These shareholders then have twenty (20) days to give to the company their written election in the form specified by the Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven (7) days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty (30) days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty (30) days, then the company and the shareholder shall, within twenty (20) days immediately following the expiration of the thirty (30) day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law, each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding shares entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation. Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders or shareholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders or shareholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders or shareholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least twenty (20) days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to the shareholder in that capacity, can apply to the BVI High Court under Section 184I of the Companies Act for an order requiring the company or any other person to acquire the shareholder’s shares or pay compensation to the shareholder, regulating the future conduct of the company’s affairs, amending the memorandum or articles of the company, appointing a receiver or liquidator of the company, rectifying the records of the company, or that any decision or action of the company which contravenes the Companies Act or the company’s memorandum or articles of association be set aside.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any indemnification provision may be held by the BVI Courts to be contrary to public policy or in breach of the Companies Act, for example, a provision for indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s articles of association, subject to the Companies Act, the Company must indemnify any person who (i) is or was a party, or is threatened to be made a party, to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Company or (ii) is or was, at the request of the Company, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any expenses, judgments, fines or amounts paid in settlement and reasonably incurred in connection with any legal, administrative or investigative proceedings. In relation to the above, the Company may pay on behalf of the person or lend funds to the person to enable the person to pay, any expenses incurred, or to be incurred, by the person in defending any legal, administrative or investigative proceedings.

Under the Companies Act, to be entitled to this indemnification, such person must have acted honestly and in good faith with a view to the best interests of our Company and, in the case of criminal proceedings, they must have no reasonable cause to believe their conduct with was unlawful. This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our memorandum and articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and;

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our memorandum and articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act, 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

History of Share Issuances

We were incorporated in the British Virgin Islands as a BVI business company limited by shares on May 18, 2023. On June 1, 2023, the Company issued 8,007,000 shares to Reservoir Link Energy Bhd., representing 51% of the equity interests in the Company, at a consideration of US$8,007. The Company issued 7,693,000 shares to Mr. Lee Seng Chi, representing 49% of the equity interests in the Company, at a consideration of US$7,693 on the same day. On June 27, 2023, Mr. Lee Seng Chi transferred 2,517,046 shares in total, representing 16.03% of the equity interests in the Company, to 5 individuals. On August 19, 2024, Mr. Lee Seng Chi and Reservoir Link Energy Bhd. transferred 343,000 shares and 357,000 shares, respectively, to V Capital Consulting Limited, in consideration of certain IPO consulting services provided to the Company by V Capital Consulting Limited.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there was not a public market for our Ordinary Shares. Future sales of substantial amounts of our Ordinary Shares in the public market, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. We currently have outstanding Ordinary Shares held by public shareholders representing approximately 20.67% of our Ordinary Shares in issue. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Rule 144

15,714,907  of our Ordinary Shares currently outstanding are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning ninety (90) days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, equal approximately 195,153 shares; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

PLAN OF DISTRIBUTION

We are not selling any of our Ordinary Shares under this prospectus, and we will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Securityholder. The Selling Securityholder, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling Ordinary Shares or interests in our Ordinary Shares received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their Ordinary Shares or interests in our Ordinary Shares on any stock exchange, market or trading facility on which Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholder may use any one or more of the following methods when disposing of their Ordinary Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Securityholder to sell a specified number of such Ordinary Shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The Selling Securityholder may, from time to time, pledge or grant a security interest in some Ordinary Shares owned by them and, if the Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Ordinary Shares, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholder to include the pledgee, transferee or other successors in interest as the Selling Securityholder under this prospectus. The Selling Securityholder also may transfer Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Ordinary Shares or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Ordinary Shares in the course of hedging the positions they assume. The Selling Securityholder may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholder from the sale of Ordinary Shares offered by them will be the purchase price of such Ordinary Shares less discounts or commissions, if any. The Selling Securityholder reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholder.

The Selling Securityholder also may in the future resell a portion of our Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act; provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

With respect to the Purchase Shares, Selling Securityholder is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

To the extent required by the Securities Act, any discounts, commissions, concessions or profit that the Selling Securityholder earns on any resale of Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Any Selling Securityholder that is an underwriter within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Ordinary Shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder against certain liabilities that it may incur in connection with the sale of the securities pursuant to this prospectus, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholder may be required to make with respect thereto. In addition, we and the Selling Securityholder may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until all such securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholder will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

The Selling Securityholder may use this prospectus in connection with resales of Ordinary Shares. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholder, the terms of our Ordinary Shares and any material relationships between us and the Selling Securityholder. The Selling Securityholder will receive all the net proceeds from the resale of our Ordinary Shares pursuant to this prospectus.

We do not know how long the Selling Securityholder will hold the Ordinary Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale of any of the Ordinary Shares pursuant to this prospectus.

The Selling Securityholder is an entity that may elect to make an in-kind distribution of Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Ordinary Shares pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of Ordinary Shares to be offered and sold pursuant to this prospectus.

MATERIAL INCOME TAX CONSIDERATION

Malaysian Enterprise Taxation

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the Income Tax Act 1967 (the “ITA”). The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital, nationality of shareholder and its annual gross income in relation to the particular YA. The corporate income tax rates are as illustrated below:

Types of Company	Chargeable income	Tax rate YA 2024
Resident company (other than company described below)		24%
Resident company:
● with paid-up capital of 2.5 million Malaysian ringgit (MYR) or less, and gross income from business of not more than MYR 50 million	On the first RM150,000	15%
● that does not control, directly or indirectly, another company that has paid-up capital of more than MYR 2.5 million	On the next RM450,000	17%
● is not controlled, directly or indirectly, by another company that has paid-up capital of more than MYR 2.5 million, and	In excess of 600,000	24%
● with no more than 20% of its paid-up capital being owned, directly or indirectly, by a foreign company or non-Malaysian citizen (with effect from year of assessment 2024)

Non-resident company		24%

Pursuant to the ITA, a non-resident company — namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the ambit of Section 8 of the ITA — is subject to the following tax rates:

Types of Income	Rate (%)
Business income	24
Royalties derived from Malaysia	10
Rental of moveable properties	10
Advice, assistance, or services rendered in Malaysia	10
Interest	15*
Dividends	Exempt
Other income	10

Note: Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income (except for business income) may be reduced.

*	Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia:  during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period. On or after July 1, 2022, FSI remitted shall be taxed in accordance to the formula, at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted, provided the global minimum tax of 15% has been levied on the dividend income paid from the source country or comply with the economic substance requirements. To legislate the above, the following Orders were gazetted on 19 July 2022 and are effective from January 1, 2022 to December 31, 2026. This exemption from income tax has been extended for another 10 years i.e. to December 31, 2036 pursuant to P.U. (A) 451/2024.

Profit Distribution and Withholding Tax

We are a holding company incorporated as a business company in the BVI and we gain substantial income by way of dividends to be paid to us from Founder Energy (Malaysia), our direct subsidiary company in Malaysia.

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. However, effective January 1, 2025, Malaysia has introduced a new 2% tax on dividend income derived by individual shareholders, whether resident or non-resident exceeding RM100,000. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

In view of the above, we believe that dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

BVI Taxation

A holder of shares in a BVI company who is not a resident of the BVI is not required to pay tax in the BVI on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the BVI company does not have a direct or indirect interest in any land in the BVI. The laws of the BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated or re-registered under the Companies Act. In addition, shares of companies incorporated or re-registered under the Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the BVI.

Under the current laws of BVI, our Company is not subject to tax on income or capital gains.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The brief discussion set forth below is addressed only to U.S. Holders (as defined below) that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following brief summary sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This brief summary does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company (PFIC) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or any preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and Malaysia, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq Stock Market. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FGL.” You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus. For the fiscal year ended December 31, 2024, we did not declare or pay cash dividends on our Ordinary Shares.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Since our inception, we have not declared or paid cash dividends on our Ordinary Shares, and we do not expect to pay any dividends in the foreseeable future.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. For the 2024 taxable year, we do not believe we were a PFIC. However, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least fifteen (15) days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

LEGAL MATTERS

We are being represented by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Mourant Ozannes, our counsel as to British Virgin Islands law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the fiscal years ended December 31, 2024, 2023, and 2022 included in this prospectus have been so included in reliance on the report of JP Centurion & Partners PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of JP Centurion & Partners PLT is located at No. 36G-2, Jalan Radin Anum, Bandar Baru Sri Petaling, 57000 Kuala Lumpur.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in Malaysia. In addition, almost all of our directors and officers are nationals or residents of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the British Virgin Islands and our counsel with respect to Malaysia law have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Mourant Ozannes as our BVI legal counsel that the courts of the BVI are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the BVI, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, in so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the BVI of judgments obtained in the United States, the courts of the BVI will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the BVI, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a BVI judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the BVI (awards of punitive or multiple damages may well be held to be contrary to public policy).

A BVI Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the BVI Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the BVI Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any BVI Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Ilham Lee, our Malaysian legal counsel, has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958, Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States may still be enforced pursuant to common law principles by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

FOUNDER GROUP LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
TABLE OF CONTENTS

CONTENTS	PAGE(S)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Founder Group Limited

No.17, Jalan Astana 1D,

Bandar Bukit Raja,

40150 Klang, Selangor Darul Ehsan,

Malaysia.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Founder Group Limited and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2024 and 2023 and the related consolidated statement of profit or loss and other comprehensive income/(loss), consolidated statement of changes in equity, and consolidated statement of cash flows for each of the years in three-year period ended December 31, 2024, 2023 and 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the year in the three-year period ended December 31, 2024, 2023 and 2022, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the years ended December 31, 2024, the Company incurred a net loss of $1,150,711 and as of December 31, 2024 the current liabilities of the Company exceeded its current assets by $2,275,216. These condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from current year audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosure to which they relate.

Revenue and cost recognition on the service revenue

The Company engages in the business of provision and implementation of solar photovoltaic projects. The Company recognizes service revenue and cost as performance obligations satisfied over time using stage of completion method, based on reference to the Company’s progress towards completion and based on the proportion of cost incurred to date to the estimated total costs.

The recognition of revenue and cost relating to the service revenue is therefore dependent on the Company’s estimate and judgement exercised to determine the estimated total costs. There is a risk that the actual costs are different to those estimated, resulting in percentage of completion computed not reflecting the actual progress of the project.

Therefore, revenue and cost recognition of the service revenue is identified as critical audit matter due to the judgement involved to determine the stage of completion. A change in the estimates will affect the amount of revenue and cost recognized by the Company.

Our audit procedures in this area among others to test the revenue and cost recognition included the following:

a)	Obtained an understanding of the processes and internal controls over the accuracy and timing of revenue recognized in the financial statements, including controls performed by management in estimating the total project costs, profit margin and progress of projects;

b)	Identified the performance obligations within in contractual agreements;

c)	Evaluated the assumptions applied in estimating the total project costs for each project phase by examining documentary evidence such as letters of award issued to contractors to support the budgeted gross project;

d)	Agreed samples of project costs incurred during the year to suppliers’ invoices or claims; and

e)	Recomputed the percentage of completion, the project revenue and cost recognized during the year.

Recoverability and impairment of financial assets

The Company’s trade receivables amounted to USD3,618,606 and USD2,647,529 as at December 31, 2024 and 2023, respectively.

We focus and assess the recoverability of the financial assets involved judgements and estimation uncertainty in analyzing historical trend of payment, indicators of expected credit losses (ECL) and customer payment terms. Auditing financial assets is an essential component of the financial audit process.

Our audit procedures in this area among others to test the valuation of financial assets included the following:

a)	Obtained debtor confirmation requests to the Company’s customers to confirm the balances of their outstanding receivables;

b)	Reviewed ageing analysis of receivables and testing the reliability thereof;

c)	Reviewed subsequent collections for major trade receivables and overdue amount;

d)	Assessed the appropriateness of the basis of default rate Management used in providing ECL; and

e)	Inquired management regarding the action plans to recover overdue amounts.

JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2023.
Kuala Lumpur, Malaysia

April 25, 2025

PCAOB ID: 6723

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2023 AND 2024

	Note	2023	2024	2024
		RM	RM	USD
ASSETS

Non-current assets
Plant and equipment	6	1,661,549	26,582,995	5,939,671
Right-of-use assets	7	213,761	739,244	165,176
Trade receivables	9	2,665,887	2,478,739	553,846
Deferred tax asset	19	74,000	74,000	16,534
Total non-current assets		4,615,197	29,874,978	6,675,227

Current assets
Contract assets	8	50,993,047	32,547,589	7,272,392
Trade receivables	9	13,235,993	18,794,355	4,199,387
Inventories	10	1,863,933	3,049,405	681,355
Other receivables and prepayment	12	4,358,044	12,944,794	2,892,368
Amount due from related parties	11	3,207,158	2,420,493	540,832
Cash and bank balances		5,600,147	13,901,973	3,106,239
Income tax receivable	19	—	758,543	169,488
Total current assets		79,258,322	84,417,152	18,862,061
Total assets		83,873,519	114,292,130	25,537,288

LIABILITIES AND EQUITY

Current liabilities
Trade payables	9	38,418,873	27,396,814	6,121,509
Other payables and accrued liabilities	12	1,266,140	31,816,499	7,109,038
Bank and other borrowings	13	23,897,880	32,940,381	7,360,157
Lease liabilities	7	141,816	276,524	61,786
Amount due to related parties	11	2,759,913	2,168,066	484,430
Income tax payable	19	1,714,168	1,597	357
Total current liabilities		68,198,790	94,599,881	21,137,277

Non-current liabilities
Lease liabilities	7	73,831	471,295	105,306
Bank and other borrowings	13	811,236	2,099,476	469,104
Total non-current labilities		885,067	2,570,771	574,410
Total liabilities		69,083,857	97,170,652	21,711,687

Capital and reserves
Share capital	14	69,284	7,425,257	1,659,090
Reserves	15	1,704,989	1,704,989	380,961
Retained earnings		13,009,029	7,859,024	1,756,010
Other comprehensive income		6,360	132,208	29,540
Total equity		14,789,662	17,121,478	3,825,601
Total liabilities and equity		83,873,519	114,292,130	25,537,288

The accompanying notes are an integral part of these consolidated financial statements.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME/(LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2022, 2023 AND 2024

	Note	2022	2023	2024	2024
		RM	RM	RM	USD
Revenue from contract services		30,686,871	107,896,941	61,838,681	13,817,155
Revenue from sales of goods		24,360,650	35,386,851	22,611,383	5,052,259
Revenue from contract services – related parties		8,460,447	4,770,181	5,894,524	1,317,065
Revenue from sales of goods – related parties		1,498	—	—	—
Total Revenue	16	63,509,466	148,053,973	90,344,588	20,186,479

Cost of sales from contract services		(32,301,365)	(98,119,824)	(63,519,904)	(14,192,806)
Cost of sales from sales of goods		(22,522,909)	(32,081,202)	(20,579,547)	(4,598,267)
Cost of sales for contract services – related parties		—	—	(2,667)	(596)
Cost of sales from sales of goods – related parties		(826)	—	—	—
Total Cost of sales	17	(54,825,100)	(130,201,026)	(84,102,118)	(18,791,669)
Gross profit		8,684,366	17,852,947	6,242,470	1,394,810

Selling and administrative		(3,244,159)	(6,596,538)	(11,734,782)	(2,622,005)
Selling and administrative to related parties		(173,792)	(102,109)	(115,419)	(25,789)
Income/(loss) from operation before income tax		5,266,415	11,154,300	(5,607,731)	(1,252,984)

Other income		182,808	47,110	1,937,015	432,804
Other income from related parties		71,352	93,310	86,864	19,409
Finance cost		(146,803)	(1,183,241)	(1,916,006)	(428,110)
Finance cost – related party		(182,533)	(318,332)	(150,591)	(33,648)
Profit/(loss) before income tax		5,191,239	9,793,147	(5,650,449)	(1,262,529)
Income tax (expense)/benefit	19	(1,247,733)	(2,646,079)	500,444	111,818
Net profit/(loss) for the year		3,943,506	7,147,068	(5,150,005)	(1,150,711)

Other comprehensive income		—	6,360	125,848	28,119

Total comprehensive income/(loss) for the year		3,943,506	7,153,428	(5,024,157)	(1,122,592)

Profit/(loss) attributable to:
Equity owners of the Company		3,943,506	7,153,428	(5,024,157)	(1,122,592)
Non-controlling interests		—	—	—	—
Total		3,943,506	7,153,428	(5,024,157)	(1,122,592)

Basic and Diluted Net Income/(loss) per Share		0.25	0.46	(0.28)	(0.06)
Weighted Average Number of Common Shares Outstanding – Basic and Diluted		15,700,000	15,700,000	17,665,289	17,665,289

The accompanying notes are an integral part of these consolidated financial statements.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022, 2023 AND 2024

	Number of outstanding shares	Share capital	Reserves	Retained earnings	Other comprehensive income	Total Shareholders’ equity
		RM	RM	RM	RM	RM
Balance at December 31, 2021	15,700,000	69,284	1,704,989	1,918,455	—	3,692,728
Foreign exchange reserve	—	—	2,199	—	—	2,199
Net profit for the year	—	—	—	3,943,506	—	3,943,506
Balance at December 31, 2022	15,700,000	69,284	1,707,188	5,861,961	—	7,638,433
Other comprehensive income	—	—	—	—	6,360	6,360
Foreign exchange reserve	—	—	(2,199)	—	—	(2,199)
Net profit for the year	—	—	—	7,147,068	—	7,147,068
Balance at December 31, 2023	15,700,000	69,284	1,704,989	13,009,029	6,360	14,789,662
Issuance of share capital	1,965,289	25,551,812	—	—	—	25,551,812
Transaction costs of share issue	—	(18,195,839)	—	—	—	(18,195,839)
Other comprehensive income	—	—	—	—	125,848	125,848
Net loss for the year	—	—	—	(5,150,005)	—	(5,150,005)
Balance at December 31, 2024	17,665,289	7,425,257	1,704,989	7,859,024	132,208	17,121,478

	Share capital	Reserves	Retained earnings	Other comprehensive income	Total Shareholders’ equity
	USD	USD	USD	USD	USD
Balance at December 31, 2022	15,700	386,854	1,353,011	(24,672)	1,730,893
Balance at December 31, 2023	15,700	386,375	2,909,598	(90,577)	3,221,096
Balance at December 31, 2024	1,659,090	380,961	1,756,010	29,540	3,825,601

The accompanying notes are an integral part of these consolidated financial statements.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022, 2023 AND 2024

	2022	2023	2024	2024
	RM	RM	RM	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit/(loss) before income tax for the year	5,191,239	9,793,147	(5,650,449)	(1,262,529)

Adjustments to reconcile net profit/(loss) to net cash (used in)/provided by operating activities:
Extinguishment of right-of-use asset and lease liabilities	—	(4,692)	(3,189)	(713)
Allowance for expected credit losses on trade receivables	27,549	—	552,876	123,534
Impairment loss on contract asset	—	296,776	2,372,132	530,026
Depreciation of plant and equipment	321,257	204,739	581,489	129,927
Amortization of right-of-use assets	94,382	118,444	190,487	42,562
Plant and equipment written off	—	—	32,779	7,324
Imputed interest of lease liabilities	10,633	9,066	24,391	5,450
Interest income	—	(47,255)	(102,605)	(22,926)
Finance cost	318,703	1,492,507	2,042,206	456,308
Unrealized foreign exchange (gains)/losses	(123,733)	3,375	(79,344)	(17,729)
Operating profit/(loss) before changes in working capital	5,840,030	11,866,107	(39,227)	(8,766)

Changes in operating assets and liabilities:
Contract assets	(15,543,055)	(33,005,996)	16,073,326	3,591,403
Trade receivables	(3,342,902)	(11,922,137)	(5,924,090)	(1,323,671)
Inventories	(963,151)	(275,996)	(1,185,472)	(264,880)
Other receivables and prepayment	(1,547,919)	(2,675,098)	(8,586,750)	(1,918,612)
Contract liabilities	600,058	(806,058)	—	—
Trade payables	13,428,639	19,827,253	(11,022,059)	(2,462,755)
Other payables and accrued liabilities	200,967	1,046,105	6,527,265	1,458,443
Cash flows used in operations	(1,327,333)	(15,945,820)	(4,157,007)	(928,838)
Income tax paid	(1,200,000)	(1,238,519)	(1,970,670)	(440,324)
Net cash used in operating activities	(2,527,333)	(17,184,339)	(6,127,677)	(1,369,162)

Investing activities
Interest income	—	47,255	102,605	22,926
Purchase of plant and equipment	(161,867)	(1,455,262)	(1,262,620)	(282,118)
Deposit pledged with licensed banks	(775,793)	(2,878,752)	(4,218,720)	(942,625)
Net cash used in investing activities	(937,660)	(4,286,759)	(5,378,735)	(1,201,817)

Financing activities
Proceeds from issuance of shares	—	—	7,355,973	1,643,609
Interest paid	(318,703)	(1,492,507)	(2,042,206)	(456,308)
Repayment of lease liabilities	(102,000)	(126,000)	(205,000)	(45,805)
Amount due from/(to) related parties	5,563,408	(2,749,137)	194,818	43,530
Proceeds from bank borrowings	4,381,512	20,327,604	8,615,141	1,924,957
Net cash provided by financing activities	9,524,217	15,959,960	13,918,726	3,109,983

Net increase/(decrease) in cash and cash equivalents	6,059,224	(5,511,138)	2,412,314	539,004
Effect of exchange rate changes	106,930	787	205,192	45,848
Cash and cash equivalents at beginning of year	1,289,799	7,455,953	1,945,602	434,723
Cash and cash equivalents at end of year	7,455,953	1,945,602	4,563,108	1,019,575

The accompanying notes are an integral part of these consolidated financial statements.

For the purpose of the statement of cash flows, cash and cash equivalents comprise the following as at the end of each reporting period:

	2022	2023	2024	2024
	RM	RM	RM	USD
Cash and bank balances	7,455,953	1,945,602	6,028,708	1,347,047
Deposits with licensed banks	775,793	3,654,545	7,873,265	1,759,192
As per statement of financial position	8,231,746	5,600,147	13,901,973	3,106,239
Less:
Bank overdraft (Note 13)	-	-	(1,465,600)	(327,472)
Deposit pledged with licensed banks	(775,793)	(3,654,545)	(7,873,265)	(1,759,192)
As per statement of cash flows	7,455,953	1,945,602	4,563,108	1,019,575

Liabilities arising from financing activities

Reconciliation between the opening and closing balances in the statement of financial position for liabilities arising from financing activities of the Company is as follows:

	At beginning of year	Cash flows	Non cash flows	At end of year
	RM	RM	RM	RM
2024
Hire purchase payable	-	-	250,000	250,000
Term loan	942,456	1,129,582	-	2,072,038
Trade financing	23,766,660	7,485,559	-	31,252,219
	24,709,116	8,615,141	250,000	33,574,257
Lease liability	215,647	(205,000)	737,172	747,819

	At beginning of year	Cash flows	Non cash flows	At end of year
	USD	USD	USD	USD
2024
Hire purchase payable	-	-	55,859	55,859
Term loan	210,581	252,393	-	462,974
Trade financing	5,310,392	1,672,564	-	6,982,956
	5,520,973	1,924,957	55,859	7,501,789
Lease liability	48,184	(45,805)	164,713	167,092

	At beginning of year	Cash flows	Non cash flows	At end of year
	RM	RM	RM	RM
2023
Term loan	-	942,456	-	942,456
Trade financing	4,381,512	19,385,148	-	23,766,660
	4,381,512	20,327,604	-	24,709,116
Lease liability	146,640	(126,000)	195,007	215,647

2022
Trade financing	-	4,381,512	-	4,381,512
Lease liability	238,007	(102,000)	10,633	146,640

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES

Founder Group Limited (the “Company”) was incorporated in the British Virgin Islands on May 18, 2023 with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands while principal place of business of the Company at No. 17, Jalan Astana 1D, Bandar Bukit Raja 41050 Klang, Selangor, Malaysia.

The group structure which represents the operating subsidiaries and dormant companies as of the reporting date is as follow:

Details of the Company and its subsidiaries (collectively, the “Group”) are shown in the table below:

	Percentage of effective ownership
	December 31,
Name	Date of incorporation	2024	2023	Place of incorporation	Principal activities
		%	%
Founder Group Limited	May 18, 2023	—	—	British Virgin Islands	Holding company
Founder Energy Sdn. Bhd.	April 13, 2021	100	100	Malaysia	Business of renewable energy activities and related business and activities of holding companies
Founder Energy (Singapore) Pte Ltd	May 27, 2022	100	100	Singapore	Dormant
Founder Assets Sdn. Bhd.	September 21, 2022	100	100	Malaysia	Business in the investment of renewable energy project.

The Company provides engineering, procurement, construction and commissioning (“EPCC”) services for solar photovoltaic (“PV”) facilities in Malaysia primarily through Founder Energy Sdn. Bhd.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

On May 27, 2022, the Company incorporate Founder Energy (Singapore) Pte Ltd with domicile in Singapore for future business expansion purpose in Singapore.

On September 21, 2022, the Company incorporate Founder Assets Sdn. Bhd. with domicile in Malaysia to carry out business in the investment of renewable energy project.

On May 18, 2023, Reservoir Energy Link Bhd and Mr. Lee Seng Chi incorporate Founder Group Limited with 51% and 49% equity interest, respectively.

On June 14, 2023, Founder Group Limited acquire 100% equity interest of Founder Energy Sdn. Bhd. from Reservoir Energy Link Bhd and Mr. Lee Seng Chi.

2	MATERIAL ACCOUNTING POLICIES INFORMATION

BASIS OF PREPARATION

The audited consolidated financial statements have been prepared in accordance with the historical cost basis, except as disclosed in the accounting policies below, and are drawn up in accordance with the provisions of the International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”).

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

GOING CONCERN

During the current financial year, the Group reported a net loss of RM 5,150,005 (USD 1,150,711) and as of December 31, 2024, the current liabilities of the Group exceeded its current assets by RM 10,182,729 (USD 2,275,216).

The Directors are of the opinion that the Group will have sufficient cash flows for the next twelve months from the date of the financial statements to meet their cash flows requirement and there is no material uncertainty on the ability of the Group to continue as a going concern. Historical results of the treasury management show that the Group has not defaulted on any obligations due or payable to financial institutions or creditors. With continuous actions taken by management to reduce costs, optimize the Group’s cash flows and liquidity as well as the Group’s existing lenders continuing to provide financial support by making available the existing and remaining unutilized borrowing facility to the Group, the Directors believe it is appropriate to prepare the financial statements of the Group on a going concern basis.

ADOPTION OF NEW AND REVISED STANDARDS

At the date of authorization of those financial statements, our Company has not adopted the new and revised IFRS Accounting Standards and amendments to IFRS Accounting Standards that have been issued but are not yet effective to them. We do not anticipate that the adoption of these new and revised IFRS Accounting Standards pronouncements in future periods will have a material impact on our financial statements in the period of their initial adoption.

NEW AND REVISED IFRS IN ISSUE BUT NOT YET EFFECTIVE

The Group has not applied in advance the following accounting standards and/or interpretations (including the consequential amendments, if any) that have been issued by the International Accounting Standards Board (IASB) but are not yet effective for the current financial period:

IFRSs and/or IC Interpretations (Including The Consequential Amendments)	Effective Date
IFRS 19 Subsidiaries without Public Accountability: Disclosures	1 January 2027
IFRS 18 Presentation and Disclosure in Financial Statements	1 January 2027
Annual Improvements of IFRS Accounting Standards – Volume 11	1 January 2026
Amendments to IFRS 9 and IFRS 7 Amendments to the Classification and Measurement of Financial Instruments	1 January 2026
Amendment to IAS 21 Lack of Exchangeability	1 January 2025
Amendments to IFRS 10 and IFRS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Deferred

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	MATERIAL ACCOUNTING POLICIES INFORMATION (cont.)

RECENTLY ADOPTED IFRS

The Group has adopted the following accounting standards and/or interpretations (including the consequential amendments, if any) that have been issued by the International Accounting Standards Board (IASB) for the current financial period:

IFRSs and/or IC Interpretations (Including The Consequential Amendments)	Effective Date
Amendment to IAS 1 Non-current Liabilities with Covenants	1 January 2024
Amendments to IAS 1 Classification of liabilities as Current or Non-current	1 January 2024
Amendments to IAS 7 and IFRS 7 Supplier Finance Arrangements	1 January 2024
Amendment to IFRS 16 Lease Liability in a Sale and Leaseback	1 January 2024

BASIS OF CONSOLIDATION

The acquisition of entities, businesses or assets under common control are accounted for in accordance with merger accounting.

The combined financial statements incorporate the financial statements of the combined entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling party.

The combined financial statements have prepared using uniform accounting policies for like transactions and other events in similar circumstances.

All intra-group balances, transactions, income and expenses are eliminated in full on combination and the combined financial statements reflect external transactions only.

The net assets of the combined entities or businesses are combined using the existing carrying amounts from the controlling party’s perspective. No amount is recognized in respect of goodwill or excess of the acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over the acquisition cost at the time of common control combination. All differences between the cost of acquisition (fair value of consideration paid) and the amounts at which the assets and liabilities are recorded, arising from common control combination, have been recognized directly in equity as part of the capital reserve.

The combined statements of profit or loss and other comprehensive income include the results of each of the combining entities or businesses from the earliest date presented or since the date when the combined entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

CONVENIENCE TRANSLATION

Translations of amounts in the audited consolidated statement of financial position, audited consolidated statement of profit or loss and other comprehensive income and audited consolidated statement of cash flows from RM into USD as of and for the year ended December 31, 2024 are solely for the convenience of the reader. Unless otherwise noted, all translations from RM into USD for the fiscal year ended December 31, 2024 were calculated at the evening middle rate of USD 1 = 4.47550, as published by Bank Negara Malaysia, or an average rate of USD 1 = 4.57115.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	MATERIAL ACCOUNTING POLICIES INFORMATION (cont.)

FINANCIAL ASSETS

Classification and measurement

The Group classifies its financial assets at fair value through other comprehensive income, fair value through profit and loss and amortized cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial assets.

1.	Financial assets at FVTPL are initially recorded at fair value and transaction costs are expensed in the statement of income and comprehensive income. Realized and unrealized gains and income arising from changes in the fair value of the financial asset held at FVTPL are included in the statement of income and comprehensive income in the period in which they arise. The Company has classified cash as FVTPL.

2.	Financial assets at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the investment. There are no financial assets classified as FVTOCI.

3.	Financial assets at amortized cost are initially recognized at fair value, net of transaction costs, and subsequently carried at amortized cost less any impairment. They are classified as current assets or non-current assets based on their maturity date. The Company has classified trade receivables, contract assets, other receivables and amounts due from related parties at amortized cost.

Impairment

The Company assesses at end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired.

The Company recognizes expected credit losses (“ECL”) for accounts receivable based on the simplified approach. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the account receivable.

The Company measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement. ECLs are a probability-weighted estimate of credit losses.

ECLs are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, and forward looking macro-economic factors in the measurement of the ECLs associated with its assets carried at amortized cost.

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

FINANCIAL LIABILITIES

Financial liabilities are classified as either financial liabilities at FVTPL or at amortized cost. The Company determines the classification of its financial liabilities at initial recognition.

Financial liabilities are classified as measured at amortized cost, net of transaction costs unless classified as FVTPL. The Company’s trade payables, other payables and accrued liabilities, amounts due to related parties, lease liabilities and bank loans are classified as measured at amortized cost.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	MATERIAL ACCOUNTING POLICIES INFORMATION (cont.)

PLANT AND EQUIPMENT

Plant and equipment is recognized and subsequently measured at cost less accumulated depreciation and any accumulated impairment losses, if any. When components of property and equipment have different useful lives they are accounted for separately. Depreciation is provided at rates which are calculated to write off the assets over their estimated useful lives as follows:

Computer and Software	4 years straight line
Motor Vehicles	5 years straight line
Office Equipment	4 years straight line
Equipment and Tools	5 years straight line
Signboard	4 years straight line
Solar Asset Plant	10 - 21 years straight line
Office Renovation	5 years straight line
Plant and Machinery	5 years straight line
Forklift	5 years straight line
Right-Of-Use Assets	Over term of lease

Assets under construction are not depreciated as these assets are not available for use.

Plant or equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from derecognition of the asset, being the difference between the net disposal proceeds and the carrying amount, is recognized in profit or loss. The revaluation reserve included in equity is transferred directly to retained profits on retirement or disposal of the asset.

INVENTORIES

Inventories are stated at the lower of cost and net realizable value. Cost is determined based on weighted average method and comprises the purchase price and incidentals incurred in bringing the inventories to their present location and condition.

Net realizable value represents the estimated selling price less the estimated costs of completion and the estimated costs necessary to make the sale.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Impairment of assets are reviewed at the end of each reporting period for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts. When the carrying amount of an asset exceeds its recoverable amount, the asset is written down to its recoverable amount and an impairment loss shall be recognized. The recoverable amount of an asset is the higher of the asset’s fair value less costs to sell and its value in use, which is measured by reference to discounted future cash flows using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is recognized in profit or loss.

When there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in profit or loss immediately.

CONTRACT ASSETS AND LIABILITIES

Contract assets includes unbilled amounts resulting from performance obligation satisfied measured under input method. Contract assets are subsequently transferred to trade receivable upon satisfaction of billing milestone base on contract and entitlement to pay becomes unconditional. A contract asset is subject to impairment requirement of IFRS 9.

Contract liabilities include advance payments from customers that performance obligation yet to satisfied. A contract liabilities is stated at cost and represents the obligation of the Group to transfer goods or services to a customer for which consideration has been received (or the amount is due) from the customers.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	MATERIAL ACCOUNTING POLICIES INFORMATION (cont.)

LEASES

The Group assesses whether a contract is or contains a lease, at inception of the contract. The Group recognizes a right-of-use asset and corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for low-value assets and short-term leases with 12 months or less. For these leases, the Group recognizes the lease payments as an operating expense on a straight-line method over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use assets and the associated lease liabilities are presented as a separate line item in the statement of financial position.

The right-of-use asset is initially measured at cost. Cost includes the initial amount of the corresponding lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred, less any incentives received.

The right-of-use asset is subsequently measured at cost less accumulated depreciation and any impairment losses, and adjustment for any remeasurement of the lease liability. The depreciation starts from the commencement date of the lease. If the lease transfers ownership of the underlying asset to the Group or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. Otherwise, the Group depreciates the right-of-use asset to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of the right-of-use assets are determined on the same basis as those property, plant and equipment.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate.

The lease liability is subsequently measured at amortised cost using the effective interest method. It is remeasured when there is a change in the future lease payments (other than lease modification that is not accounted for as a separate lease) with the corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recognized in profit or loss if the carrying amount has been reduced to zero.

PROVISIONS

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of past events, when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and when a reliable estimate of the amount can be made. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. Where the effect of the time value of money is material, the provision is the present value of the estimated expenditure required to settle the obligation. The discount rate shall be a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as interest expense in profit or loss.

REVENUE RECOGNITION

The Group accounts for its revenue under IFRS 15 Revenue from Contracts with Customers. (“IFRS 15”) The five-step model defined by IFRS 15 requires the Company to:

(1)	identify its contracts with customers;

(2)	identify its performance obligations under those contracts;

(3)	determine the transaction prices of those contracts;

(4)	allocate the transaction prices to its performance obligations in those contracts; and

(5)	recognise revenue when each performance obligation under those contracts is satisfied. Revenue recognized when promised goods and services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	MATERIAL ACCOUNTING POLICIES INFORMATION (cont.)

REVENUE RECOGNITION (cont.)

Revenues are recognized when persuasive evidence of an arrangement exists, service has occurred, and all performance obligations have been performed pursuant to the terms of the agreement, the sales price is fixed oi determinable and collectability is reasonably assured. Our revenue agreements generally do not include a right of return in relation to the delivered goods or services. Depending on the terms of the agreement and the laws that apply to the agreement, control of the services may be transferred over time or at a point in time. Control of the services is transferred over time if our performance:

-	provides all of the benefits received and consumed simultaneously by the client;

-	creates and enhances an asset that the client controls as the Group performs; or

-	does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance complete to date.

The Group recognises revenue from the following major sources:

(i)	Large-scale solar projects (“LSS”)

LSS are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project. As an EPCC provider, we assume most of the responsibility for the entire project lifecycle, from design and engineering to material procurement, construction, installation, integration, and commissioning.

(ii)	Commercial and industrial (“C&I”) solar projects

C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor. As the main contractor, we engage in comprehensive services encompassing project design, engineering, equipment procurement, construction, and commissioning.

Rendering of Services

Revenue from providing product and services related to renewable energy services industry is recognized over time in the year in which the services are rendered using input method, determined based on the proportion of costs incurred for work performed to date over the estimated total costs. Transaction price is computed based on the price specified in the contract and adjusted for any variable consideration such as incentives and penalties.

A receivable is recognized when the services are rendered as this is the point over time that the consideration is unconditional because only the passage of time is required before the payment is due. If the services rendered exceed the payment received, a contract asset is recognized. If the payments exceed the services rendered, a contract liability is recognized.

Billings are made with a credit term of 30 days to 90 days, which is consistent with market practice, therefore, no element of financing is deemed present. The Company become entitled to invoice customers for construction of solar PV power plants and systems based on achieving a series of performance-related milestones.

Defect liability period and performance warranty are usually 24 months from the date of Certificate of Practical Completion as provided in the contracts with customers.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	MATERIAL ACCOUNTING POLICIES INFORMATION (cont.)

REVENUE RECOGNITION (cont.)

Sale of Goods

Revenue is recognized at a point in time when the goods have been delivered to the customer and upon its acceptance, and it is probable that the Group will collect the considerations to which it would be entitled to in exchange for the goods sold. Billings are made with a credit term of 30 days to 90 days, which is consistent with market practice, therefore, no element of financing is deemed present.

The Company generally provides standard warranties to its customers, from date of delivery cost or satisfactory completion of the project. There is no warranty claim historically.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash in hand, bank balances, fixed deposits, demand deposits, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value with original maturity periods of three months or less. For the purpose of the statement of cash flows, cash and cash equivalents are presented net of bank overdrafts.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

INCOME TAX

Current tax assets and liabilities are the expected amount of income tax recoverable or payable to the taxation authorities, measured using tax rates and tax laws that have been enacted or substantively enacted at the end of the reporting period and are recognized in profit or loss except to the extent that the tax relates to items recognized outside profit or loss (either in other comprehensive income or directly in equity).

Deferred taxes are recognized using the liability method for temporary differences other than those that arise from the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on the period.

Deferred tax assets are recognized for all deductible temporary differences, unused tax losses and unused tax credits to the extent that it is probable that future taxable profits will be available against which the deductible temporary differences, unused tax losses and unused tax credits can be utilised. The carrying amounts of deferred tax assets are reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that the related tax benefits will be realized.

Current and deferred tax items are recognized in correlation to the underlying transactions either in profit or loss, other comprehensive income or directly in equity.

Current tax assets and liabilities or deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred taxes relate to the same taxable entity (or on different tax entities but they intend to settle current tax assets and liabilities on a net basis) and the same taxation authority.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2	MATERIAL ACCOUNTING POLICIES INFORMATION (cont.)

FOREIGN CURRENCY TRANSACTIONS

The functional currency used by the Company is the Malaysia Ringgit. Consequently, operations in currencies other than the Malaysia Ringgit are considered to be denominated in foreign currency and are recorded at the exchange rates in force on the dates of the operations.

At year-end, monetary assets and liabilities denominated in foreign currency are converted by applying the exchange rate on the balance sheet date. The profits or losses revealed are charged directly to the profit and loss account for the year in which they occur. Non-monetary items in foreign currency measured in terms of historical cost are converted at the exchange rate on the date of the transaction.

The exchange differences of the monetary items that arise both when liquidating them and when converting them at the closing exchange rate, are recognized in the results of the year, except those that are part of the investment of a business abroad, which are recognized directly in equity net of taxes until the time of its disposal.

EARNINGS PER SHARE

Basic income per share is calculated by dividing the income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding in the period. For all periods presented, the income attributable to ordinary shareholders equals the reported income attributable to owners of the Company.

Diluted income per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of ordinary shares outstanding for the calculation of diluted income per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase ordinary shares at the average market price during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding, as of December 31, 2024 and 2023.

3	CRITICAL ACCOUNTING JUDGEMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

Management believes that there are no key assumptions made concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of the assets and liabilities within the next financial year other than as disclosed below:-

Impairment of Trade Receivables and Contract Assets

The Group uses the simplified approach to estimate a lifetime expected credit loss allowance for all trade receivables and contract assets. The contract assets are grouped with trade receivables for impairment assessment because they have substantially the same risk characteristics as the trade receivables for the same types of contracts. The Group develops the expected loss rates based on the payment profiles of past sales and the corresponding historical credit losses, and adjusts for qualitative and quantitative reasonable and supportable forward-looking information. If the expectation is different from the estimation, such difference will impact the carrying value of trade receivables and contract assets.

Contract Revenue Recognition

Revenue from providing product and services related to renewable energy services industry is recognized over time measure via input method, determined based on the proportion of costs incurred for work performed to date over the estimated total costs. Transaction price is computed based on the price specified in the contract and adjusted for any variable consideration such as incentives and penalties. The Group applied judgement and assumptions significantly affects the determination of the amount and the timing of revenue recognized from contract with customers for commercial & industrial and large scale solar. The Group measures the performance of service work done by comparing the actual costs incurred with the estimated total costs required to complete the services. Significant judgements are required to estimate the total contract costs to complete. In making these estimate, management relied on estimates and also on past experience of completed projects. A change in estimate will directly affect the revenue to be recognized.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	ACQUISITION OF FOUNDER ENERGY SDN. BHD. AT DISCOUNT UNDER COMMON CONTROL

On June 14, 2023, Founder Group Limited acquired 100% equity interests of Founder Energy Sdn. Bhd. from Reservoir Energy Link Bhd and Mr. Lee Seng Chi under common control. The Company accounted the transaction as following:

	RM	Convenience Translation USD
Obligation assumed by the Company	4	1
Book value of Share Capital of Founder Energy Sdn. Bhd.	(1,300,000)	(294,583)
Bargain purchase accounted as merger reserve in equity	1,299,996	294,582

5	ACQUISITION OF ASSETS AND BUSINESS FROM SOLAR BINA ENGINEERING SDN. BHD. AT DISCOUNT UNDER COMMON CONTROL

On July 31, 2021, Founder Energy Sdn. Bhd. entered into a Business and Asset Transfer Agreement with Solar Bina Engineering Sdn. Bhd., a common control entity owned and controlled by Mr. Lee Seng Chi, acquiring a variety of fixed assets and inventory at the net asset value as define in aforementioned agreement.

In addition to assets, Founder Energy Sdn. Bhd. acquired renewable energy, mounting structure system, building structural design and installation, solar system installation services and project management business from Solar Bina Engineering Sdn. Bhd.

The net asset value of transferred inventory and other assets by Solar Bina Engineering Sdn Bhd. as of January 1, 2021 amounted to RM 1,375,507, whereas the net asset value of inventory and other assets as of July 31, 2021 amounted to RM 1,020,236, which is also the amount of consideration stipulated in said agreement. As such, the Company accounted for the bargain purchase, as other reserve in equity amounting to RM 355,271.

Business transferred from Solar Bina Engineering Sdn Bhd., resulted in a loss of RM 49,722, which Founder Energy Sdn Bhd. acquired without consideration. As such, the Company accounted for the bargain purchase, as other reserve in equity amounting to RM 49,722.

The consideration, amounting to RM 1,020,236, was made in cash, with payment being completed by Founder Energy Sdn. Bhd. to Solar Bina Engineering Sdn. Bhd. in the year 2021.

The Company account the acquisition of assets and business under common control similarly to business combination under common control, measured at book value of transferring entity tabled as following:

	RM	Convenience Translation USD
Acquisition of assets from Solar Bina Engineering Sdn. Bhd.
Computer and Software	44,171	10,009
Motor Vehicle	14,746	3,342
Office Equipment	30,800	6,979
Mould	8,502	1,927
Plant and Machinery	691,187	156,625
Forklift	45,800	10,378
Inventory	540,301	122,434
Total fixed assets acquired from Solar Bina Engineering Sdn. Bhd.	1,375,507	311,694
Consideration transferred by Founder Energy Sdn. Bhd.	(1,020,236)	(231,189)
Bargain purchase accounted as other reserve in equity	355,271	80,505

Acquisition of business from Solar Bina Engineering Sdn. Bhd.
Sales	20,268	4,593
Staff Costs	(69,990)	(15,860)
Net loss absorbed by Solar Bina Engineering Sdn. Bhd. accounted as other reserve in equity	(49,722)	(11,267)

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6	PLANT AND EQUIPMENT

At cost	Balance as at 1.1.2024	Addition	Written off	Balance as at 31.12.2024
31 December 2024	RM	RM	RM	RM
Computer and Software	223,714	30,500	-	254,214
Motor Vehicle	79,747	289,800	-	369,547
Office Equipment	39,318	4,240	(3,930)	39,628
Equipment and Tools	33,389	26,000	-	59,389
Signboard	7,180	-	(7,180)	-
Office Renovation	41,500	1,082,273	(41,500)	1,082,273
Solar Asset Under Construction	-	470,396	-	470,396
Plant and Machinery & Solar Asset Plant	2,025,568	23,460,785	-	25,486,353
Forklift	45,800	-	-	45,800
Capital Work-in-progress	-	171,720	-	171,720
	2,496,216	25,535,714	(52,610)	27,979,320

Accumulated depreciation	Balance as at 1.1.2024	Depreciation charge during the year	Written off	Balance as at 31.12.2024
31 December 2024	RM	RM	RM	RM
Computer and Software	83,649	65,256	-	148,905
Motor Vehicle	30,063	19,678	-	49,741
Office Equipment	21,329	10,402	(852)	30,879
Equipment and Tools	12,204	10,044	-	22,248
Signboard	3,291	898	(4,189)	-
Office Renovation	9,604	106,605	(14,790)	101,419
Plant and Machinery & Solar Asset Plant	649,337	360,807	-	1,010,144
Forklift	25,190	7,799	-	32,989
	834,667	581,489	(19,831)	1,396,325

At cost	Balance as at 1.1.2023	Addition	Balance as at 31.12.2023
31 December 2023	RM	RM	RM
Computer and Software	148,264	75,450	223,714
Motor Vehicle	79,747	-	79,747
Office Equipment	35,388	3,930	39,318
Equipment and Tools	33,389	-	33,389
Signboard	7,180	-	7,180
Office Renovation	-	41,500	41,500
Plant and Machinery & Solar Asset Plant	691,186	1,334,382	2,025,568
Forklift	45,800	-	45,800
	1,040,954	1,455,262	2,496,216

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6	PLANT AND EQUIPMENT (cont.)

Accumulated depreciation	Balance as at 1.1.2023	Depreciation charge during the year	Balance as at 31.12.2023
31 December 2023	RM	RM	RM
Computer and Software	43,520	40,129	83,649
Motor Vehicle	13,903	16,160	30,063
Office Equipment	13,353	7,976	21,329
Equipment and Tools	5,526	6,678	12,204
Signboard	1,496	1,795	3,291
Office Renovation	-	9,604	9,604
Plant and Machinery & Solar Asset Plant	536,100	113,237	649,337
Forklift	16,030	9,160	25,190
	629,928	204,739	834,667

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
Carrying amounts	RM	RM	Convenience Translation USD
Computer and Software	140,065	105,309	23,530
Motor Vehicle	49,684	319,806	71,457
Office Equipment	17,989	8,749	1,955
Equipment and Tools	21,185	37,141	8,299
Signboard	3,889	-	-
Office Renovation	31,896	980,854	219,161
Solar Asset Under Construction	-	470,396	105,105
Plant and Machinery & Solar Asset Plant	1,376,231	24,476,209	5,468,933
Forklift	20,610	12,811	2,862
Capital Work-in-progress	-	171,720	38,369
	1,661,549	26,582,995	5,939,671

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Depreciation expenses, class under cost of sale	20,952	416,378	93,035
Depreciation expenses, class separately from cost of sale	183,787	165,111	36,892
Total depreciation expenses	204,739	581,489	129,927

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6	PLANT AND EQUIPMENT (cont.)

During the financial year, the Group made the following cash payments to purchase plant and equipment.

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD

Purchase of plant and equipment	1,455,262	25,535,714	5,705,667
Financed by hire purchase arrangements	-	(250,000)	(55,859)
Other payables	-	(24,023,094)	(5,367,690)
Cash payments on purchase of plant and equipment	1,455,262	1,262,620	282,118

The carrying amount of the plant and equipment of the Group under hire purchase arrangements at the end of the reporting period are as follows:

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD

Motor vehicle	-	284,970	63,673

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7	RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Right-Of-Use Assets
Balance brought forward	141,572	213,761	47,763
Less: Amortization	(118,444)	(190,487)	(42,562)
Termination of right-of-use asset	(94,381)	(142,507)	(31,842)
Add: New lease recognized	285,014	858,477	191,817
Balance carried forward	213,761	739,244	165,176

Lease Liabilities
Balance brought forward	146,640	215,647	48,184
Add: Imputed interest	9,066	24,391	5,450
Less: Principal repayment	(126,000)	(205,000)	(45,805)
Termination of lease liability	(99,073)	(145,696)	(32,554)
Add: New lease recognized	285,014	858,477	191,817
Balance carried forward	215,647	747,819	167,092

Lease liability current portion	141,816	276,524	61,786
Lease liability non-current portion	73,831	471,295	105,306

The followings are the amounts recognized in profit or loss:
Depreciation charges of right-of-use assets	118,444	190,487	42,562
Interest expense on lease liabilities	9,066	24,391	5,450
Extinguishment of right-of-use asset and liabilities	(4,692)	(3,189)	(713)
Expense relating to short-term leases and leases of low-value assets	295	12,500	2,793
Total	123,113	224,189	50,092

	As of December 31, 2024	As of December 31, 2024
	RM	Convenience Translation USD
Maturities of Lease
Year ending December 31, 2025	276,524	61,786
Year ending December 31, 2026	292,705	65,402
Year ending December 31, 2027	178,590	39,904
Total	747,819	167,092

On July 1, 2024, Founder Energy Sdn. Bhd. had entered into a Tenancy Agreement with Mr. Lee Seng Chi pertaining to the rental of our principal office for two years with option to renew for additional year with monthly rental amounted RM 26,000 (2023: RM 12,500).

The extension options for lease of office premise has been included in lease liabilities. Subsequent renewal is negotiated with Mr. Lee Seng Chi to align with the Group’s business needs.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8	CONTRACT ASSETS AND CONTRACT LIABILITIES

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Contract Assets
Contract cost	128,952,000	189,071,858	42,245,974
Contract margin	22,018,596	24,840,605	5,550,353
Contract revenue recognized	150,970,596	213,912,463	47,796,327
Less: Bill to trade receivables	(100,687,277)	(180,008,528)	(40,220,875)
Contract assets carried forward	50,283,319	33,903,935	7,575,452
Contract cost assets	959,005	—	—
Less: Provision for impairment loss	(296,776)	(2,668,908)	(596,337)
Add: Accrued revenue	47,499	1,312,562	293,277
Balance carried forward	50,993,047	32,547,589	7,272,392

(Increase)/Decrease in contract assets	(32,709,220)	18,445,458	4,121,429
Increase in provision for impairment loss	(296,776)	(2,372,132)	(530,026)

Contract Liabilities
Balance brought forward	806,058	—	—
Add: Deposits and prepayment from customer	(800,058)	—	—
Adjustment for unrealized foreign exchange movement	12,070	—	—
Adjustment to other payables	(18,070)	—	—
Balance carries forward	—	—	—

(Decrease)/Increase in contract liabilities	(806,058)	—	—

Significant decrease in contract assets for the year ended December 31, 2024 primarily due to a decrease in unbilled revenue related to the satisfaction of performance obligation in excess of amounts billed to customers.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9	TRADE RECEIVABLES AND TRADE PAYABLES

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Non-Current
Project retention receivables	2,665,887	2,478,739	553,846

Current
Trade receivables	12,156,133	16,195,071	3,618,606
Project retention receivables	698,429	1,168,425	261,071
Accrued liquidated ascertained damages to sub-contractors	408,980	2,011,284	449,399
Less: Provision for expected credit loss	(27,549)	(580,425)	(129,689)
Total current trade receivables	13,235,993	18,794,355	4,199,387
Total trade receivables	15,901,880	21,273,094	4,753,233

Increase in provision for expected credit loss	—	552,876	123,534
Increase in total trade receivables	11,922,137	5,371,214	1,200,137

Trade receivables are non-interest bearing and generally have 30 to 90 days (2023: 30 to 90 days) payment terms. Other credit terms may be negotiated with customers on a case-by-case basis. Due to their comparatively short maturities, the carrying value of trade receivables approximate their fair value.

The aging of the Group’s net trade receivables is as follows:

	Gross	Impaired	Total
	RM	RM	RM	Convenience Translation USD
2024

Current	9,400,268	(6,577)	9,393,691	2,098,915

Past due
1 – 30 days	2,660,393	(4,058)	2,656,335	593,528
31 – 60 days	1,144,998	(4,373)	1,140,625	254,860
61 – 90 days	958,805	(3,522)	955,283	213,447
More than 90 days	2,030,607	(561,895)	1,468,712	328,167
	6,794,803	(573,848)	6,220,955	1,390,002
	16,195,071	(580,425)	15,614,646	3,488,917

	Gross	Impaired	Total
	RM	RM	RM	Convenience Translation USD
2023

Current	5,719,798	—	5,719,798	1,245,736

Past due
1 – 30 days	3,541,179	—	3,541,179	771,247
31 – 60 days	497,090	—	497,090	108,263
61 – 90 days	576,296	—	576,296	125,513
More than 90 days	1,821,770	(27,549)	1,794,221	390,770
	6,436,335	(27,549)	6,408,786	1,395,793
	12,156,133	(27,549)	12,128,584	2,641,529

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9	TRADE RECEIVABLES AND TRADE PAYABLES (cont.)

The movements in the Group’s allowance for expected credit losses are as follows:

	ECL – not credit impaired	ECL – credit impaired	Total
	RM	RM	RM	Convenience Translation USD
Trade receivables

Balance as at 1 January 2024	—	27,549	27,549	6,156
Charge for the year	95,976	484,449	580,425	129,689
Reversal during the year	—	(27,549)	(27,549)	(6,156)
Balance as at 31 January 2024	95,976	484,449	580,425	129,689

Balance as at 1 January 2023	—	27,549	27,549	6,000
Charge for the year	—	—	—	—
Balance as at 31 January 2023	—	27,549	27,549	6,000

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Trade payables	37,268,115	25,204,848	5,631,739
Project retention payable	1,150,758	2,191,966	489,770
Total trade payables	38,418,873	27,396,814	6,121,509

Increase/(Decrease) in total trade payables	19,827,253	(11,022,059)	(2,462,755)

Included in trade payables is related party balance amounting to RM 2,667 (USD 596) (2023: nil).

Trade payables are non-interest bearing and generally on cash basis or credit terms of 7 days to 90 days (2023: 7 to 90 days). Other credit terms may be negotiated with suppliers on a case-by-case basis.

10	INVENTORIES

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Inventories	1,863,933	3,049,405	681,355

The amount of inventories recognized as an expense in cost of sales of the Group was RM 84,102,118 (USD 18,791,669) (December 31, 2023: RM 130,201,026).

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11	AMOUNT DUE FROM/(TO) RELATED PARTIES

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Trade
Amount due from Solar Bina Engineering Sdn. Bhd.	1,119,848	24,727	5,525
Amount due from RL Sunseap Energy Sdn. Bhd.	256,256	1,387,771	310,082
Amount due from Reservoir Link Renewable Sdn. Bhd.	1,699,923	390,000	87,141
	3,076,027	1,802,498	402,748
Non-trade
Amount due from Solar Bina Engineering Sdn. Bhd.	-	400,000	89,375
Amount due from Reservoir Link Energy Bhd.	131,131	217,995	48,709
	131,131	617,995	138,084

Amount due from related parties	3,207,158	2,420,493	540,832

Non-trade
Amount due to Reservoir Link Energy Bhd.	2,474,525	1,514,762	338,456
Amount due to Reservoir Link Sdn. Bhd.	285,388	258,804	57,827
Amount due to Mr. Lee Seng Chi	—	394,500	88,147
Amount due to related parties	2,759,913	2,168,066	484,430

Both amount due to and from related parties on an on-demand basis. Other than amount due to and from related parties that is trade nature, amount due to and from related parties subject to interest rate of BLR + 1.5% per annum.

Material Transactions with Related Parties

Name of Related Party	Relationship to Us
Solar Bina Engineering Sdn. Bhd.	An entity controlled by our Chief Executive Officer and Director Mr. Lee Seng Chi
Reservoir Link Energy Bhd.	Our largest shareholder
Reservoir Link Sdn. Bhd.	An entity controlled by Reservoir Link Energy Bhd.
Reservoir Link Renewable Sdn. Bhd.	An entity controlled by Reservoir Link Energy Bhd.
Lee Seng Chi	Our Chief Executive Officer and Director
RL Sunseap Energy Sdn. Bhd.	Related company with Reservoir Link Energy Bhd.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11	AMOUNT DUE FROM/(TO) RELATED PARTIES (cont.)

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD

Revenue from Solar Bina Engineering Sdn. Bhd.	4,411,489	1,697,072	73,938	16,521
Revenue from Reservoir Link Energy Bhd.	—	—	138,170	30,873
Revenue from RL Sunseap Energy Sdn. Bhd.	4,050,456	2,033,049	2,629,089	587,440
Revenue from Reservoir Link Renewable Sdn. Bhd.	—	1,040,060	3,053,327	682,231
Total revenue from related parties	8,461,945	4,770,181	5,894,524	1,317,065

Purchases from Reservoir Link Renewable Sdn. Bhd.	—	—	2,667	596
Purchases from Solar Bina Engineering Sdn. Bhd.	826	—	—	—
	826	—	2,667	596

Expenses charged to Reservoir Link Energy Bhd.	71,352	93,310	86,864	19,409

Expenses charged by Reservoir Link Energy Bhd.	98,757	102,109	113,063	25,263
Expenses charged by Reservoir Link Sdn. Bhd.	75,035	—	—	—
Expenses charged by Solar Bina Engineering Sdn. Bhd.	—	—	2,356	526
Expenses charged by related parties	173,792	102,109	115,419	25,789

Rental payment to Mr. Lee Seng Chi	102,000	126,000	217,500	48,598

Finance cost charged by Reservoir Link Energy Bhd.	105,060	185,515	177,174	39,588
Finance cost charged by Reservoir Link Sdn. Bhd.	77,473	132,817	(26,583)	(5,940)
Finance cost charged by related parties	182,533	318,332	150,591	33,648

Advances from Reservoir Link Energy Bhd.	2,000,000	—	2,000,000	446,877
Advances from Solar Bina Engineering Sdn. Bhd.	—	—	400,000	89,375
	2,000,000	—	2,400,000	536,252

The related party transactions mainly derived from the sales of renewable energy services, recharge of expenses, rental expenses, interest expenses on advances and management fees.

The recharge of expenses, interest expenses and management fees charged by Reservoir Link Energy Bhd. and Reservoir Link Sdn. Bhd. represent expenses paid on behalf of the Group and interest expense on funds advanced to the Group.

In the fiscal year 2023, the significant related party transaction with Solar Bina Engineering Sdn. Bhd. was due to a contract secured through Solar Bina Engineering Sdn. Bhd. for the supply of mounting structure, where the customer was unable to novate the contract from Solar Bina Engineering Sdn. Bhd. to the Group.

For the fiscal year 2024, the significant related party transactions with RL Sunseap Energy Sdn. Bhd. and Reservoir Link Renewable Sdn. Bhd. resulted from several contracts secured through solar investors, RL Sunseap Energy Sdn. Bhd. and Reservoir Link Renewable Sdn. Bhd.. The Group was appointed as the contractor to provide engineering, procurement, construction and commissioning works for rooftop solar photovoltaic facilities.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12	OTHER RECEIVABLES AND PREPAYMENT AND OTHER PAYABLES AND ACCRUED LIABILITIES

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Other Receivables
Project deposits	252,490	323,067	72,186
Prepayment to supplier	1,843,652	10,925,338	2,441,144
Other receivables	813,020	240,666	53,774
Other deposits and prepayment	1,448,882	1,455,723	325,264
	4,358,044	12,944,794	2,892,368

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Other Payables
Accrued staff cost	349,035	683,062	152,623
Other payables and accrued expenses	782,911	30,314,506	6,773,434
Prepayment from customer	134,194	818,931	182,981
	1,266,140	31,816,499	7,109,038

13	BORROWINGS

	Note	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
		RM	RM	Convenience Translation USD
Non-current liabilities
Hire purchase payable		—	171,382	38,293
Term loan		811,236	1,928,094	430,811
		811,236	2,099,476	469,104

Current liabilities
Bank overdraft		—	1,465,600	327,472
Hire purchase payable		—	78,618	17,566
Term loan		131,220	143,944	32,163
Trade financing		23,766,660	31,252,219	6,982,956
		23,897,880	32,940,381	7,360,157

Total borrowings
Bank overdraft	(a)	—	1,465,600	327,472
Hire purchase payable	(b)	—	250,000	55,859
Term loan	(a)	942,456	2,072,038	462,974
Trade financing	(a)	23,766,660	31,252,219	6,982,956
		24,709,116	35,039,857	7,829,261

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	BORROWINGS (cont.)

(a) The following table sets out the carrying amount of the borrowings:

	Capacity	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD
Line of Credit
Ambank Islamic Bank – Domestic Recourse Factoring, at Base Financing Rate – 1.0%	10,000,000	1,324,110	3,692,949	825,148
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate	20,000,000	6,935,623	19,502,322	4,357,574
Ambank Islamic Bank – Accepted Bills, at Islamic Interbank Discounting Rate + 1.50%	10,200,000	5,243,619	436,269	97,479
Ambank Islamic Bank – Invoice Financing, at Base Financing Rate	—	4,413,485	—	—
CIMB Islamic Bank – Accepted Bills, at Accepted Bills + 1.50%	8,000,000	3,371,782	—	—
CIMB Islamic Bank – Invoice Financing, at Cost of Funds + 1.50%	—	1,421,601	6,257,673	1,398,206
CIMB Islamic Bank - Overdraft, at Base Financing Rate +0.50%	500,000	—	460,338	102,857
Maybank Islamic Bank - Invoice Financing, at Cost of Funds + 1.50%	5,000,000	—	1,363,007	304,549
Maybank Islamic Bank - Overdraft, at Base Financing Rate +1.0%	1,000,000	—	1,005,262	224,614
Sunway SCF Sdn Bhd. – Invoice Factoring	—	1,056,440	—	—
Ambank Islamic Bank – Term Financing, at Base Financing Rate – 1.0%	1,000,000	942,456	862,876	192,800
Ambank Islamic Bank – Term Financing, at Base Financing Rate – 1.75%	9,700,000	—	1,209,161	270,175
	65,400,000	24,709,116	34,789,857	7,773,402

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	BORROWINGS (cont.)

The Group entered into banking facilities with Ambank Islamic Bank and is secured by:

a)	Corporate guarantee from Reservoir Link Energy Bhd;

b)	Fixed deposits pledged by Founder Energy Sdn. Bhd. and Founder Assets Sdn. Bhd.;

c)	First legal charge over the escrow account, debt reserve account and sinking fund account; and

d)	Insurance policy for the Directors of the Group.

The Group entered into a banking facility with Maybank Islamic Bank and is secured by:

a)	Corporate guarantee from Reservoir Link Energy Bhd; and

b)	Fixed deposits pledged by Founder Energy Sdn. Bhd..

The Group entered into a banking facility with CIMB Islamic Bank and is secured by:

a)	Corporate guarantee from Reservoir Link Energy Bhd;

b)	Fixed deposits pledged by Founder Energy Sdn. Bhd.; and

c)	Sinking fund account.

(b) Hire purchase payable

	As of December 31, 2024	As of December 31, 2024
	RM	Convenience Translation USD
Minimum hire purchase payment
Not later than one (1) year	90,612	20,246
Later than one (1) year and not later than five (5) years	181,213	40,490
	271,825	60,736
Less: Future interest charges	(21,825)	(4,877)
Present value of hire purchase payment	250,000	55,859

Repayable as follows:
Non-current liabilities	171,382	38,293
Current liabilities	78,618	17,566
	250,000	55,859

The hire purchase payable of the Group bears interest of 2.91% per annum and is secured by the Group’s motor vehicle under hire purchase arrangement.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13	BORROWINGS (cont.)

(c) The following table sets out the remaining maturities of the borrowings:

Twelve months ending December 31,

	2023 RM	2024 RM	Convenience Translation USD
Maturities
Within 1 year	23,897,880	32,940,381	7,360,157
1 - 2 years	80,369	257,262	57,481
2 - 5 years	265,773	673,262	150,434
More than 5 years	465,094	1,168,952	261,189
Total	24,709,116	35,039,857	7,829,261

The interest rate profile of the Group’s interest-bearing financial instruments based on their carrying amount as at the end of the reporting period are as follows based on their carrying amount as at the end of the reporting period are as follows:

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Fixed rate instrument
Hire purchase	-	250,000	55,859
Floating rate instrument
Bank borrowings	24,709,116	34,789,857	7,773,402
Total	24,709,116	35,039,857	7,829,261

Sensitivity analysis for variable rate instruments

Sensitivity analysis of interest rate for the floating rate instruments at the end of each reporting period, assuming all other variables remain constant, is as follows:

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
Effects of 50 basis point changes	RM	RM	Convenience Translation USD
Floating rate instrument
Bank borrowings	93,895	132,201	29,539

Sensitivity analysis for fixed rate instruments at the end of each reporting period is not presented as fixed rate instruments are not affected by changes in interest rates.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14	SHARE CAPITAL

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
Paid up capital:	Number of ordinary shares	Number of ordinary shares	RM	RM	Convenience Translation USD
At beginning of year	15,700,000	15,700,000	69,284	69,284	15,481
Issuance of share capital (1)	—	1,218,750	—	21,208,687	4,738,842
Issuance of share capital (2)	—	2,813	—	49,301	11,016
Transaction costs of share issue	—	—	—	(18,195,839)	(4,065,655)
Issuance of share capital (3)	—	743,726	—	4,293,824	959,406
At end of year	15,700,000	17,665,289	69,284	7,425,257	1,659,090

As of December 31, 2023, the Company has authorized 15,700,000 ordinary shares at USD 0.001. The paid up ordinary shares has no par value and carry one vote per share and carry a right to dividends as and when declared by the Company.

On October 23, 2024, the Company’s ordinary shares commenced trading on the Nasdaq Capital Market under the Symbol “FGL”. The Company raised USD 4,886,252 in gross proceeds from its initial public offering and underwriters’ partial exercise of the over-allotment option, before deducting underwriting discounts and other related expenses. The Company received net proceeds of USD 1,548,873 after the deduction of USD 3,337,379 of offering costs.

(1)	On October 24, 2024, 1,218,750 ordinary shares were issued in our initial public offering at USD 4.00 per ordinary share, before deduction the discounts and expenses.

(2)	On October 31, 2024, 2,813 ordinary shares were issued in our underwriters’ partial exercise of the over-allotment option, at USD 4.00 per ordinary share, before deduction the discounts and expenses.

(3)	On December 31, 2024, 743,726 ordinary shares were issued to CNP Equity Limited pursuant to the exercise of warrant as consideration for certain professional consulting service relating to the initial offering rendered to the Company.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15	RESERVES

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Bargain purchases from acquisition of Founder Energy Sdn. Bhd. under common control accounted as merger reserve	1,299,996	1,299,996	290,470
Bargain purchase from acquisition of plant, equipment and inventory from Solar Bina Engineering Sdn. Bhd. under common control accounted as other reserve	355,271	355,271	79,381
Bargain purchase from acquisition of business from Solar Bina Engineering Sdn. Bhd. under common control accounted as other reserve	49,722	49,722	11,110
	1,704,989	1,704,989	380,961

16	REVENUE

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD
Revenue from contract services	30,686,871	107,896,941	61,838,681	13,817,155
Revenue from sales of goods	24,360,650	35,386,851	22,611,383	5,052,259
Revenue from contract services – related party	8,460,447	4,770,181	5,894,524	1,317,065
Revenue from sales of goods – related party	1,498	—	—	—
	63,509,466	148,053,973	90,344,588	20,186,479

Timing of revenue recognition:
Point in time	24,362,148	35,386,851	22,611,383	5,052,259
Over time	39,147,318	112,667,122	67,733,205	15,134,220
	63,509,466	148,053,973	90,344,588	20,186,479

Unsatisfied performance obligation	32,053,105	22,396,400	14,606,212	3,263,593

Revenue from contract services primarily involved in project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved in supply and selling of solar mounting structure and its accessories.

Unsatisfied performance obligation was duly satisfied and recognized as revenue within 12 months after the reporting year end, respectively. Revenue from contract services primarily involved in project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved in supply and selling of parts and accessories.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17	COST OF SALE

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD
Material Cost	31,235,746	54,245,611	27,348,569	6,110,729
Construction Cost	18,418,808	65,513,217	47,319,827	10,573,081
Staff Cost	2,167,536	3,620,080	4,482,351	1,001,531
Logistic Cost	918,430	1,287,926	1,382,209	308,839
Tools & Machinery	142,452	498,672	242,645	54,216
Miscellaneous	1,667,629	5,014,568	2,910,139	650,238
Depreciation	274,499	20,952	416,378	93,035
Total cost of sale	54,825,100	130,201,026	84,102,118	18,791,669

The cost of sale incurred pertaining to revenue derived from related party is amounting to RM 4,973,983 (USD 1,111,380) (December 31, 2023: RM 3,921,036).

Included in Cost of Sale of the Group is liquidated ascertained damages charged to subcontractors amounting to RM 959,666 (USD 214,426) (December 31, 2023:  RM 408,980).

18	EMPLOYEES SALARY AND RELATED COSTS

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD
Director fees	—	—	212,633	47,510
Director salaries	378,000	427,875	556,692	124,387
Admin salaries	1,299,412	1,837,873	2,261,769	505,367
Technical staff salaries	213,130	2,462,096	3,036,224	678,410
Total	1,890,542	4,727,844	6,067,318	1,355,674

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD
Director related expenses	149,742	181,116	281,941	62,997
Admin related expenses	390,268	786,795	1,250,196	279,342
Technical staff related expenses	1,954,406	1,182,943	1,449,449	323,863
Total	2,494,416	2,150,854	2,981,586	666,202

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19	INCOME TAX (EXPENSE)/BENEFIT

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD
Tx expenses/(benefits) recognized in profit or loss
Current income tax
Current financial year	1,247,733	2,795,394	(500,444)	(111,818)

Deferred taxation
Current financial year	—	(149,315)	—	—
Total income tax expenses/(benefits) recognized in profit or loss	1,247,733	2,646,079	(500,444)	(111,818)

British Virgin Islands

The Company is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law.

Malaysia

Founder Energy Sdn. Bhd. and Founder Assets Sdn. Bhd. are subject to Malaysia Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Malaysia tax laws. The standard corporate income tax rate in Malaysia is calculated at 24% of the estimated assessable profits for the financial year.

The unutilized tax losses can be carried forward for a maximum period of ten consecutive years to offset future taxable income.

Singapore

Founder Energy (Singapore) Pte Ltd is subject to Singapore Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The standard corporate income tax rate in Singapore is 17%.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19	INCOME TAX (EXPENSE)/BENEFIT (cont.)

The numerical reconciliations between the tax expense and the product of accounting (loss)/profit multiplied by the applicable tax rates of the Group are as follows:

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	RM	Convenience Translation USD
Net income/(loss) before taxes	5,191,239	9,793,147	(5,650,449)	(1,262,529)

Tax at the Malaysian statutory tax rate of 24%	1,245,898	2,350,355	(1,356,108)	(303,007)

Tax effects in respect of:
Different tax rate in other country	(1,685)	9,214	410,650	91,755
Deferred tax assets not recognized and, origination and reversal of temporary differences	—	—	428,883	95,829
Non-deductible expenses	145,456	299,729	86,008	19,217
Non-taxable income	(141,936)	(13,219)	(69,877)	(15,612)
Tax expenses/(benefits)	1,247,733	2,646,079	(500,444)	(111,818)

The Group has unutilized tax losses of RM 1,781,621 (USD 398,083), Nil and Nil and unabsorbed capital allowances of RM 5,393 (USD 1,205), Nil and Nil as of December 31, 2024, 2023 and 2022 available for offset against future taxable profits, respectively. As of December 31, 2024, the unutilized tax losses mainly can be carried forward up to 10 years. No deferred tax asset has been recognized in respect of the following significant net tax benefits due to the unpredictability of future profit streams.

The deferred tax assets are made up of the following:

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD

At beginning of year	(75,315)	74,000	16,534
Recognised in profit or loss	149,315	—	—
At end of year	74,000	74,000	16,534

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19	INCOME TAX (EXPENSE)/BENEFIT (cont.)

Presented after appropriate offsetting as follows:

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD

Deferred tax assets	149,315	74,000	16,534
Deferred tax liabilities	(75,315)	-	-
	74,000	74,000	16,534

The deferred tax assets as at the end of the reporting period are made up of the temporary differences arising from:

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Deferred tax assets
Provisions and others	707,852	707,852	158,162

Deferred tax liabilities
Plant and equipment	(295,010)	(295,010)	(65,917)
Other temporary differences	(104,509)	(104,509)	(23,351)
Presented after appropriate offsetting	308,333	308,333	68,894

At 24%	74,000	74,000	16,534

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Financial assets at amortized cost
Trade receivables	15,901,880	21,273,094	4,753,233
Other receivables	1,589,120	930,245	207,853
Amount due from related parties	3,207,158	2,420,493	540,832
Cash and bank balances	5,600,147	13,901,973	3,106,239
	26,298,305	38,525,805	8,608,157

Financial liabilities at amortized cost
Trade payables	(38,418,873)	(27,396,814)	(6,121,509)
Other payables and accrued liabilities	(1,266,140)	(31,816,499)	(7,109,038)
Bank and other borrowings	(24,709,116)	(35,039,857)	(7,829,261)
Amount due to related parties	(2,759,913)	(2,168,066)	(484,430)
	(67,154,042)	(96,421,236)	(21,544,238)

Foreign Currency Risk

We are exposed to foreign currency risk with transactions and balances that are denominated in currencies other than our functional currency. The currencies giving rise to this risk are primarily Chinese Yuan Renminbi (“CNY”) and United States Dollar (“USD”).   Foreign currency risk is monitored closely on an on-going basis to ensure that the net exposure is at an acceptable level.

Sensitivity analysis for foreign currency risk

We are exposed to foreign currency risk with transactions and balances that are denominated in currencies other than the respective functional currencies of Group entities. The currencies giving rise to this risk are primarily Chinese Yuan Renminbi (“CNY”) and United States Dollar (“USD”). Foreign currency risk is monitored closely on an on-going basis to ensure that the net exposure is at an acceptable level.

Our exposure to foreign currency risk based on the carrying amounts of the financial instruments at the end of the reporting period is summarized below.

	CNY	USD
As at December 31, 2024	RM	RM
Financial assets in foreign currencies
Cash and bank balances	2,194	1,136,521

Financial liabilities in foreign currencies
Trade payables	(7,075,765)	-

	CNY	USD
As at December 31, 2023	RM	RM
Financial assets in foreign currencies
Cash and bank balances	2,279	2,276

Financial liabilities in foreign currencies
Trade payables	(14,140,316)	(3,638,622)

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

The following table details the sensitivity analysis to a 10% change in the foreign currencies at the end of the reporting period, with all other variables held constant.

	As of December 31,
	2023	2024
	RM	RM
United States Dollar	(276,362)	86,376
Chinese Yuan Renminbi	(1,074,491)	(537,591)

Interest Rate Risk

We are exposed to interest rate risk as we have bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in Note 13 to the financial statements. We currently do not have an interest rate hedging policy.

Liquidity Risk

Liquidity risk arises mainly due to general funding and business activities. We practice prudent risk management by maintaining sufficient cash balances and the availability of funding through certain committed credit facilities.

The table below summarises the maturity profile of the Company’s financial liabilities as at the end of the reporting period and are based on undiscounted contractual payments:

	Carrying amount	Contractual cash flows	Within 1 year	More than 1 year and less than 2 years	More than 5 years
	RM	RM	RM	RM	RM
31 December 2024
Trade payables	27,396,814	27,396,814	27,396,814	-	-
Other payables and accrued liabilities	31,816,499	31,816,499	31,816,499	-	-
Bank and other borrowings	35,039,857	35,668,434	33,045,385	1,289,377	1,333,672
Lease liabilities	747,819	806,000	312,000	494,000	-
Amount due to related parties	2,168,066	2,292,276	2,292,276	-	-
	97,169,055	97,980,023	94,862,974	1,783,377	1,333,672

	Carrying amount	Contractual cash flows	Within 1 year	More than 1 year and less than 2 years	More than 5 years
	USD	USD	USD	USD	USD
31 December 2024
Trade payables	6,121,509	6,121,509	6,121,509	-	-
Other payables and accrued liabilities	7,109,038	7,109,038	7,109,038	-	-
Bank and other borrowings	7,829,261	7,969,709	7,383,619	288,096	297,994
Lease liabilities	167,092	180,091	69,713	110,378	-
Amount due to related parties	484,430	512,183	512,183	-	-
	21,711,330	21,892,530	21,196,062	398,474	297,994

	Carrying amount	Contractual cash flows	Within 1 year	More than 1 year and less than 2 years	More than 5 years
	RM	RM	RM	RM	RM
31 December 2023
Trade payables	38,418,873	38,418,873	38,418,873	-	-
Other payables and accrued liabilities	1,266,140	1,266,140	1,266,140	-	-
Bank and other borrowings	24,709,116	25,014,970	23,898,060	525,600	591,310
Lease liabilities	215,647	215,647	215,647	-	-
Amount due to related parties	2,759,913	2,962,824	2,962,824	-	-
	67,369,689	67,878,454	66,761,544	525,600	591,310

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (cont.)

Capital Risk Management

We manage our capital to ensure that entities within our Company will be able to maintain an optimal capital structure so as to support our businesses and maximize shareholders value. To achieve this objective, we may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

We manage our capital based on debt-to-equity ratio that complies with debt covenants and regulatory, if any. The debt-to-equity ratio is calculated as net debt divided by total equity. We include within net debt, loans, and borrowings from financial institutions. Capital includes equity attributable to the owners of the parent and non-controlling interest.

21	CONCENTRATION OF RISK

Customer Concentration

For the year ended December 31, 2024, the Company generated total revenue of RM 90,344,588, of which two customers accounted for more than 10% of the Company’s total revenue.

For the year ended December 31, 2023, the Company generated total revenue of RM 148,053,973, of which three customers accounted for more than 10% of the Company’s total revenue.

For the year ended December 31, 2022, the Company generated total revenue of RM 63,509,466, of which two customers accounted for more than 10% of the Company’s total revenue.

	For the years ended December 31,
	2022		2023		2024				2022		2023		2024
	Revenues								Percentage of revenues
	RM		RM		RM		USD		%		%		%
Customer A	N/A	*	N/A	*	21,007,350		4,693,856		N/A	*	N/A	*	23.25
Customer B	6,852,979		23,099,977		10,435,837		2,331,770		10.79		15.60		11.55
Customer C	25,191,877		44,226,069		N/A	*	N/A	*	39.67		29.87		N/A	*
Customer D	N/A	*	15,687,320		N/A	*	N/A	*	N/A	*	10.60		N/A	*
Others	31,464,610		65,040,607		58,901,401		13,160,853		49.54		43.93		65.20
Total	63,509,466		148,053,973		90,344,588		20,186,479		100.00		100.00		100.00

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21	CONCENTRATION OF RISK (cont.)

The following table sets forth a summary of customers who represent 10% or more of the Group’s total accounts receivable:

	For the years ended December 31,
	2023		2024				2023		2024
	Receivables						Percentage of receivables
	RM		RM		USD		%		%
Customer A	N/A	^	7,736,776		1,728,696		N/A	^	36.37
Customer B	2,590,320		5,366,239		1,199,026		16.29		25.23
Customer C	4,209,590		N/A	^	N/A	^	26.47		N/A	^
Customer D	2,347,367		N/A	^	N/A	^	14.76		N/A	^
Customer E	3,322,607		N/A	^	N/A	^	20.89		N/A	^
Others	3,431,996		8,170,079		1,825,511		21.59		38.40
Total	15,901,880		21,273,094		4,753,233		100.00		100.00

*	Revenue from relevant customer was less than 10% of the Group’s total revenue for the respective year.

^	Receivables was less than 10% of the Groups total accounts receivables for the respective year.

Vendor Concentration

For the year ended December 31, 2024, the Company incurred cost of sale of RM 84,102,118, of which one vendor accounted for more than 10% of the Company’s total cost of sale.

For the year ended December 31, 2023, the Company incurred cost of sale of RM 130,201,026, of which two vendors accounted for more than 10% of the Company’s total cost of sale.

For the year ended December 31, 2022, the Company incurred cost of sale of RM 54,825,100, of which three vendors accounted for more than 10% of the Company’s total cost of sale.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21	CONCENTRATION OF RISK (cont.)

	For the years ended December 31
	2022	2023		2024				2022	2023		2024
	Cost of sale							Percentage of cost of sale
	RM	RM		RM		USD		%	%		%
Vendor A	16,097,566	20,826,560		12,445,870		2,780,889		29.36	16.00		14.80
Vendor B	9,600,766	17,867,185		N/A	*	N/A	*	17.51	13.72		N/A	*
Vendor C	5,519,852	N/A	*	N/A	*	N/A	*	10.07	N/A	*	N/A	*
Others	23,606,916	91,507,281		71,656,248		16,010,780		43.06	70.28		85.20
Total	54,825,100	130,201,026		84,102,118		18,791,669		100.00	100.00		100.00

The following table sets forth a summary of vendors who represent 10% or more of the Group’s total accounts payable:

	For the years ended December 31
	2023	2024				2023	2024
	Payables					Percentage of payables
	RM	RM		USD		%	%
Vendor A	7,580,160	7,011,530		1,566,648		19.73	25.59
Vendor B	10,198,777	N/A	^	N/A	^	26.55	N/A	^
Vendor D	6,582,074	N/A	^	N/A	^	17.13	N/A	^
Vendor E	4,464,585	N/A	^	N/A	^	11.62	N/A	^
Others	9,593,277	20,385,284		4,554,861		24.97	74.41
Total	38,418,873	27,396,814		6,121,509		100.00	100.00

*	Purchases from relevant vendor was less than 10% of the Group’s total cost of sale for the respective year.

^	Payables was less than 10% of the Groups total accounts payables for the respective year.

22	SEGMENT REPORTING

The group reporting is organized and managed in two major business units. All of our revenue is derived from one segment country which is in Malaysia.

The reportable segments are summarized as follows:

i)	Large-scale solar — Large-scale solar projects are utility scale solar PV power plants with installed generating capacity of 1 MWac or more. Large-scale solar projects are ground mounted and are designed to supply power to the power grid. For the majority of our large-scale solar projects, we usually act as the contractor to the project awarder, who is the main contractor for a solar project.

ii)	Commercial & Industrial — C&I projects are smaller scale solar projects where the solar PV systems are installed on rooftops and are designed to generate electricity for commercial and industrial properties for their own consumption, such as factories, warehouses and commercial stores. For C&I projects, we usually sign a service contract with the project owner and act as the main contractor.

Revenue from contract services primarily involved project execution, including construction, installation and integration works, testing and commissioning of our solar projects. Revenue from sales of goods involved supply and selling of solar mounting structures and accessories. Consequently, both segments contribute to revenue from contract services and sales of goods, as reflected in our disclosed financial reports.

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22	SEGMENT REPORTING (cont.)

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
By Business Unit	RM	RM	RM	Convenience Translation USD
Revenue
Large Scale Solar Contract Services	32,657,036	100,377,899	50,641,696	11,315,315
Commercial & Industrial Contract Services	6,490,282	12,289,223	17,091,509	3,818,905
Large Scale Solar Sales of Goods	19,104,430	31,610,675	18,223,295	4,071,790
Commercial & Industrial Sales of Goods	5,257,718	3,776,176	4,388,088	980,469
Total revenue	63,509,466	148,053,973	90,344,588	20,186,479

Cost of Sales
Large Scale Solar Contract Services	(27,734,735)	(87,239,254)	(48,888,238)	(10,923,525)
Commercial & Industrial Contract Services	(4,566,630)	(10,880,570)	(14,634,333)	(3,269,877)
Large Scale Solar Sales of Goods	(17,641,212)	(28,926,094)	(16,521,415)	(3,691,523)
Commercial & Industrial Sales of Goods	(4,882,523)	(3,155,108)	(4,058,132)	(906,744)
Total cost of sales	(54,825,100)	(130,201,026)	(84,102,118)	(18,791,669)

Large Scale Solar Gross profit	6,385,519	15,823,226	3,455,338	772,057
Commercial & Industrial Gross profit	2,298,847	2,029,721	2,787,132	622,753
Total gross profit	8,684,366	17,852,947	6,242,470	1,394,810
Selling and administrative expenses	(3,244,159)	(6,596,538)	(11,734,782)	(2,622,005)
Selling and administrative expenses to related parties	(173,792)	(102,109)	(115,419)	(25,789)
Income/(Loss) from operations before income tax	5,266,415	11,154,300	(5,607,731)	(1,252,984)

	As of December 31, 2022	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
Total assets	RM	RM	RM	Convenience Translation USD
Large Scale Solar segment	20,133,617	60,580,358	49,139,582	10,979,685
Commercial & Industrial segment	3,717,891	12,553,577	33,956,854	7,587,277
Total of reportable segments	23,851,508	73,133,935	83,096,436	18,566,962
Corporate and other	10,504,811	10,739,584	31,195,694	6,970,326
Consolidated total assets	34,356,319	83,873,519	114,292,130	25,537,288

Total liabilities	RM	RM	RM	Convenience Translation USD
Large Scale Solar segment	14,122,911	33,875,532	21,362,655	4,773,245
Commercial & Industrial segment	5,274,767	4,543,341	29,714,895	6,639,458
Total of reportable segments	19,397,678	38,418,873	51,077,550	11,412,703
Corporate and other	7,320,208	30,664,984	46,093,102	10,298,984
Consolidated total liabilities	26,717,886	69,083,857	97,170,652	21,711,687

FOUNDER GROUP LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23	COMMITMENTS AND CONTINGENCIES

Operating lease commitments

For the details on future minimum lease payments under the non-cancelable operating leases as of December 31, 2024, please refer to Note 7 to the Consolidated Financial Statements.

Capital commitments

Capital expenditure as at the end of the reporting period is as follows:

	As of December 31, 2023	As of December 31, 2024	As of December 31, 2024
	RM	RM	Convenience Translation USD
Not later than one year
Capital expenditure:
Plant and equipment	—	7,103,190	1,587,128

24	COMPARATIVE FIGURES

Certain figures relating to previous year have been reclassified to conform with current year presentation.

25	SUBSEQUENT EVENTS

The Group evaluated all events and transactions that occurred after December 31, 2024 up through the date of report, which is the date that these consolidated financial statements are available for distribution. Other than the events disclosed below:

(a)	On January 14, 2025, the Group incorporated a subsidiary, namely Founder Assets (Thailand) Company Limited, a company incorporated in Thailand.

(b)	On January 21, 2025, the Group subscribed for an additional 1,000,000 ordinary shares in Founder Assets Sdn. Bhd. for a total consideration of RM 1,000,000.

(c)	On February 10, 2025, the Group incorporated a subsidiary, namely Founder Solar Solution Sdn. Bhd., a company incorporated in Malaysia.

Until [____], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Resale of up to 11,750,000 Ordinary Shares

By The Selling Securityholder

Founder Group Limited

Prospectus dated [___], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that, we may indemnify against all expenses, including legal fees, and against all judgements, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any Eligible Person (which is defined in the memorandum and articles of association as any “individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons”) who is or was:

(a) a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the Eligible Person is or was a director; or (b) at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

The above does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in our best interests and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful.

For the purposes of the above, a director acts in our best interests if he or she acts in the best interests of our parent or member (or members), in either case, in the circumstances specified in the BVI Act, as the case may be.

The decision of our directors as to whether the person acted honestly and in good faith and with a view to our best interests and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our articles of association, unless a question of law is involved.

The termination of any proceedings by any judgement, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to our best interests or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

Expenses, including legal fees, incurred by our director (or our former director) in defending any legal, administrative, or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director (or a former director) to repay the amount if it shall ultimately be determined that the director (or a former director) is not entitled to be indemnified by us in accordance with the provisions stated above and upon such other terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to our memorandum and articles of association is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors, or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a Director.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this Registration Statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On June 1, 2023, we issued 8,007,000 shares to Reservoir Link Energy Bhd. at a consideration of US$8,007. We also issued 7,693,000 shares to Mr. Lee Seng Chi at a consideration of US$7,693 on the same day. On June 27, 2023, Mr. Lee Seng Chi transferred 2,517,046 shares in total to 5 individuals.

On January 4, 2024, we issued a warrant to V Capital Quantum Sdn Bhd. to purchase up to 300,000 Ordinary Shares, in consideration of certain consulting services relating to our initial public offering provided by V Capital Quantum Sdn Bhd. On October 31, 2024, this warrant was terminated by mutual agreement between the Company and V Capital Quantum Sdn Bhd.

On April 3, 2024, we issued a warrant to CNP Equity Limited to purchase up to 1,200,000 Ordinary Shares, in consideration of certain consulting services relating to our initial public offering provided by CNP Equity Limited. This warrant is exercisable from April 3, 2024, and will expire on July 1, 2028, provided that at the time of exercise, Founder Group’s Ordinary Shares are listed on a market or stock exchange, and such exercise has been approved by the shareholders of Reservoir Link Energy Bhd. The exercise price is $2.00 per share. On December 31, 2024, we issued 743,726 shares to CNP Equity Limited upon CNP Equity Limited’s exercise of its warrant.

On March 14, 2025, we issued 1,850,000 Ordinary Shares to Streeterville Capital, LLC (the “Purchaser”) pursuant to a securities purchase agreement between us and the Purchaser dated March 13, 2025, and on April 21, 2025, our transfer agent returned the 1,850,000 Ordinary Shares previously issued to the Purchaser back to us pursuant to a letter agreement between us and the Purchaser dated April 8, 2025.

On April 23, 2025, we issued 1,750,000 Commitment Shares, 1,650,000 of which constitute the Pre-Delivery Shares, to the Selling Securityholder pursuant to the Purchase Agreement.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

EXHIBIT INDEX

Description
1.1	Underwriting Agreement dated October 22, 2024 by and between the Company and Representative (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed on October 24, 2024.)
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
4.1	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
4.2	Form of Representative’s Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 filed on September 20, 2024.)
5.1*	Opinion of Mourant Ozannes regarding the validity of the Ordinary Shares being registered
10.1	Form of Employment Agreement by and between executive officers and the Registrant (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
10.2	Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
10.3	Form of Director Offer Letter between the Registrant and its directors (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
10.4	Deed of Novation, dated June 1, 2021 among Solar Bina Engineering Sdn. Bhd., Xiamen Solar First Energy Technology Co., Ltd and Founder Energy Sdn. Bhd. (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
10.5	Distributorship Agreement, dated January 1, 2020, between Xiamen Solar First Energy Technology Co., Ltd and Solar Bina Engineering Sdn. Bhd. (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
10.6	Tenancy Agreement dated June 1, 2023, by and between Lee Seng Chi and Founder Energy Sdn. Bhd. (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
10.7	Tenancy Agreement dated July 1, 2024, by and between Lee Seng Chi and Founder Energy Sdn. Bhd. (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 20-F filed on April 25, 2025.)
10.8	Securities Purchase Agreement with Streeterville Capital, LLC dated March 13, 2025. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed on March 19, 2025.)
10.9	Letter Agreement, dated April 8, 2025, by and between Founder Group Limited and Streeterville Capital, LLC. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed on April 23, 2025.)
10.10	Securities Purchase Agreement with AVONDALE CAPITAL, LLC dated April 22, 2025. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed on May 7, 2025.)
10.11*	Pre-Paid Purchase Agreement with AVONDALE CAPITAL, LLC dated April 22, 2025.
10.12*	Registration Rights Agreement with AVONDALE CAPITAL, LLC dated April 22, 2025.
10.13*	Letter Agreement with AVONDALE CAPITAL, LLC dated April 22, 2025.
21.1*	List of Subsidiaries.
23.1*	Consent of JP Centurion & Partners PLT
23.2*	Consent of Mourant Ozannes (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
99.4	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
99.5	Insider Trading Compliance Manual of the Registrant (incorporated by reference to Exhibit 11.2 to the Company’s Annual Report on Form 20-F filed on April 25, 2025.)
99.6	Compensation Recovery Policy of the Registrant (incorporated by reference to Exhibit 97.1 to the Company’s Annual Report on Form 20-F filed on April 25, 2025.)
99.7	Consent of VCI Global Limited (incorporated by reference to Exhibit 99.8 to the Company’s Registration Statement on Form F-1 filed on August 1, 2024.)
107*	Filing Fee Table
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Selangor Darul Ehsan, Malaysia, on May 19, 2025.

Founder Group Limited

By:	/s/ Lee Seng Chi
Lee Seng Chi
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Lee Seng Chi and See Sian Seong as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lee Seng Chi	Chief Executive Officer, Director, and	May 19, 2025
Name: Lee Seng Chi	Chairman of the Board of Directors (Principal Executive Officer)

/s/ See Sian Seong	Chief Financial Officer	May 19, 2025
Name: See Sian Seong	(Principal Accounting and Financial Officer)

/s/ Thien Chiet Chai	Director	May 19, 2025
Name: Thien Chiet Chai

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Founder Group Limited, has signed this registration statement or amendment thereto in New York, NY on May 19, 2025.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc